The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(4)

Registration No. 333-155420

PROSPECTUS SUPPLEMENT dated December 1, 2008

(To Preliminary Prospectus dated November 18, 2008)

Mitsubishi UFJ Financial Group, Inc.

Common Stock

In the Form of Shares and American Depositary Shares

This prospectus supplement amends and supplements the preliminary prospectus dated November 18, 2008 of Mitsubishi UFJ Financial Group, Inc., relating to the offering of shares of its common stock. You should read this prospectus supplement in conjunction with the preliminary prospectus, and this prospectus supplement is qualified by reference to the preliminary prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the preliminary prospectus.

Investing in the shares of our common stock or American Depositary Shares involves risks. See “Risk Factors” beginning on page 6 of the preliminary prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement further specifies the “Use of Proceeds” set forth on page 13 of the preliminary prospectus.

In addition, this prospectus supplement contains our unaudited interim consolidated financial statements as of and for the six months ended September 30, 2008 prepared under generally accepted accounting principles in Japan, or Japanese GAAP, which we filed with the Director of the Kanto Local Finance Bureau, the Ministry of Finance of Japan, on a quarterly report on December 1, 2008. The unaudited interim consolidated Japanese GAAP financial statements are hereby incorporated into the preliminary prospectus as Annex C.

Joint Global Coordinators

Morgan Stanley	Nomura Securities

Co-Global Coordinators

Mitsubishi UFJ Securities	J.P. Morgan

Joint Bookrunners

Morgan Stanley	J.P. Morgan	Nomura Securities International, Inc.

Co-Managers

Merrill Lynch & Co.	UBS Investment Bank	Deutsche Bank Securities	Nikko Citigroup	Credit Suisse

Prospectus Supplement dated December 1, 2008.

USE OF PROCEEDS

We plan to use the net cash proceeds from the issuance and sale of our new shares and the sale of treasury shares in the global offering to make an investment in our wholly owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or BTMU, to strengthen its capital base. BTMU expects to use those funds for general corporate purposes.

We also plan to make an investment in BTMU with any additional net cash proceeds that may be received if the U.S. underwriters, the international underwriters and the Japanese underwriters elect to exercise their options to purchase additional shares of our common stock.

S-2

ANNEX C

UNAUDITED INTERIM CONSOLIDATED JAPANESE GAAP FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2008

On December 1, 2008, we filed with the Director of the Kanto Local Finance Bureau, the Ministry of Finance of Japan, our unaudited interim consolidated Japanese GAAP financial statements as of and for the six months ended September 30, 2008 as part of our quarterly report. We include in this Annex C the unaudited interim consolidated Japanese GAAP financial statements. Japanese GAAP, however, is significantly different in certain respects from accounting principles generally accepted in other countries, including U.S. GAAP. The differences between Japanese GAAP and U.S. GAAP could result in amounts for certain financial statement line items under U.S. GAAP to differ significantly from the amounts under Japanese GAAP. See “Annex A: Unaudited Reverse Reconciliation of Selected Financial Information” to the preliminary prospectus.

*    *    *

Mitsubishi UFJ Financial Group, Inc. (“MUFG”) has prepared its interim consolidated financial statements for the six months ended September 30, 2008, as MUFG falls under the category of a Specified Business Corporation (Tokutei Jigyo Gaisya; a company that is engaged in businesses set forth in Article 17-15-2 of the Cabinet Office Ordinance Concerning Disclosure of Public Companies).

MUFG has prepared its interim consolidated financial statements in accordance with the “Regulation for Terminology, Forms and Preparation of Interim Consolidated Financial Statements” (Ordinance of the Ministry of Finance No. 24 of 1999; the “Interim Consolidated Financial Statements Regulations”). However, assets and liabilities and income and expenses are presented pursuant to the classification defined under the “Ordinance for Enforcement of Banking Law” (Ordinance of the Ministry of Finance No. 10 of 1982).

The interim consolidated financial statements as of and for the six months ended September 30, 2007 (the period from April 1 to September 30, 2007) are prepared in accordance with the Interim Consolidated Financial Statements Regulations and Ordinance for Enforcement of Banking Law before amendments, while the interim consolidated financial statements as of and for the six months ended September 30, 2008 (the period from April 1 to September 30, 2008) are prepared in accordance with the amended Interim Financial Statements Regulations and Ordinance for Enforcement of Banking Law.

1. INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(1) Consolidated Balance Sheets

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Assets:
Cash and due from banks	*7	10,978,368	*7	10,148,110	*7	10,281,603
Call loans and bills bought		1,235,519		1,058,103		1,293,705
Receivables under resale agreements	*2	5,619,000	*2	3,262,183	*2	7,099,711
Receivables under securities borrowing transactions	*2	5,994,256	*2	6,243,090	*2	8,240,482
Monetary claims bought	*7	4,856,581	*7	4,226,743	*7	4,593,198
Trading assets	*7	11,891,834	*7	17,637,010	*7	11,898,762
Money held in trust		456,499		383,278		401,448
Securities	*1, *2, *7, *16	42,990,263	*1, *2, *7, *16	38,671,375	*1, *2, *7, *16	40,851,677
Allowance for losses on securities		(34,115)		(36,702)		(30,166)
Loans and bills discounted	*2, *3, *4, *5, *6, *7, *8	86,751,061	*2, *3, *4, *5, *6, *7, *8	90,445,118	*2, *3, *4, *5, *6, *7, *8	88,538,810
Foreign exchanges	*2	1,411,213	*2	1,671,474	*2	1,241,656
Other assets	*7, *14	4,999,575	*7, *14	6,989,674	*7, *14	5,666,981
Tangible fixed assets	*7, *9, *10, *11	1,717,879	*7, *9, *10, *11	1,277,575	*7, *9, *10, *11	1,594,214
Intangible fixed assets	*7	906,486	*7	914,401	*7	975,043
Deferred tax assets		271,007		1,171,485		773,688
Customers’ liabilities for acceptances and guarantees	*16	11,110,052	*16	11,067,649	*16	10,652,865
Allowance for credit losses		(1,261,081)		(1,106,293)		(1,080,502)

Total assets		189,894,404		194,024,280		192,993,179

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Liabilities:
Deposits	*7	117,630,832	*7	119,798,396	*7	121,307,300
Negotiable certificates of deposit		6,657,864		7,827,311		7,319,321
Call money and bills sold	*7	2,527,558	*7	3,007,407	*7	2,286,382
Payables under repurchase agreements	*7	8,451,563	*7	8,677,843	*7	10,490,735
Payables under securities lending transactions	*7	6,609,067	*7	4,266,088	*7	5,897,051
Commercial papers	*7	685,459	*7	173,685	*7	349,355
Trading liabilities		5,655,557		8,354,355		5,944,552
Borrowed money	*2, *7, *12	4,511,981	*2, *7, *12	5,400,785	*2, *7, *12	5,050,000
Foreign exchanges	*2	792,983	*2	977,280	*2	972,113
Short-term bonds payable		593,600		457,683		417,200
Bonds payable	*7, *13	6,476,523	*7, *13	6,289,553	*7, *13	6,285,566
Due to trust accounts		1,592,480		1,338,192		1,462,822
Other liabilities		5,318,114		6,898,069		4,388,814
Reserve for bonuses		49,308		47,839		49,798
Reserve for bonuses to directors		130		425		434
Reserve for retirement benefits		64,067		62,010		64,771
Reserve for retirement benefits to directors		1,761		1,682		2,100
Reserve for loyalty award credits				10,124		8,079
Reserve for contingent losses		145,063		83,999		133,110
Reserve for losses relating to business restructuring		59,317		2,971		22,865
Reserve under special laws		4,300		3,335		4,639
Deferred tax liabilities		177,801		37,730		84,185
Deferred tax liabilities for land revaluation	*9	204,577	*9	197,252	*9	199,402
Acceptances and guarantees	*7, *16	11,110,052	*7, *16	11,067,649	*7, *16	10,652,865

Total liabilities		179,319,967		184,981,676		183,393,470

	(in millions of yen)
	As of September 30, 2007		As of September 30, 2008		As of March 31, 2008
Net assets:
Capital stock		1,383,052		1,383,052		1,383,052
Capital surplus		1,865,918		1,777,860		1,865,696
Retained earnings		4,286,051		4,591,845		4,592,960
Treasury stock		(576,420)		(439,375)		(726,001)

Total shareholders’ equity		6,958,601		7,313,383		7,115,707

Net unrealized gains (losses) on other securities		1,803,418		(39,243)		595,352
Net deferred gains (losses) on hedging instruments		(60,107)		2,745		79,043
Land revaluation excess	*9	147,499	*9	143,647	*9	143,292
Foreign currency translation adjustments		9,804		(96,306)		(52,566)
Pension liability adjustments of subsidiaries preparing financial statements under US GAAP		—		(12,392)		—

Total valuation and translation adjustments		1,900,614		(1,549)		765,121

Subscription rights to shares		87		3,674		2,509
Minority interests		1,715,132		1,727,096		1,716,370

Total net assets		10,574,436		9,042,604		9,599,708

Total liabilities and net assets		189,894,404		194,024,280		192,993,179

(2) Consolidated Statements of Income

	(in millions of yen)
	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Ordinary income		3,250,225		2,925,113		6,393,951
Interest income		1,989,587		1,842,261		3,867,924
(Interest on loans and bills discounted)		1,161,579		1,134,155		2,302,324
(Interest and dividends on securities)		431,656		356,656		785,581
Trust fees		78,972		67,097		151,720
Fees and commissions		638,809		592,473		1,249,480
Trading income		189,126		126,317		365,315
Other business income		109,474		174,846		319,530
Other ordinary income	*1	244,254	*1	122,116	*1	439,980
Ordinary expenses		2,752,685		2,736,996		5,364,938
Interest expenses		1,024,054		872,046		2,027,879
(Interest on deposits)		458,821		374,699		881,483
Fees and commissions		91,610		87,443		175,921
Trading expenses		—		1,191		—
Other business expenses		94,699		146,147		239,540
General and administrative expenses		1,077,126		1,084,363		2,157,843
Other ordinary expenses	*2	465,195	*2	545,803	*2	763,753

Ordinary profits		497,539		188,117		1,029,013

Extraordinary gains		31,212		61,417		110,399
Gains on disposition of fixed assets		3,900		6,718		34,532
Gains on loans written-off		20,326		14,388		39,875
Reversal of reserve for contingent liabilities from financial instruments transactions		—		1,308		—
Gains on changes in subsidiaries’ equity		6,985		—		6,985
Gains on sales of equity securities of subsidiaries		—		32,814		16,075
Impact of the adoption of the accounting standard for lease transactions	*[3]	—	*3	6,186	*3	—
Gains on business divestitures of subsidiaries		—		—		10,810
Reversal of reserve for contingent losses		—		—		2,120

	(in millions of yen)
	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Extraordinary losses		79,028		60,787		118,533
Losses on disposition of fixed assets		7,589		8,511		15,142
Losses on impairment of fixed assets		11,421		4,879		14,719
Provision for reserve for contingent liabilities from financial instruments transactions		413		—		752
Provision for reserve for losses relating to business restructuring		59,603		197		64,049
Expenses relating to systems integration		—		47,198		—
Prior year adjustments	*4	—	*4	—	*4	23,869
Income before income taxes and others		449,723		188,747		1,020,879

Income taxes—current		65,510		47,772		100,129
Income taxes—deferred		127,914		(168)		201,091

Total taxes				47,604

Minority interests in net income (losses) of consolidated subsidiaries		(421)		49,120		83,034

Net income		256,721		92,023		636,624

(3) Consolidated Statements of Changes in Net Assets

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Shareholders’ equity:
Capital stock
Balance at the beginning of the period	1,383,052	1,383,052	1,383,052

Balance at the end of the period	1,383,052	1,383,052	1,383,052

Capital surplus
Balance at the beginning of the period	1,916,300	1,865,696	1,916,300
Changes during the period
Disposition of treasury stock	(50,382)	(87,835)	(50,604)

Total changes during the period	(50,382)	(87,835)	(50,604)

Balance at the end of the period	1,865,918	1,777,860	1,865,696

Retained earnings
Balance at the beginning of the period	4,102,199	4,592,960	4,102,199
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial differences based on accounting standard for retirement benefits in the United Kingdom	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—

Total changes during the period	183,851	(1,114)	490,760

Balance at the end of the period	4,286,051	4,591,845	4,592,960

Treasury stock
Balance at the beginning of the period	(1,001,470)	(726,001)	(1,001,470)
Changes during the period
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	427,366	287,358	427,522

Total changes during the period	425,050	286,626	275,469

Balance at the end of the period	(576,420)	(439,375)	(726,001)

Total shareholders’ equity
Balance at the beginning of the period	6,400,081	7,115,707	6,400,081
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	376,984	199,522	376,917
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial difference based on accounting standard for retirement benefits in the United Kingdom	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—

Total changes during the period	558,519	197,675	715,625

Balance at the end of the period	6,958,601	7,313,383	7,115,707

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Valuation and translation adjustments
Net unrealized gains (losses) on other securities
Balance at the beginning of the period	2,054,813	595,352	2,054,813
Changes during the period
Net changes in items other than shareholder’s equity	(251,395)	(634,596)	(1,459,461)

Total changes during the period	(251,395)	(634,596)	(1,459,461)

Balance at the end of the period	1,803,418	(39,243)	595,352

Net deferred gains (losses) on hedging instruments
Balance at the beginning of the period	(56,429)	79,043	(56,429)
Changes during the period
Net changes in items other than shareholders’ equity	(3,678)	(76,297)	135,472

Total changes during the period	(3,678)	(76,297)	135,472

Balance at the end of the period	(60,107)	2,745	79,043

Land revaluation excess
Balance at the beginning of the period	148,281	143,292	148,281
Changes during the period
Net changes in items other than shareholders’ equity	(782)	355	(4,989)

Total changes during the period	(782)	355	(4,989)

Balance at the end of the period	147,499	143,647	143,292

Foreign currency translation adjustments
Balance at the beginning of the period	(26,483)	(52,566)	(26,483)
Changes during the period
Net changes in items other than shareholders’ equity	36,287	(43,740)	(26,082)

Total changes during the period	36,287	(43,740)	(26,082)

Balance at the end of the period	9,804	(96,306)	(52,566)

Pension liability adjustments of subsidiaries preparing financial statements under US GAAP
Balance at the beginning of the period	—	—	—
Changes during the period
Net changes in items other than shareholders’ equity	—	(12,392)	—

Total changes during the period	—	(12,392)	—

Balance at the end of the period	—	(12,392)	—

Total valuation and translation adjustments
Balance at the beginning of the period	2,120,183	765,121	2,120,183
Changes during the period
Net changes in items other than shareholders’ equity	(219,568)	(766,671)	(1,355,061)

Total changes during the period	(219,568)	(766,671)	(1,355,061)

Balance at the end of the period	1,900,614	(1,549)	765,121

Subscription rights to shares
Balance at the beginning of the period	0	2,509	0
Changes during the period
Net changes in items other than shareholders’ equity	87	1,165	2,508

Total changes during the period	87	1,165	2,508

Balance at the end of the period	87	3,674	2,509

Minority interests
Balance at the beginning of the period	2,003,434	1,716,370	2,003,434
Changes during the period
Net changes in items other than shareholders’ equity	(288,302)	10,725	(287,064)

Total changes during the period	(288,302)	10,725	(287,064)

Balance at the end of the period	1,715,132	1,727,096	1,716,370

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Total net assets
Balance at the beginning of the period	10,523,700	9,599,708	10,523,700
Changes during the period
Dividends from retained earnings	(64,589)	(75,855)	(141,327)
Net income	256,721	92,023	636,624
Acquisition of treasury stock	(2,315)	(732)	(152,052)
Disposition of treasury stock	376,984	199,522	376,917
Reversal of land revaluation excess	836	(353)	5,044
Increase in companies accounted for under the equity method	—	5,763	(147)
Decrease in companies accounted for under the equity method	—	—	(81)
Prior year adjustments on retained earnings of companies accounted for under the equity method	—	(16,802)	—
Changes in accounting standards in overseas consolidated subsidiaries	(9,116)	—	(9,217)
Unrecognized actuarial difference based on accounting standard for retirement benefits in UK	—	—	(133)
Increase due to unification of accounting policies applied to foreign subsidiaries	—	778	—
Decrease due to unification of accounting policies applied to foreign subsidiaries	—	(6,669)	—
Net changes in items other than shareholders’ equity	(507,783)	(754,780)	(1,639,617)

Total changes during the period	50,736	(557,104)	(923,991)

Balance at the end of the period	10,574,436	9,042,604	9,599,708

(4) Consolidated Statements of Cash Flows

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Cash flows from operating activities:
Income before income taxes and others	449,723	188,747	1,020,879
Depreciation	161,446	119,986	341,384
Impairment losses	11,421	4,879	14,719
Amortization of goodwill	5,525	9,727	14,397
Amortization of negative goodwill	(4,364)	(578)	(4,611)
Equity in losses (gains) of affiliates	(8,667)	(1,495)	(13,042)
Increase (decrease) in allowance for credit losses	65,797	34,932	(109,487)
Increase (decrease) in allowance for losses on securities	7,964	6,792	4,015
Increase (decrease) in reserve for bonuses	(4,735)	(2,726)	(3,488)
Increase (decrease) in reserve for bonuses to directors	(233)	(7)	195
Increase (decrease) in reserve for retirement benefits	(2,807)	(1,929)	(1,502)
Increase (decrease) in reserve for retirement benefits to directors	519	(434)	858
Increase (decrease) in reserve for loyalty award credits		2,045	2,870
Increase (decrease) in reserve for contingent losses	28,420	(48,396)	17,224
Increase (decrease) in reserve for losses relating to business restructuring	59,317	(19,893)	22,865
Interest income recognized on statements of income	(1,989,587)	(1,842,261)	(3,867,924)
Interest expenses recognized on statements of income	1,024,054	872,046	2,027,879
Losses (gains) on securities	(43,491)	63,952	(6,135)
Losses (gains) on money held in trust	(8,924)	3,683	(10,595)
Foreign exchange losses (gains)	67,959	(153,441)	1,353,236
Losses (gains) on sales of fixed assets	3,688	1,792	(19,389)
Net decrease (increase) in trading assets	(2,218,659)	(1,917,996)	(2,367,363)
Net increase (decrease) in trading liabilities	1,304,018	(1,496,717)	1,671,767
Adjustment of unsettled trading accounts	460,557	208,475	68,190
Net decrease (increase) in loans and bills discounted	(1,477,139)	(2,570,356)	(3,737,986)
Net increase (decrease) in deposits	(1,312,254)	(1,140,509)	2,755,219
Net increase (decrease) in negotiable certificates of deposit	(442,261)	544,499	254,850
Net increase (decrease) in borrowed money (excluding subordinated borrowings)	(380,676)	656,297	65,668
Net decrease (increase) in due from banks (excluding cash equivalents)	(1,914,051)	445,734	(256,946)
Net decrease (increase) in call loans and bills bought and others	(1,162,087)	3,949,288	(2,806,455)
Net decrease (increase) in receivables under securities borrowing transactions	724,104	1,950,051	(1,548,164)
Net increase (decrease) in call money and bills sold and others	(12,461)	(597,151)	2,158,359
Net increase (decrease) in commercial papers	66,898	(153,878)	(270,808)
Net increase (decrease) in payables under securities lending transactions	1,425,763	(1,592,976)	741,912
Net decrease (increase) in foreign exchanges (assets)	(56,636)	(432,030)	112,665
Net increase (decrease) in foreign exchanges (liabilities)	(208,817)	5,934	(29,666)
Net increase (decrease) in short-term bonds payable	267,600	44,983	77,200
Net increase (decrease) in issuance and redemption of straight bonds	(63,548)	(10,220)	(167,846)
Net increase (decrease) in due to trust accounts	50,031	(124,630)	(79,626)
Interest income (cash basis)	1,933,926	1,880,083	3,849,805
Interest expenses (cash basis)	(990,707)	(879,412)	(1,971,625)
Other	(276,073)	(15,337)	(1,465,733)

Sub-total	(4,459,445)	(2,008,446)	(2,162,235)

Income taxes	(70,253)	(27,418)	(118,896)

Net cash provided by (used in) operating activities	(4,529,698)	(2,035,865)	(2,281,132)

	(in millions of yen)
	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Cash flows from investing activities:
Purchases of securities	(27,330,388)	(43,034,559)	(73,426,912)
Proceeds from sales of securities	18,683,119	27,837,823	50,575,928
Proceeds from redemption of securities	13,755,057	17,577,477	27,043,608
Increase in money held in trust	(129,798)	(151,167)	(271,998)
Decrease in money held in trust	150,473	157,744	341,669
Purchases of tangible fixed assets	(115,145)	(41,922)	(276,668)
Purchases of intangible fixed assets	(123,376)	(86,343)	(247,920)
Proceeds from sales of tangible fixed assets	5,530	14,879	133,787
Proceeds from sales of intangible fixed assets	14	21	1,521
Proceeds from business divestitures	—	—	11,516
Additional purchases of equity of consolidated subsidiaries	(822)	(59)	(22,931)
Proceeds from sales of equity of consolidated subsidiaries	250	84,995	250
Increase related to purchases of equity of consolidated subsidiaries affecting the scope of consolidation	28,179	758	28,179
Decrease related to purchases of subsidiaries’ equity affecting the scope of consolidation	—	—	(4,543)
Increase related to sales of subsidiaries’ equity affecting the scope of consolidation	—	10,874	18,939

Net cash provided by (used in) investing activities	4,923,094	2,370,522	3,904,426

Cash flows from financing activities:
Increase in subordinated borrowings	122,000	16,404	210,000
Decrease in subordinated borrowings	(196,300)	(53,000)	(260,300)
Increase in subordinated bonds payable and bonds with warrants	210,740	289,700	252,229
Decrease in subordinated bonds payable and bonds with warrants	(165,182)	(182,026)	(206,808)
Proceeds from issuance of common stock to minority shareholders	3,843	235,145	155,509
Decrease in redemption of preferred stock	—	(106,420)	(106,000)
Repayments of lease obligations	—	(22)	—
Dividend paid by MUFG	(64,589)	(75,818)	(141,327)
Dividend paid by subsidiaries to minority shareholders	(47,494)	(40,589)	(65,507)
Payments to minority shareholders due to capital reduction	—	(57)	—
Purchases of treasury stock	(1,225)	(279)	(151,364)
Proceeds from sales of treasury stock	672	1,367	780
Purchases of treasury stock by consolidated subsidiaries	(4,259)	(238)	(12,462)
Proceeds from sale of treasury stock by consolidated subsidiaries	15	3	166
Other	—	0	(2,937)

Net cash provided by (used in) financing activities	(141,779)	84,170	(328,022)

Effect of foreign exchange rate changes on cash and cash equivalents	26,128	(86,493)	(34,202)

Net increase (decrease) in cash and cash equivalents	277,744	332,334	1,261,069

Cash and cash equivalents at the beginning of the fiscal period	2,961,153	4,222,222	2,961,153

Cash and cash equivalents at the end of the fiscal period	3,238,898	4,554,556	4,222,222

Significant Accounting Policies Applied for Preparing the Consolidated Financial Statements

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
1. Scope of consolidation	(1) Number of consolidated subsidiaries: 252	(1) Number of consolidated subsidiaries: 246	(1) Number of consolidated subsidiaries: 242
	Principal companies:	Principal companies:	Principal companies:

	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.

	Mitsubishi UFJ Trust and Banking Corporation	Mitsubishi UFJ Trust and Banking Corporation	Mitsubishi UFJ Trust and Banking Corporation

	Mitsubishi UFJ Securities Co., Ltd.	Mitsubishi UFJ Securities Co., Ltd.	Mitsubishi UFJ Securities Co., Ltd.

	The Senshu Bank, Ltd.	The Senshu Bank, Ltd.	The Senshu Bank, Ltd.

	The Master Trust Bank of Japan, Ltd.	The Master Trust Bank of Japan, Ltd.	The Master Trust Bank of Japan, Ltd.

	kabu.com Securities Co., Ltd.	kabu.com Securities Co., Ltd.	kabu.com Securities Co., Ltd.

	Mitsubishi UFJ NICOS Co., Ltd.	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.	Mitsubishi UFJ NICOS Co., Ltd.

	The Mitsubishi UFJ Factors Limited	Mitsubishi UFJ NICOS Co., Ltd.	NBL Co., Ltd.

	MU Frontier Servicer Co., Ltd.	NBL Co., Ltd.	The Mitsubishi UFJ Factors Limited

	Mitsubishi UFJ Capital Co., Ltd.	The Mitsubishi UFJ Factors Limited	Mitsubishi UFJ Research & Consulting Co., Ltd.

	KOKUSAI Asset Management Co., Ltd.	Mitsubishi UFJ Research & Consulting Co., Ltd.	MU Frontier Servicer Co., Ltd.

	Mitsubishi UFJ Asset Management Co., Ltd.	MU Frontier Servicer Co., Ltd.	Mitsubishi UFJ Capital Co., Ltd.

	MU Investments Co., Ltd.	Mitsubishi UFJ Capital Co., Ltd.	KOKUSAI Asset Management Co., Ltd.

	Mitsubishi UFJ Real Estate Services Co., Ltd.	KOKUSAI Asset Management Co., Ltd.	Mitsubishi UFJ Asset Management Co., Ltd.

	UnionBanCal Corporation	Mitsubishi UFJ Asset Management Co., Ltd.	MU Investments Co., Ltd.

	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)	MU Investments Co., Ltd.	Mitsubishi UFJ Real Estate Services Co., Ltd.

	Mitsubishi UFJ Global Custody S.A.	Mitsubishi UFJ Real Estate Services Co., Ltd.	UnionBanCal Corporation

	Mitsubishi UFJ Securities International plc	UnionBanCal Corporation	Mitsubishi UFJ Wealth Management Bank (Switzerland), Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Wealth Management Bank (Switzerland), Ltd.	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)

Mitsubishi UFJ Trust International Limited	Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)	Mitsubishi UFJ Global Custody S.A.

Mitsubishi UFJ Securities (HK) Holdings, Limited	Mitsubishi UFJ Global Custody S.A.	Mitsubishi UFJ Securities International plc

BTMU Capital Corporation	Mitsubishi UFJ Securities International plc	Mitsubishi UFJ Securities (USA), Inc.

BTMU Leasing & Finance, Inc.	Mitsubishi UFJ Securities (USA), Inc.	Mitsubishi UFJ Trust International Limited

PT U Finance Indonesia PT UFJ-BRI Finance	Mitsubishi UFJ Trust International Limited	Mitsubishi UFJ Securities (HK) Holdings, Limited

	Mitsubishi UFJ Securities (HK) Holdings, Limited	BTMU Capital Corporation

	BTMU Capital Corporation	BTMU Leasing & Finance, Inc.

	BTMU Leasing & Finance, Inc. PT U Finance Indonesia PT. BTMU-BRI Finance	PT U Finance Indonesia PT. BTMU-BRI Finance

In the six months ended September 30, 2007, kabu.com Securities Co., Ltd. and 5 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate and being newly established.

Additionally, DC Card Co., Ltd. and 6 other companies were excluded from the scope of consolidation due to merger with another company and liquidation.

In the six months ended September 30, 2008, Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd. and 8 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate, being newly established, or other reasons.

Additionally, Tokai Finance (Curacao) N.V. and 4 other companies were excluded from the scope of consolidation due to liquidation, merger with another company or other reasons.

In the fiscal year ended March 31, 2008, kabu.com Securities Co., Ltd. and 13 other companies were included in the scope of consolidation due to a change in ownership status from being an affiliate, being newly established, or other reasons.

Additionally, DC Card Co., Ltd. and 24 other companies were excluded from the scope of consolidation due to merger with another company, liquidation, or other reasons.

On April 1, 2007, UFJ NICOS Co., Ltd. merged with DC Card Co., Ltd., and was renamed Mitsubishi UFJ NICOS Co., Ltd.		On April 1, 2007, UFJ NICOS Co., Ltd. merged with DC Card Co., Ltd., and was renamed Mitsubishi UFJ NICOS Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
On April 2, 2007, Bank of Tokyo-Mitsubishi UFJ (Luxembourg) S.A. changed its name to Mitsubishi UFJ Global Custody S.A.

On April 2, 2007, Bank of Tokyo-Mitsubishi UFJ (Luxembourg) S.A. changed its name to Mitsubishi UFJ Global Custody S.A.

On January 28, 2008, PT UFJ-BRI Finance changed its name to PT. BTMU-BRI Finance.

(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.	(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.	(2) Non-consolidated subsidiaries: There are no non-consolidated subsidiaries.

(Additional information)

10 special purpose companies deemed not to be subsidiaries of investing entities in accordance with Article 8-7 of Regulation for Terminology, Forms and Preparation of Financial Statements have been excluded from the scope of consolidation. An outline and other information on these companies are provided in the Note on “Special Purpose Companies Subject to Disclosure”.

(Additional information)

8 special purpose companies deemed not to be subsidiaries of investing entities in accordance with Article 8-7 of Regulation for Terminology, Forms and Preparation of Financial Statements have been excluded from the scope of consolidation. An outline and other information on these companies are provided in the Note on “Special Purpose Companies Subject to Disclosure”.

The Accounting Standards Board of Japan (“ASBJ”) Implementation Guidance No. 15 “Implementation Guidance on Disclosures about Certain Special Purpose Entities” (issued by ASBJ on March 29, 2007) became effective from fiscal years beginning on or after April 1, 2007. This guidance has been applied from the six months ended September 30, 2007.		The Accounting Standards Board of Japan (“ASBJ”) Implementation Guidance No. 15 “Implementation Guidance on Disclosures about Certain Special Purpose Entities” (issued by ASBJ on March 29, 2007) became effective from fiscal years beginning on or after April 1, 2007. This guidance has been applied from the fiscal year ended March 31, 2008.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):	(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):	(3) Entities not treated as subsidiaries even though the MUFG Group owns the majority of the voting rights (rights to execute duties):

Nichiele Corporation	Nichiele Corporation	Nichiele Corporation

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

A consolidated subsidiary that operates an investment business holds shares in this company with the intention of raising corporate value but with no intention of controlling the company. Therefore it is not treated as a subsidiary.

Hygeia Co., Ltd.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

(Reasons for not treating as a subsidiary)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as a subsidiary.

THCAP Investment Limited Partnership	THCAP Investment Limited Partnership	THCAP Investment Limited Partnership

Shonan Sangakurenkei Fund Investment Limited Partnership	Shonan Sangakurenkei Fund Investment Limited Partnership	Shonan Sangakurenkei Fund Investment Limited Partnership

Gunma Challenge Fund Investment Limited Partnership	Gunma Challenge Fund Investment Limited Partnership	Gunma Challenge Fund Investment Limited Partnership

FOODSNET Corporation	FOODSNET Corporation	FOODSNET Corporation

YAMAGATA FOODS, Co., Ltd.	YAMAGATA FOODS, Co., Ltd.	YAMAGATA FOODS, Co., Ltd.

GREEN BELL Co., Ltd.	GREEN BELL Co., Ltd.	GREEN BELL Co., Ltd.

	PATLITE Corporation	PATLITE Corporation

	BESTa Foods Co., Ltd.	BESTa Foods Co., Ltd.

	Dream Infinity Inc.	Dream Infinity Inc.

Nippon Computer System Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(Reasons for not treating as a subsidiary)	(Reasons for not treating as a subsidiary)	(Reasons for not treating as a subsidiary)

A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.	A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.	A consolidated venture capital subsidiary participates in the management of these partnerships as an unlimited liability partner as its main business or owns an interest in the stock to support their capital growth with no intention of controlling these partnerships. Therefore they are not treated as subsidiaries.

___________

(4) Special purpose companies subject to disclosure

1) Overview of special purpose companies and transactions involving the special purpose companies:

Special purpose companies (mainly companies established in the Cayman Islands) are used for securitization. Upon securitization, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) establishes a trust for the loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

___________

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the proceeds from the sale of senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in trust assets for which recovery is less than expected.

As a result of the securitization, there are three special purpose companies that have outstanding transaction balances with MUN as of September 30, 2008. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 17,947 million yen, and 17,866 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
2) Transaction amounts with special purpose companies subject to disclosure and other information for the interim period:

(in millions of yen)
Amount of major transactions or balance as of Sept. 30, 2008

Principal Gains or Losses

(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Operating loans	—
Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	29
Gains on distribution	—
Transaction volume of debt collection service (Note 2)	756
Gains on debt collection service	756

Notes:

1.     As of September 30, 2008, the balance of subordinated beneficiary interests not transferred to the special purpose companies is 73,304 million yen. Gains on distribution from these subordinate beneficiary interests (9,511 million yen) are recorded as “Interest income” and elsewhere.

2. Gains on the debt collection service are recorded as “Fees and commissions” and elsewhere.

2. Application of equity method	(1) Number of affiliates accounted for under the equity method: 44	(1) Number of affiliates accounted for under the equity method: 61	(1) Number of affiliates accounted for under the equity method: 43
	Principal companies:	Principal companies:	Principal companies:

	The Chukyo Bank, Ltd.	The Chukyo Bank, Ltd.	The Chukyo Bank, Ltd.

	The Gifu Bank, Ltd.	The Gifu Bank, Ltd.	The Gifu Bank, Ltd.

	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.	Jibun Bank Corporation	Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd.

	Mitsubishi UFJ Lease & Finance Company Limited	Mitsubishi UFJ Lease & Finance Company Limited	Mitsubishi UFJ Lease & Finance Company Limited

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
BOT Lease Co., Ltd.	BOT Lease Co., Ltd.	BOT Lease Co., Ltd.

ACOM CO., Ltd.	ACOM CO., Ltd.	ACOM CO., Ltd.

Mobit Co., Ltd.	Mobit Co., Ltd.	Mobit Co., Ltd.

Mitsubishi Research Institute DCS Co., Ltd.	JACCS CO., Ltd.	JACCS CO., Ltd.

For the six months ended September 30, 2007, kabu.com Securities Co., Ltd. and 3 other companies were excluded from the scope of affiliates due to change in ownership status to a subsidiary, merger or other reasons.

On April 1, 2007, Diamond Lease Co., Ltd., merged with UFJ Central Leasing Co., Ltd. and was renamed Mitsubishi UFJ Lease & Finance Company Limited.

On April 1, 2007, Diamond Computer Service Co., Ltd. was renamed Mitsubishi Research Institute DCS Co., Ltd.

JALCARD, INC.

Mitsubishi Research Institute DCS Co., Ltd.

Dah Sing Financial Holdings Limited

PT. Bank Nusantara Parahyangan Tbk.

Kim Eng Holdings Limited

For the six months ended September 30, 2008, JALCARD, INC. and 19 other companies were newly accounted for under the equity method through purchase of shares or other reasons.

Mitsubishi UFJ Merrill Lynch PB Securities Co., Ltd. and 1 other company were excluded from the scope of affiliates due to change in ownership status to a subsidiary.

Mitsubishi Research Institute DCS Co., Ltd.

PT. Bank Nusantara Parahyangan Tbk.

For the fiscal year ended March 30, 2008, JACCS CO., Ltd. and 1 other company were newly accounted for under the equity method due to additional investments or other reasons.

For the fiscal year ended March 31, 2008, MU Japan Fund PLC was newly accounted for under the equity method due to the significance of MUFG’s share of net income and retained earnings on the consolidated financial statements.

kabu.com Securities Co., Ltd. and 7 other companies were excluded from the scope of affiliates due to change in ownership status to a subsidiary, merger, or other reasons.

On April 1, 2007, Diamond Lease Co., Ltd. merged with UFJ Central Leasing Co., Ltd., and was renamed Mitsubishi UFJ Lease & Finance Company Limited.

On April 1, 2007, Diamond Computer Service Co., Ltd. was renamed Mitsubishi Research Institute DCS Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.	(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.	(2) Non-consolidated subsidiaries not accounted for under the equity method There are no applicable companies.
(3) Affiliates not accounted for under the equity method	(3) Affiliates not accounted for under the equity method	(3) Affiliates not accounted for under the equity method

Principal companies:	Principal company:	Principal company:

SCB Leasing Public Company Limited MU Japan Fund PLC	SCB Leasing Public Company Limited	SCB Leasing Public Company Limited

These affiliates are not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the interim consolidated financial statements even if these companies are excluded from the scope of applying the equity method.

	This affiliate is not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the interim consolidated financial statements even if this company is excluded from the scope of applying the equity method.	This affiliate is not accounted for under the equity method because MUFG’s share of its net income, retained earnings or deferred gains and losses on hedging instruments do not have a material impact on the consolidated financial statements even if this company is excluded from the scope of applying the equity method.

(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:	(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:	(4) Entities not recognized as affiliates in which 20% to 50% of the voting rights are owned:

Kyoto Remedis Co., Ltd.	Kyoto Remedis Co., Ltd.	Kyoto Remedis Co., Ltd.

VLI Communications Co., Ltd.	Kyoto Constella Technologies Co., Ltd.	Kyoto Constella Technologies Co., Ltd.

SuperIndex Inc.	SuperIndex Inc.	SuperIndex Inc.
Pasto Co., Ltd.	Pasto Co., Ltd.	Pasto Co., Ltd.

Pharma Frontier Co., Ltd.	cifra inc.	Pharma Frontier Co., Ltd.

Medical Trials Inc.	Pharma Frontier Co., Ltd.	Medical Trials Inc.

MARS ltd.	Medical Trials Inc.	MARS ltd.

Assist Computer Systems Inc.	Assist Computer Systems Inc.	Assist Computer Systems Inc.

SSI Corporation	SPRING, inc	Conversion Co., Ltd

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
	SANKI Co., Ltd.	Street Design Corporation	SSI Corporation

	SuperMap Japan Co., Ltd.	MARS ltd.	SuperMap Japan Co., Ltd.

	NBA JAPAN Co., Ltd.	Conversion Co., Ltd	NBA JAPAN Co., Ltd.

	Japan Medical Information Research Institute, Inc.	SSI Corporation	Japan Medical Information Research Institute, Inc.

	Street Design Corporation	SuperMap Japan Co., Ltd.	Street Design Corporation

	cifra inc.	NBA JAPAN Co., Ltd.	cifra inc.

	Centillion II Venture Capital Corporation	Japan Medical Information Research Institute, Inc.	Centillion II Venture Capital Corporation

Centillion II Venture Capital Corporation

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

(Reason for not treating as an affiliate)

The consolidated venture capital subsidiaries own shares in these companies to support their capital growth with no intention of controlling these entities. Therefore they are not treated as affiliates.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

RYOGOKU CITY CORE Co., Ltd

(Reason for not treating as an affiliate)

This company was established as a property management agent to manage buildings in trust for beneficiaries of a land trust business with no intention of controlling this company. Therefore, it is not treated as an affiliate.

3. Balance sheet date for the interim periods (balance sheet date) of consolidated subsidiaries	(1) The interim financial statements balance sheet dates of consolidated subsidiaries are as follows:	(1) The interim financial statements balance sheet dates of consolidated subsidiaries are as follows:	(1) The balance sheet dates of consolidated subsidiaries are as follows:
	November 30: 3 subsidiaries	November 30: 3 subsidiaries	May 31: 3 subsidiaries
	April 30: 3 subsidiaries	December 31: 1 subsidiary	August 31: 1 subsidiary
	June 30: 140 subsidiaries	February 28/29: 1 subsidiary	October 31: 1 subsidiary
	July 24: 18 subsidiaries	April 30: 1 subsidiary	December 31: 139 subsidiaries
	July 31: 1 subsidiary	June 30: 138 subsidiaries	January 24: 17 subsidiaries
	August 31: 2 subsidiaries	July 24: 20 subsidiaries	January 31: 1 subsidiary
	September 30: 85 subsidiaries	July 31: 1 subsidiary	February 28/29: 1 subsidiary
		August 31: 2 subsidiaries	March 31: 79 subsidiaries
September 30: 79 subsidiaries

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
(2) Two of the consolidated subsidiaries with interim financial statements balance sheet dates as of November 30 are consolidated based on their financial statements as of August 31.	(2) Two of the consolidated subsidiaries with interim financial statements balance sheet dates as of November 30 are consolidated based on their financial statements as of August 31.	(2) Two of the consolidated subsidiaries with balance sheet dates as of May 31 are consolidated based on their financial statements as of February 28/29.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of November 30, one of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 and one of the consolidated subsidiaries with interim financial statements balance sheet date as of June 30 are consolidated based on their financial statements as of September 30.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of June 30.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of July 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective interim financial statements balance sheet dates.

One of the consolidated subsidiaries with interim financial statements balance sheet date as of November 30 and the consolidated subsidiary with interim financial statements balance sheet date as of February 28/29 are consolidated based on their financial statements as of September 30.

The consolidated subsidiary with interim financial statements balance sheet date as of December 31 is consolidated based on its financial statements as of June 30.

The consolidated subsidiary with interim financial statements balance sheet date as of April 30 is consolidated based on its financial statements as of July 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective interim financial statements balance sheet dates.

One of the consolidated subsidiaries with balance sheet date as of May 31 and the consolidated subsidiary with balance sheet date as of August 31 are consolidated based on their financial statements as of March 31.

The consolidated subsidiary with balance sheet date as of October 31 is consolidated based on its financial statements as of January 31.

Consolidated subsidiaries other than specified above are consolidated based on their financial statements as of the respective balance sheet dates.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Necessary adjustments are made to reflect any significant transactions that occurred between the interim consolidated financial statements balance sheet date and interim financial statements balance sheet dates of the consolidated subsidiaries above.	Necessary adjustments are made to reflect any significant transactions that occurred between the interim consolidated financial statements balance sheet date and interim financial statements balance sheet dates of the consolidated subsidiaries above.	Necessary adjustments are made to reflect any significant transactions that occurred between the consolidated balance sheet date and the balance sheet dates of the consolidated subsidiaries above.

(Additional information)

The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of MUFG, established The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. on June 28, 2007 and transferred its 6 branches and 2 sub-branches in China to the new company on July 1, 2007. Adjustments relating to transfers of the branches and sub-branches described above are reflected in the consolidated financial statements as significant transactions. The statement of income of The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. from July 1, 2007 to September 30, 2007 is not reflected to the consolidated statement of income; however, its impact is immaterial.

(Additional information)

The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of MUFG, established The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. on June 28, 2007 and transferred its 6 branches and 2 sub-branches in China to the new company on July 1, 2007. The balance sheet date of the consolidated subsidiary, The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. is December 31.

The Bank of Tokyo-Mitsubishi UFJ (China), Ltd. is included in the “Asia /Oceania” segment.

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
4. Accounting policies

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in securities markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the interim consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the interim consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the interim financial statements balance sheet date.

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in financial instrument markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the interim consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the interim consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the interim financial statements balance sheet date.

(1) Trading assets and trading liabilities; trading income and expenses

Transactions entered into for generating gains using short-term fluctuations or arbitrage opportunities in interest rates, currency exchange rates, market prices in securities markets or other market indices (“Trading transactions”) are presented in “Trading assets” and “Trading liabilities” in the consolidated balance sheet on a trade date basis. Gains and losses from trading transactions (interest and dividends, gains and losses on sales, and unrealized gains and losses) are presented in “Trading income” and “Trading expenses” in the consolidated statement of income.

Trading assets and trading liabilities are measured at fair values as at the balance sheet date.

(2)    Securities

(A) Debt securities being held to maturity are carried at amortized costs (using the straight-line method) using the moving average method. Investments in affiliates not accounted for under the equity method are carried at acquisition costs using the moving average method. Other securities with fair values are carried at their quoted market prices as at

(2) Securities (A) Same as described in the six months ended September 30, 2007.

(2)    Securities

(A) Debt securities being held to maturity are carried at amortized costs (using the straight-line method) using the moving average method. Investments in affiliates not accounted for under the equity method are carried at acquisition costs using the moving average method. Other securities with fair values are carried at their quoted market prices as at

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
the interim financial statements balance sheet date (cost of securities sold is calculated primarily under the moving average method). Other securities that have no fair values are carried at acquisition costs or amortized costs as computed under the moving average method.		the balance sheet date (cost of securities sold is calculated primarily under the moving average method). Other securities that have no fair values are carried at acquisition costs or amortized costs as computed under the moving average method.

Net unrealized gains (losses) on other securities are included directly in net assets, net of taxes, excluding changes in fair value recognized in current earnings for securities with embedded derivatives which are not bifurcated.		Net unrealized gains (losses) on other securities are included directly in net assets, net of taxes, excluding changes in fair value recognized in current earnings for securities with embedded derivatives which are not bifurcated.

(Additional information)

Floating-rate Japanese government bonds which are included in “Securities” had previously been evaluated based on market values. The domestic consolidated banking subsidiary has examined its accounting treatment for floating-rate Japanese government bonds in accordance with PITF No. 25 “Practical Solution on Measurement of Fair Value of Financial Assets” (issued by the ASBJ on October 28, 2008) and determined that market values at the end of the interim period cannot be deemed as fair values as a result of assessing the current market environment, and measures its floating-rate Japanese government bonds based on reasonably estimated amounts starting from the six months ended September 30, 2008.

This resulted in a 122,235 million yen increase in “Securities,” a 41,083 million yen decrease in

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
“Deferred tax assets” and an 81,152 million yen increase in “Net unrealized gains (losses) on other securities” as compared to the measurement using the quoted market prices.

(B) Securities which are held as trust assets in “Money held in trust” are accounted for under the same basis as noted in Notes (1) and (2) (A) above.

Unrealized gains and losses on securities that are part of trust assets in connection with monies held in trust, which are not held for trading purposes or held to maturity, are included directly in net assets, net of taxes.

	(B) Same as described in the six months ended September 30, 2007.	(B) Same as described in the six months ended September 30, 2007.

(3) Derivatives Derivative transactions (other than trading transactions) are generally measured at fair value.	(3) Derivatives Same as described in the six months ended September 30, 2007.	(3) Derivatives Same as described in the six months ended September 30, 2007.

(4) Depreciation 1) Tangible fixed assets	(4) Depreciation 1) Tangible fixed assets (excluding leased assets)	(4) Depreciation 1) Tangible fixed assets

Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method.	Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method to allocate annual estimated depreciation to each period.	Depreciation for tangible fixed assets of MUFG and its domestic consolidated banking subsidiaries and trust banking subsidiaries is computed using the declining-balance method.

The estimated useful lives are as follows: Buildings: 15 years to 50 years Equipment: 2 years to 20 years	The estimated useful lives are as follows: Buildings: 15 years to 50 years Other: 2 years to 20 years	The estimated useful lives are as follows: Buildings: 15 years to 50 years Equipment: 2 years to 20 years

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.	Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.	Depreciation for tangible fixed assets of other consolidated subsidiaries is computed primarily using the straight-line method based on their estimated useful lives.

	(Additional information)	(Changes in accounting policies)

Beginning from the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic consolidated banking subsidiaries have

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic consolidated banking subsidiaries have re-examined residual values of their buildings (excluding

	re-examined residual values of their buildings (excluding fixtures), based on historical data related to their disposition of buildings and other data and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.	fixtures), based on historical data related to their disposition of buildings and other data and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. When compared to the new method, General and administrative expenses declined by 4,713 million yen and Ordinary profits and Income before income taxes and others increased by the same amount for the six months ended September 30, 2007.

This change resulted in an 11,135 million yen increase in General and administrative expenses and decreases in Ordinary profits and Income before income taxes and others by the same amount as compared to the previous method.
Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008. Consequently, compared to if the method after the change had been used in the six months ended September 30, 2007, General and administrative expenses declined by 4,713 million yen and Ordinary profits and Income before income taxes and others increased by the same amount.

(Additional information)

Beginning from the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation has reached its maximum for income tax purposes. This change resulted in a 2,576 million yen increase in general and administrative expenses and decreases in Ordinary profit and Income before income taxes and others by the same amount.

2) Intangible fixed assets	2) Intangible fixed assets (excluding leased assets)	2) Intangible fixed assets

Amortization of intangible fixed assets is computed	Amortization of intangible fixed assets is computed	Amortization of intangible fixed assets is computed
primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.	primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.	primarily using the straight-line method. Development costs for internally used software are capitalized and amortized using the straight-line method over the estimated useful lives of primarily 3 to 10 years, which are set by MUFG and its consolidated subsidiaries.

3)      Leased assets

Leased assets reported in “Tangible fixed assets” and “Intangible fixed assets” for finance lease transactions other than those that are deemed to transfer the ownership of the leased assets to the lessees are depreciated using the straight line method over the lease term. With respect to residual values, guaranteed residual values are used for

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
leased assets with a residual value guarantee arrangement, while a nil residual value is used for leased assets with no such arrangement.

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the interim consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the interim consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

(5)    Deferred assets

All stock issuance and bond issuance costs are recognized as expenses when disbursed.

Bonds are carried at amortized costs (using the straight-line method) in the consolidated balance sheet. However, discounts on bonds recorded in the consolidated balance sheet as of March 31, 2006 are amortized using the straight-line method over the life of the corresponding bonds and the unamortized portion is deducted directly from

bonds as per the previous accounting method, in accordance with the transitional treatment set forth in ASBJ PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).	bonds as per the previous accounting method, in accordance with the transitional treatment set forth in PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).	bonds as per the previous accounting method, in accordance with the transitional treatment set forth in PITF No. 19, “Tentative Solution on Accounting for Deferred Assets” (issued on August 11, 2006).

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

(6)    Allowance for credit losses

The principal domestic consolidated subsidiaries provide allowances for credit losses in accordance with their established internal self-assessment standards for asset quality and their internal standards for write-offs and provisions.

For loans to borrowers that are legally and formally

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	declared bankrupt including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from processing by clearing houses, or other conditions (“bankrupt borrowers”) and to borrowers that are regarded as substantially bankrupt (“substantially bankrupt borrowers”), allowances for credit losses are provided based on the book values of the loans after write-offs as stated below, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.

For loans to borrowers that are deemed highly likely to become bankrupt	For loans to borrowers that are deemed highly likely to become bankrupt	For loans to borrowers that are deemed highly likely to become bankrupt
(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.	(“potentially bankrupt borrowers”), where the principal and interest collection cannot be reasonably estimated from the borrowers’ cash flows, allowances for credit losses are provided at amounts determined to be necessary based on an overall assessment of the solvency of the borrowers, net of expected amounts to be collected through the disposition of collateral and the execution of guarantees.

For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from	For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from	For loans to potentially bankrupt borrowers and special mention borrowers requiring close monitoring where the principal and interest collection can be reasonably estimated from

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

the borrowers’ cash flows, allowances for credit losses are provided at amounts equal to the difference between the present values of the estimated cash flows discounted at the initial contractual interest rates and the book values of the loans.

For other loans, allowances are calculated by applying an allowance ratio, which is based on the historical credit loss experience over specified periods and other factors, to the outstanding loan amounts. For loans originated in specific foreign countries, additional allowances are provided based on the estimated losses arising from the political and economic conditions, and other conditions of these countries.

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

All loans are assessed by the branches and the credit review departments in accordance with their internal self-assessment standards for asset quality. The credit inspection department, which is independent of these business units, subsequently audits these assessments. The allowances presented above reflect these audited assessments.

For collateralized/guaranteed loans to bankrupt borrowers and substantially bankrupt borrowers, the remaining amount of loans, exceeding the collateral value plus the amounts determined to be collectible through guarantee, was

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
deemed to be uncollectible and written off. The total write-offs amounted to 796,115 million yen.	deemed to be uncollectible and written off. The total write-offs amounted to 779,419 million yen.	deemed to be uncollectible and written off. The total write-offs amounted to 691,894 million yen.

For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.	For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.	For other consolidated subsidiaries, the allowance for credit losses for general loans is calculated based on their historical credit loss experience. The allowance for credit losses for specific loans including deteriorated loans are estimated based on individual assessments of collectibility.

(7)    Allowances for losses on securities

To provide for investment losses, allowances for losses on securities are provided based on the assessment of each issuer’s financial condition and other factors.

	(7) Allowances for losses on securities Same as described in the six months ended September 30, 2007.	(7) Allowances for losses on securities Same as described in the six months ended September 30, 2007.

(8) Reserve for bonuses Reserve for bonuses reflects the amount accrued based on the estimated future bonus payments to employees as a result of service during the current interim period.	(8) Reserve for bonuses Same as described in the six months ended September 30, 2007.	(8) Reserve for bonuses Reserve for bonuses reflects the amount accrued based on the estimated future bonus payments to employees as a result of service during the current fiscal year.

(9)    Reserve for bonuses to directors

Some domestic consolidated subsidiaries recognize reserve for bonuses to directors that reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current interim period.

(9)    Reserve for bonuses to directors

Reserve for bonuses to directors reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current interim period.

(9)    Reserve for bonuses to directors

Reserve for bonuses to directors reflects the amount accrued based on the estimated future bonus payments to directors as a result of service during the current fiscal year.

(10) Reserve for retirement benefits Reserve for retirement benefits, which are for future pension payments to	(10) Reserve for retirement benefits Same as described in the six months ended September 30, 2007.	(10) Reserve for retirement benefits Reserve for retirement benefits, which are for future pension payments to

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
employees, is recorded at amount determined to be accrued for the interim period based on an estimate of retirement benefit obligations and pension assets as of the fiscal year-end. Prior service costs and unrecognized net actuarial gains and losses are expensed as follows:		employees, is recorded based on an estimate of retirement benefit obligations and pension assets as of the fiscal year-end. Prior service costs and unrecognized net actuarial gains and losses are expensed as follows:

(A)   Prior service costs

Prior service costs are amortized using the straight-line method. The amortization period is generally 10 years, but within the employees’ average remaining service period as determined from the year in which the services are provided.

	(A) Prior service costs Same as described in the six months ended September 30, 2007.	(A) Prior service costs Same as described in the six months ended September 30, 2007.

(B) Unrecognized net actuarial gains and losses	(B) Unrecognized net actuarial gains and losses	(B) Unrecognized net actuarial gains and losses

Unrecognized net actuarial gains and losses are amortized using the straight-line method commencing from the period following the period in which the unrecognized net actuarial gains and losses are incurred. The amortization period is generally 10 years, but within the employees’ average remaining service as determined from the year in which the services are provided.

	Same as described in the six months ended September 30, 2007.	Same as described in the six months ended September 30, 2007.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at the interim period end based on the estimated amount of benefits payable.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at the interim period end based on the estimated amount of benefits payable.

(11)  Reserve for retirement benefits to directors

Reserve for retirement benefits to directors are provided at amount determined to be accrued as at fiscal year end based on the estimated amount of benefits payable.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
___________

(12)  Reserve for loyalty award credits

Reserve for loyalty award credits, which are provided to meet the obligations for future use of points granted to “Super IC Card” and other card customers, are recorded based on the estimated future use of cash converted balances of unused points granted.

(12)  Reserve for loyalty award credits

Reserve for loyalty award credits, which are provided to meet the obligations for future use of points granted to “Super IC Card” and other card customers, are recorded based on the estimated future use of cash converted balances of unused points granted.

(12) Reserve for contingent losses Reserve for contingent losses, which is provided for possible contingent losses from off-balance sheet and other transactions, is	(13) Reserve for contingent losses Same as described in the six months ended September 30, 2007.	(13) Reserve for contingent losses Same as described in the six months ended September 30, 2007.
recorded based on an estimate of future potential losses.

(13)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserve for losses related to business restructuring

Reserve for losses related to business restructuring is recorded based on an estimate of future expenses and losses related to the business restructuring at any of the consolidated subsidiaries.

(14)  Reserves under special laws

Reserves under special laws consist of 4,300 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 48-3-1 of the Financial Instruments and Exchange Act and Article 189 of the Cabinet Office Ordinance

(15)  Reserves under special laws

Reserves under special laws consist of 3,335 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 46-5-1 and Article 48-3-1 of the Financial Instruments and Exchange Act and Article 175 and Article 189

(15)  Reserves under special laws

Reserves under special laws consist of 4,639 million yen for contingent liabilities from financial instruments transactions recorded at amounts calculated in accordance with Article 46-5-1 and Article 48-3-1 of the Financial Instruments and Exchange Act and Article 175 and Article 189

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.	of the Cabinet Office Ordinance regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.	of the Cabinet Office Ordinance regarding Financial Instruments Businesses. This reserve is established to cover losses from incidents arising from market derivatives transactions as a brokerage.

A reserve for contingent liabilities from financial futures transactions and a reserve for contingent liabilities from securities transactions were previously recorded in accordance with Article 81 of the Financial Futures Trading Law and Article 51 of the Securities and Exchange Law, respectively. These reserves have been replaced by the		A reserve for contingent liabilities from financial futures transactions and a reserve for contingent liabilities from securities transactions were previously recorded in accordance with Article 81 of the Financial Futures Trading Law and Article 51 of the Securities and Exchange Law, respectively. These reserves have been replaced by the
reserve for contingent liabilities from financial instruments transactions from the six months ended September 30, 2007 due to the enforcement of the Financial Instruments and Exchange Act effective from September 30, 2007.		reserve for contingent liabilities from financial instruments transactions from the fiscal year ended March 31, 2008 due to the enforcement of the Financial Instruments and Exchange Act effective from September 30, 2007.

(15)  Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies and overseas branch accounts of domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries are translated into yen primarily at exchange rates prevailing at the interim consolidated balance sheet date, except for investments in affiliates which are translated into yen at exchange rates prevailing on the transaction dates.

(16) Assets and liabilities denominated in foreign currencies Same as described in the six months ended September 30, 2007.

(16)  Assets and liabilities denominated in foreign currencies

Assets and liabilities denominated in foreign currencies and overseas branch accounts of domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries are translated into yen primarily at exchange rates prevailing at the consolidated balance sheet date, except for investments in affiliates which are translated into yen at exchange rates prevailing on the transaction dates.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Assets and liabilities denominated in foreign currencies of other consolidated subsidiaries are translated into yen at exchange rates prevailing on the respective interim consolidated balance sheet dates.		Assets and liabilities denominated in foreign currencies of other consolidated subsidiaries are translated into yen at exchange rates prevailing on the respective consolidated balance sheet dates.

(16) Lease transactions	(17) Lease transactions (Lessee)	(17) Lease transactions

Finance leases entered into by the domestic consolidated subsidiaries other than those deemed to transfer the ownership of the leased assets to the lessees are accounted for similar to operating leases.	Finance leases entered into by the domestic consolidated subsidiaries other than those that are deemed to transfer the ownership of the leased assets to the lessee and whose lease terms start from	Finance leases entered into by the domestic consolidated subsidiaries other than those deemed to transfer the ownership of the leased assets to the lessees are accounted for similar to operating leases.

the fiscal year beginning on or after April 1, 2008 are accounted for similar to ordinary sales and purchase transactions. Leased assets are depreciated using the straight line method over the lease term.

With respect to residual values, guaranteed residual values are used for leased assets with a residual value guarantee arrangement, while a nil residual value is used for leased assets with no such arrangement.

Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessee and whose lease terms started from the fiscal year beginning before April 1, 2008 are accounted for similar to operating leases.

(Lessor) Finance leases other than those that are deemed to

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
transfer the ownership of the leased assets to the lessee are accounted for similar to ordinary sales and purchase transactions. Income and expenses arising from these leases are recognized by allocating interest equivalent amounts to applicable periods instead of recording sales as “Other operating income”.

(Changes in accounting policies) Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessee were accounted for similar to operating leases. However, MUFG has applied ASBJ Statement No. 13 “Accounting Standard for Lease Transactions” (issued on March 30, 2007 by ASBJ) and ASBJ Implementation Guidance No. 16 “Implementation Guidance on Accounting Standard for Lease Transactions” (issued on March 30, 2007 by ASBJ) from the six months ended September 30, 2008, which became effective from fiscal years beginning on or after April 1, 2008.

(Lessee)

This change does not have a material impact on the consolidated balance sheet and other items.

(Lessor) As compared to the previous method, this change resulted in a 58,083 million yen decrease in “Ordinary

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
income” (within “Ordinary income”, a 4,266 million yen increase in “Interest income” and a 62,349 million yen decrease in “Other ordinary income”), a 58,295 million yen decrease in “Ordinary expenses” (within “Ordinary expenses”, a 56,376 million yen decrease in “Other ordinary expenses”), a 212 million yen increase in “Ordinary profits”, a 6,107 million yen increase in “Extraordinary gains”, and a 6,319 million yen increase in “Income before income taxes and others”.

(17)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

(18)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

(18)  Hedge accounting

(a)    Hedge accounting for interest rate risks:

Domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries have adopted the deferred hedge accounting method for hedging transactions for interest rate risks arising from financial assets and liabilities. Individual hedging or portfolio hedging, as stated in the Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 24, “Treatment of Accounting and Auditing of Application of Accounting Standard for Financial Instruments in Banking Industry” (issued on February 13, 2002, “Industry Audit Committee Report No. 24”) and JICPA Accounting Practice Committee Report No. 14,

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively based on grouping the transactions by their maturities in accordance with Industry Audit

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively based on grouping the transactions by their maturities in accordance with Industry Audit

“Implementation Guidance on Accounting for Financial Instruments” (issued on January 31, 2000 by JICPA), are primarily applied to determine hedged items.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate deposits, loans and other instruments, the hedged items are determined individually, or collectively by their maturities in accordance with Industry Audit Committee Report No. 24. Interest rate swaps

Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments.	Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments.	and other derivatives are designated as hedging instruments.

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

With respect to hedging transactions to offset fluctuations in market prices of fixed rate bonds classified as other securities, the hedged items are determined by the type of bonds. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the similarity of the terms.

With respect to hedging transactions to fix the cash flows of forecasted transactions for floating rate deposits and loans as well as short-term fixed rate

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the	deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the	deposits, loans and other instruments, the hedged items are determined collectively based on grouping the transactions by interest rate indices and tenors in accordance with Industry Audit Committee Report No. 24. Interest rate swaps and other derivatives are designated as hedging instruments. As the main terms of the hedged items and hedging instruments are substantially the same, and as a result such hedging transactions are deemed highly effective, the assessment of effectiveness is based on the
similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.	similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.	similarity of the terms. The effectiveness of hedging transactions is also assessed based on the correlation between the hedged items and the hedging instruments.

As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as	As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as	As of March 31, 2002, deferred hedge losses and gains were recorded in the consolidated balance sheet as a result of applying macro hedge accounting based on JICPA Industry Audit Committee Report No. 15, “Tentative Treatment of Accounting and Auditing for Applying Accounting Standards for Financial Instruments for the Banking Industry” (issued on February 15, 2000 by JICPA), under which interest rate risk arising from numerous deposits, loans and other instruments are collectively managed using derivative transactions. These losses and gains are amortized as

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of September 30, 2007 are 33,622 million yen (before tax effect adjustment) and 55,135 million yen (before tax effect adjustment), respectively.	expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of September 30, 2008 are 18,664 million yen (before tax effect adjustment) and 32,459 million yen (before tax effect adjustment), respectively.	expense or income over the remaining lives of the macro hedging instruments (for a maximum period of 15 years from April 1, 2003). Deferred hedge losses and gains attributable to macro hedge accounting as of March 31, 2008 are 25,715 million yen (before tax effect adjustment) and 41,677 million yen (before tax effect adjustment), respectively.

(b) Hedge accounting for foreign currency risks: Domestic consolidated banking and trust banking subsidiaries have adopted	(b) Hedge accounting for foreign currency risks: Same as described in the six months ended September 30, 2007.	(b) Hedge accounting for foreign currency risks: Same as described in the six months ended September 30, 2007.
the deferred hedge accounting method for hedging transactions for foreign currency risks arising from financial assets and liabilities denominated in foreign currencies. Hedged items are collectively determined based on grouping transactions by foreign currency denominated monetary receivables and liabilities in accordance with JICPA Industry Audit Committee Report No. 25, “Treatment of Accounting and Auditing concerning Accounting for Foreign Currency Transactions for the Banking Industry” (issued on July 29, 2002 by JICPA). Currency swap transactions and foreign exchange contracts (cash related swap transactions) denominated in the same currency are designated as the hedging instruments.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
In addition to the activities described above, the portfolio hedging or individual hedging is used for hedging foreign currency risks associated with investments in affiliates and other securities (excluding debt securities) denominated in foreign currencies. Foreign currency denominated monetary liabilities and forward exchange contracts denominated in the same currency are designated as hedging instruments. The deferred hedge method is applied to investments in affiliates denominated in foreign currency, while the fair value hedge method is applied to other securities (excluding debt securities) denominated in foreign currency.

(c)    Inter-company and intra-company transactions

For derivative transactions entered into between consolidated companies, or between trading accounts and other accounts (or between the internal departments), the gains and losses or unrealized gains and losses arising from interest rate swaps, currency swaps, and other derivates, which are designated as hedging instruments are not eliminated. These gains and losses are recognized in current earnings for the current interim period or deferred, because these derivative transactions are

(c) Inter-company and intra-company transactions Same as described in the six months ended September 30, 2007.

(c)    Inter-company and intra-company transactions

For derivative transactions entered into between consolidated companies, or between trading accounts and other accounts (or between the internal departments), the gains and losses or unrealized gains and losses arising from interest rate swaps, currency swaps, and other derivates, which are designated as hedging instruments are not eliminated. These gains and losses are recognized in current earnings for the current fiscal year or deferred, because these derivative transactions are

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
executed in accordance with the criteria for qualifying for third-party covered transactions which are determined to be executed non-arbitrarily and as part of strict hedging activities, as set forth in Industry Audit Committee Reports No. 24 and No. 25.		executed in accordance with the criteria for qualifying for third-party covered transactions which are determined to be executed non-arbitrarily and as part of strict hedging activities, as set forth in Industry Audit Committee Reports No. 24 and No. 25.

(18)  Consumption taxes

National and local consumption taxes (the “Consumption and Other Taxes”) for MUFG and its domestic consolidated subsidiaries are excluded from transaction amounts. Non-deductible portions of

	(19) Consumption taxes Same as described in the six months ended September 30, 2007.	(19) Consumption taxes Same as described in the six months ended September 30, 2007.
the Consumption and Other Taxes on the purchases of tangible fixed assets are expensed when incurred.

(19)  Income taxes accounting

Current and deferred taxes for the current interim period are calculated based on the assumption that the reserve for losses on overseas investments are expected to be reversed through retained earnings at the period end of the domestic consolidated trust banking subsidiary.

	(20) Income taxes accounting Same as described in the six months ended September 30, 2007.	___________

(20) Bills discounted and rediscounted Bills discounted or rediscounted are accounted for as financial transactions in accordance with Industry Audit Committee Report No. 24.	(21) Bills discounted and rediscounted Same as described in the six months ended September 30, 2007.	(20) Bills discounted and rediscounted Same as described in the six months ended September 30, 2007.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
___________

(22)  Foreign subsidiaries

Where foreign subsidiaries prepare their financial statements in accordance with International Financial Reporting Standards (“IFRS”) or accounting standards generally accepted in the U.S. (“US GAAP”), MUFG uses these financial statements for its consolidation reporting purposes. In addition, where foreign subsidiaries prepare their financial statements in accordance with their generally accepted local accounting standards other than IFRS or US GAAP, such financial statements are mainly adjusted to comply with US GAAP.

___________

Adjustments necessary for the consolidation reporting are made to these financial statements.

(Changes in accounting policies)

MUFG has adopted PITF No. 18 “Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements” (issued by ASBJ on May 17, 2006, “PITF No. 18”) from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a 7,218 million yen increase in Ordinary profits and Income before income taxes and others, as compared to the previous accounting method.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Additional information)

Net actuarial gains and losses not recognized as net periodic costs, which are recorded in the financial statements of foreign subsidiaries reporting under US GAAP in accordance with “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (FASB Statement No. 158), were previously deducted from Net assets and allocated to “Other assets” or “Reserve for retirement benefits”. From the six months ended

September 30, 2008, such net actuarial gains and losses are separately recorded, net of the related tax effects and minority interests portion, as “Pension liability adjustments of subsidiaries preparing financial statements under US GAAP”, under the valuation and translation adjustments in Net assets.

As compared to the previous method, this change resulted in a 21,136 million yen decrease in “Other assets”, a 9,620 million yen increase in “Reserve for retirement benefits”, an 11,814 million yen decrease in “Deferred tax liabilities” and a 6,573 million yen decrease in “Minority interests”.

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
5. Scope of cash and cash equivalents in the (interim) consolidated statements of cash flows	The scope of cash and cash equivalents in the interim consolidated statement of cash flows consists of “Cash and due from banks” on the interim consolidated balance sheet, excluding time deposits and negotiable certificates of deposits in other banks.	Same as described in the six months ended September 30, 2007.	The scope of cash and cash equivalents in the consolidated statement of cash flows consists of “Cash and due from banks” on the consolidated balance sheet, excluding time deposits and negotiable certificates of deposits in other banks.

Changes in the Significant Accounting Policies Applied for Preparing the Interim Consolidated Financial Statements

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008

(Accounting Standard for Financial Instruments)

Some requirements regarding the scope of securities under “Accounting Standard for Financial Instruments” (“Accounting Standard”) (ASBJ Statement No. 10) and “Implementation Guidance on Accounting for Financial Instruments” (“Implementation Guidance”) (JICPA Accounting Practice Committee Report No. 14) were revised on June 15, 2007 and July 4, 2007, respectively. The revised Accounting Standard and the Implementation Guidance are effective for fiscal years and interim periods ending on or after the enforcement date of the Financial Instruments and Exchange Act. MUFG adopted the revised Accounting Standard and Implementation Guidance from the interim period ended September 30, 2007.

These revisions do not have an impact on the interim consolidated financial statements.

___________

(Accounting Standard for Financial Instruments)

Some requirements regarding the scope of securities under “Accounting Standard for Financial Instruments” (“Accounting Standard”) (ASBJ Statement No. 10) and “Implementation Guidance on Accounting for Financial Instruments” (“Implementation Guidance”) (JICPA Accounting Practice Committee Report No. 14) were revised on June 15, 2007 and July 4, 2007, respectively. The revised Accounting Standard and the Implementation Guidance are effective for fiscal years ending on or after the enforcement date of the Financial Instruments and Exchange Act. MUFG adopted the revised Accounting Standard and Implementation Guidance from the fiscal year ended March 31, 2008. These revisions do not have an impact on the consolidated financial statements.

(Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets)

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems

___________

(Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets)

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008

and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits and a 4,717 million yen decrease in Income before income taxes and others and Net income.

rationalization of business systems and business restructuring following the merger.

This change resulted in a 1,085 million yen increase in Ordinary profits and a 4,174 million yen decrease in Income before income taxes and others.

___________

(Net presentation of derivative transactions subject to the master netting agreements)

Beginning the six months ended September 30, 2008, MUFG started to present in its financial statements the fair value amounts recognized for derivative instruments executed with the same counterparty as assets and liabilities on a gross basis. These assets and liabilities were previously presented net if there was a legally valid master netting agreement between the two parties.

MUFG reviewed its accounting presentation practice from the viewpoint of the fair disclosure practice relating to credit risk and determined that it is more appropriate to present on a gross basis, which is the general rule. This is because the recent trend of increasing amounts of cash collateral received or paid for derivative transactions is an indication that it may no longer be reasonable to offset only the fair value amounts recognized as assets and liabilities for derivative instruments.

As compared to the previous balance sheet presentation, this change resulted in a 3,336,769 million yen increase in “Trading assets”, a 3,384,170 million yen increase in “Trading liabilities”, a 1,141,588 million yen increase in “Other assets” and a 1,094,188 million yen increase in “Other

___________

For the six months ended September 30, 2007	For the six months ended September 30, 2008	Fiscal year ended March 31, 2008
liabilities”. For the cash flow statement, this change resulted in a 716, 895 million yen increase in “Net (decrease) increase in trading assets”, a 706, 252 million yen decrease in “Net increase (decrease) in trading liabilities”, and a 10,642 million yen decrease in “Other”.

Changes in Presentation

For the six months ended September 30, 2007	For the six months ended September 30, 2008

(Consolidated balance sheet)

From the six months ended September 30, 2007, “Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, is separately presented in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revisions of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 76, September 28, 2007), which are effective for fiscal years beginning on or after April 1, 2007.

“Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, was 1,241 million yen as of March 31, 2007. “Reserve for retirement benefits to directors”, which was previously reported in “Other liabilities”, was 952 million yen as of September 30, 2006.

(Consolidated statement of income)

From the six months ended September 30, 2007, provisions for reserves for contingent liabilities from financial futures transactions and reserves for contingent liabilities from securities transactions previously recorded in Extraordinary losses are recorded as provisions for reserves for contingent liabilities from financial instruments transactions, in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revisions of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 60, August 8, 2007) which are effective from September 30, 2007.

___________

(Consolidated statement of cash flows)

Due to the separate presentation of reserve for retirement benefits to directors, which was previously reported in “Other liabilities” in the consolidated balance sheet, net increases (decreases) in reserve for retirement benefits to directors, which were previously reported in “Other” under “Cash flows from operating activities” are separately presented as “Increase (decrease) in reserve for retirement benefits to directors”.

In the fiscal year ended March 31, 2007, “Increase in reserve for retirement benefits to directors” previously reported in “Other” under “Cash flows from operating activities” was 161 million yen. In the six months ended September 30, 2006, “Increase in reserve for retirement

For the six months ended September 30, 2007	For the six months ended September 30, 2008
benefits to directors” previously reported in “Other” under “Cash flows from operating activities” was (128) million yen.

(Consolidated balance sheet)

(1)    Lease receivables and lease investment assets are presented as “Other assets” in accordance with the revisions to the Forms appended to the “Ordinance for Enforcement of Banking Law” (Ministry of Finance Ordinance No. 10, 1982) made under the “Cabinet Office Ordinance on Partial Revision of Ordinance for Enforcement of Banking Law” (Cabinet Office Ordinance No. 44, July 11, 2008), which are applied to financial statements for fiscal years beginning on or after April 1, 2008. Due to this change, receivables arising from finance lease transactions entered into by the overseas leasing subsidiary which were previously presented as “Loans and bills discounted”, and lease investment assets previously presented as “Tangible fixed assets” or “Intangible fixed assets” are reported as “Other assets” from the six months ended September 30, 2008.

         “Other assets” which was previously reported in “Loans and bills discounted”, “Tangible fixed assets” and “Intangible fixed assets” were 328,751 million yen, 13,707 million yen and 305 million yen, respectively, as of September 30, 2007.

(2)    Reserve for loyalty award credits recognized by the consolidated subsidiaries was previously included in “Other liabilities” as it was determined to be immaterial. “Reserve for loyalty award credits” which was included in “Other liabilities” was 8,801 million yen as of September 30, 2007.

(Consolidated statement of cash flows)

Due to the separate presentation of reserve for loyalty award credits, which was previously reported as “Other liabilities” in the consolidated balance sheet, net increases (decreases) in reserve for loyalty award credits, which were previously presented in “Other” under “Cash flows from operating activities” are separately presented in “Increase (decrease) in reserve for loyalty award credits”.

In the six months ended September 30, 2007, “Increase (decrease) in reserve for loyalty award credits” previously reported as part of “Other” under “Cash flows from operating activities” was 3,592 million yen.

Notes to the Interim Consolidated Financial Statements

(Consolidated Balance Sheets)

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008

1. “Securities” include 209,910 million yen of investments in affiliates and 2,331 million yen of investments.	1. “Securities” include 284,654 million yen of investments in affiliates and 1,982 million yen of investments	1. “Securities” include 249,266 million yen of investments in affiliates and 2,269 million yen of investments. These amounts include 8,301 million yen of investments in jointly controlled companies.

2. “Securities” include 538 million yen of unsecured securities lent.	2. “Securities” include 794 million yen of unsecured securities lent.	2. “Securities” include 942 million yen of unsecured securities lent.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 6,044,205 million yen is re-pledged, 574,469 million yen is re-loaned, and 9,083,538 million yen is held as of September 30, 2007.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 1,093,616 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 10,680 million yen.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 5,400,337 million yen is re-pledged, 943,264 million yen is re-loaned, and 7,586,639 million yen is held as of September 30, 2008.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 1,007,324 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 14,921 million yen.

For securities borrowed and securities purchased under resale agreements, with the rights to dispose the securities through sale or re-pledge without restrictions, 5,557,035 million yen is re-pledged, 399,451 million yen is re-loaned, and 14,686,956 million yen is held as of March 31, 2008.

Bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought which are accepted through bills discounted include rights to dispose through the sale or pledge without restrictions. The total face value of these bills is 989,845 million yen. Of this amount, the total face value of bankers’ acceptances, commercial bills discounted, documentary bills and foreign bills bought delivered through rediscount is 7,927 million yen.

3. Loans to bankrupt borrowers and delinquent loans were 36,878 million yen and 897,477 million yen, respectively.	3. Loans to bankrupt borrowers and delinquent loans were 70,362 million yen and 928,338 million yen, respectively.	3. Loans to bankrupt borrowers and delinquent loans were 43,298 million yen and 737,926 million yen, respectively.

Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to	Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to	Loans to bankrupt borrowers are loans (1) where accrued interest income is not recognized as it is probable that the principal or interest cannot be collected due to

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).	delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).	delinquencies in payment of principal or interest for a significant period of time or for other reasons (excluding loans written-off; “Non-accrual loans”), and (2) that meet the criteria set forth in Article 96-1-3 (1) to (5) and Article 96-1- 4 of the Order Enforcement of the Corporate Tax Law (Cabinet Order No. 97 of 1965).

Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.	Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.	Delinquent loans represent non-accrual loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled for restructuring or providing support to borrowers.

4. Loans past due for 3 months or more amount to 17,866 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

4. Loans past due for 3 months or more amount to 17,708 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

4. Loans past due for 3 months or more amount to 17,900 million yen.

Loans past due for 3 months or more represent loans whose principal or interest payments have been past due for 3 months or more from the day following the contractual due date, excluding loans to bankrupt borrowers and delinquent loans.

5. Restructured loans amount to 449,472 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

5. Restructured loans amount to 434,086 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

5. Restructured loans amount to 477,544 million yen.

Restructured loans represent loans for which concessions favorable to the borrowers are granted in order to restructure or provide support to borrowers. Concessions include a reduction or rescheduling of interest payments, rescheduling of principal payments and waiving of loans. Restructured loans do not include loans classified as loans to bankrupt borrowers, delinquent loans and loans past due for 3 months or more.

As of September 30, 2007		As of September 30, 2008		As of March 31, 2008

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,401,694 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,450,495 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

6. The total amount of loans to bankrupt borrowers, delinquent loans, loans past due for 3 months or more and restructured loans was 1,276,670 million yen.

The loan amounts provided in Notes 3 to 6 above represent gross amounts before the deduction of allowances for credit losses.

7. Assets pledged as collateral are as follows:		7. Assets pledged as collateral are as follows:		7. Assets pledged as collateral are as follows:

Cash and due from banks	¥1,124 million	Cash and due from banks	¥1,819 million	Cash and due from banks:	¥2,124 million
Trading assets	¥846,698 million	Trading assets	¥506,583 million	Trading assets	¥815,656 million
Securities	¥1,312,667 million	Securities	¥1,323,102 million	Securities	¥2,364,483 million
Loans and bills discounted	¥208,993 million	Loans and bills discounted	¥1,308,153 million	Loans and bills discounted	¥86,330 million
Other assets	¥2,475 million	Other assets	¥364 million	Other assets	¥34 million
Tangible fixed assets	¥662 million	Tangible fixed assets	¥844 million	Tangible fixed assets	¥1,142 million
Intangible fixed assets	¥374 million	Intangible fixed assets	¥833 million	Intangible fixed assets	¥764 million

Liabilities related to pledged assets are as follows:		Liabilities related to pledged assets are as follows:		Liabilities related to pledged assets are as follows:

Deposits	¥293,359 million	Deposits	¥343,940 million	Deposits	¥393,748 million
Call money and bills sold	¥612,000 million	Call money and bills sold	¥280,000 million	Call money and bills sold	¥610,900 million
Borrowed money	¥1,632,801 million	Commercial paper	¥25,000 million	Commercial paper	¥25,000 million
Bonds payable	¥11,217 million	Borrowed money	¥2,496,849 million	Borrowed money	¥2,120,577 million
Acceptances and guarantees	¥1,124 million	Bonds payable	¥18,393 million	Bonds payable:	¥17,154 million
		Acceptances and guarantees	¥1,705 million	Acceptances and guarantees	¥2,124 million

In addition to the items listed above, 158,369 million yen of cash and due from banks, 662,081 million yen of monetary claims bought, 26,839 million yen of trading assets, 5,213,729 million yen of securities, 6,042,207 million yen of loans and bills discounted, and 6,163 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.		In addition to the items listed above, 219,166 million yen of cash and due from banks, 569,862 million yen of monetary claims bought, 303,128 million yen of trading assets, 9,279,365 million yen of securities, 7,708,551 million yen of loans and bills discounted, and 5,321 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.		In addition to the items listed above, 113,293 million yen of cash and due from banks, 568,156 million yen of monetary claims bought, 19,698 million yen of trading assets, 4,670,829 million yen of securities, 6,165,191 million yen of loans and bills discounted, and 5,707 million yen of other assets have been pledged as collateral for exchange settlements and other transactions or as deposits for future margin.

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
5,063,594 million yen of trading assets and 5,334,575 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 4,166,266 million yen and 5,758,665 million yen, respectively.	5,209,172 million yen of trading assets and 4,935,319 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 6,014,334 million yen and 3,504,866 million yen, respectively.	4,432,044 million yen of trading assets and 6,151,604 million yen of securities have been sold under repurchase agreements or lent under cash collateralized debt securities lending transactions. The corresponding payables under repurchase agreements and payables under securities lending transactions are 5,903,798 million yen and 3,877,010 million yen, respectively.

8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 68,604,086 million yen.	8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 62,785,375 million yen.	8. Overdraft facilities and commitment lines of credit are contracts which commit to finance up to predetermined limits at the request of customers for extending loans, unless they have breached the terms and conditions set forth in the contracts. The unused balance of these contracts is 69,330,633 million yen.

The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.	The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.	The unused balance does not necessarily have an impact on future cash flows because many of these contracts are expected to expire without being drawn down. Most of these contracts include clauses under which the consolidated subsidiaries may refuse applications from customers for extending loans or reduce contracted limits for reasons such as changes in financial conditions, insufficient security or other reasonable reasons. Real estate and/or securities and other items are requested to be pledged as collateral as needed upon signing of the contract. In addition, once the contract is entered into, periodic monitoring of the borrower’s business conditions and other matters are performed in accordance with established internal procedures to review the terms and conditions of the contracts and take actions to secure credit extended, as needed.

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.	9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.	9. In accordance with the “Law concerning Revaluation of Land” (Law No. 34, March 31, 1998), land used for business operations of the domestic consolidated banking subsidiaries and the domestic consolidated trust banking subsidiaries has been revalued. The taxable portion of the revaluation difference is recognized as liabilities in “Deferred tax liabilities for land revaluation”, while the revaluation difference, net of the taxable portion, plus MUFG’s interest in the reserve for land revaluation reported in the equity method affiliates. Net assets are recorded as “Reserve for land revaluation” in Net assets.

Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002	Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002	Dates of revaluation: Consolidated domestic banking subsidiaries: March 31, 1998 Consolidated domestic trust banking subsidiaries: March 31, 1998 December 31, 2001, March 31, 2002

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

Method of revaluation under Article 3, Paragraph 3 of the Law:

Revaluation amounts are determined based on (1) “published land price under the Land Price Publication Law” stipulated in Article 2 Item 1 of the “Order for Enforcement of the Law concerning Revaluation of Land” (“Order for Enforcement”) (Cabinet Order No. 119, March 31, 1998), (2) “standard land price determined for land selected as a benchmark as defined in the Order for Enforcement of National Land Use Planning Law” stipulated in Article 2 Item 2 of the “Order for Enforcement,” (3) “land price determined by the method

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.	established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.	established and published by the Commissioner of the National Tax Agency in order to calculate the land value which is used for determining taxable amounts subject to land price tax as set forth in Article 16 of the Land Price Tax Law” stipulated in Article 2 Item 4 of the “Order for Enforcement” with price adjustments by shape and price fluctuation over a period and (4) appraisal by certified real estate appraisers stipulated in Article 2 Item 5 of the “Order for Enforcement” with price adjustments for time.

Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.	Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.	Some of the companies accounted for under the equity method have revalued their land used for business operations as of March 31, 2002.

10. Accumulated depreciation on tangible fixed assets: 1,383,524 million yen	10. Accumulated depreciation on tangible fixed assets: 1,029,988 million yen	10. Accumulated depreciation on tangible fixed assets: 1,372,174 million yen

11. Compressed book value of tangible fixed assets: 91,738 million yen (Compressed book value for the six months ended September 30, 2007: — million yen)	___________	11. Compressed book value of tangible fixed assets: 91,673 million yen (Compressed book value for the fiscal year ended March 31, 2008: — million yen)

12. Borrowed money includes 1,178,500 million yen of subordinated borrowings whose repayment is subordinated to other debts.	12. Borrowed money includes 1,166,000 million yen of subordinated borrowings whose repayment is subordinated to other debts.	12. Borrowed money includes 1,202,500 million yen of subordinated borrowings whose repayment is subordinated to other debts.

13. Bonds payable include 3,293,896 million yen of subordinated bonds.	13. Bonds payable include 3,221,661 million yen of subordinated bonds.	13. Bonds payable include 3,158,606 million yen of subordinated bonds.

___________	14. Goodwill and negative goodwill are netted and presented as “Other assets.” The gross amounts of goodwill and negative goodwill are as follows:	___________

Goodwill	367,951 million yen
Negative goodwill	31,433 million yen
Net	336,517 million yen

As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,386,986 million yen and 293,603 million yen, respectively.	15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,154,687 million yen and 169,572 million yen, respectively.	15. The principal amounts of money in trusts and loan trusts entrusted to the domestic trust banking subsidiaries, with principal guaranteed contracts, are 1,277,958 million yen and 231,508 million yen, respectively.

16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,352,216 million yen.	16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,044,763 million yen.	16. Guarantee obligations for private placement bonds (defined in Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” is 3,093,449 million yen.

(Consolidated Statements of Income)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
1. Other ordinary income includes 105,818 million yen of gains on sales of equity securities and 76,995 million yen of lease income relating to the consolidated leasing subsidiaries.	1. Other ordinary income includes 71,840 million yen of gains on sales of equity securities.	1. Other ordinary income includes 176,970 million yen of gains on sales of equity securities and 152,639 million yen of lease income relating to the consolidated leasing subsidiaries.

2.      Other ordinary expenses include 163,776 million yen of provisions for credit losses, 87,010 million yen of loan write-offs, 66,711 million yen of leasing costs relating to the consolidated leasing subsidiaries, and 45,010 million yen of write-down of equity securities.

2. Other ordinary expenses include 171,834 million yen of provisions for credit losses, 163,052 million yen of loan write-offs, and 145,276 million yen of write-down of equity securities.

2.      Other ordinary expenses include 251,597 million yen of loan write-offs, 132,564 million yen of leasing costs relating to the consolidated leasing subsidiaries, and 187,104 million yen of write-down of equity securities.

___________

3.      Impact upon the adoption of accounting standard for lease transactions recognized represents the impact arising from the changes in the accounting for lease transactions as a lessor by the consolidated subsidiary whose main business is leasing.

___________

___________	___________	4. Prior year adjustments represent elimination adjustments on assets of UFJ Bank Limited, which became a domestic consolidated banking subsidiary on October 1, 2005.

(Consolidated Statements of Changes in Net Assets)

I.	For the six months ended September 30, 2007

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2007	Number of shares increased	Number of shares decreased	Number of shares as of September 30, 2007	Notes
Outstanding shares
Common stock	10,861	10,850,782	—	10,861,643	1
Preferred stock first series of class 3	100	99,900	—	100,000	2
Preferred stock class 8	17	17,682	—	17,700	3
Preferred stock class 11	0	0	—	1	4
Preferred stock class 12	33	33,666	—	33,700	5

Total	11,013	11,002,031	—	11,013,044

Treasury stock
Common stock	654	654,379	277,165	377,867	6

Total	654	654,379	277,165	377,867

Notes:

1.	The increase in common stock by 10,850,782 thousand shares was due to a stock split.
2.	The increase in preferred stock first series of class 3 by 99,900 thousand shares was due to a stock split.
3.	The increase in preferred stock class 8 by 17,682 thousand shares was due to a stock split.
4.	The increase in preferred stock class 11 by 0 thousand shares was due to a stock split.
5.	The increase in preferred stock class 12 by 33,666 thousand shares was due to a stock split.
6.	The increase in common stock held as treasury stock by 654,379 thousand shares was due to a stock split, the acquisition at the shareholders’ request to purchase their odd-lot shares, an increase in the number of shares held by subsidiaries and affiliates, and other reasons. The decrease in common stock held as treasury stock by 277,165 thousand shares was due to a share exchange, the sale of odd-lot shares at the shareholders’ request, a decrease in the number of shares held by affiliates and other reasons.

2.	Information regarding subscription rights to shares

	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of September 30, 2007	Notes
			As of March 31, 2007	For the six months ended September 30, 2007		As of September 30, 2007
Issuer				Increase	Decrease
(¥ million)
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			—
Consolidated subsidiaries (Treasury stock)				—			87 (—)
Total				—			87 (—)

3.	Information regarding dividends

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 28, 2007	Common stock	61,259	6,000	March 31, 2007	June 28, 2007
	Preferred stock first series of class 3	3,000	30,000	March 31, 2007	June 28, 2007
	Preferred stock class 8	140	7,950	March 31, 2007	June 28, 2007
	Preferred stock class 11	0	2,650	March 31, 2007	June 28, 2007
	Preferred stock class 12	193	5,750	March 31, 2007	June 28, 2007

The total amount of dividends above includes 3 million yen paid to consolidated subsidiaries.

Dividends with record dates on or before September 30, 2007 and effective dates on or after October 1, 2007

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
Board of Directors meeting on November 21, 2007	Common stock	73,411	Other retained earnings	7	September 30, 2007	December 10, 2007
	Preferred stock first series of class 3	3,000	Other retained earnings	30	September 30, 2007	December 10, 2007
	Preferred stock class 8	140	Other retained earnings	7.95	September 30, 2007	December 10, 2007
	Preferred stock class 11	0	Other retained earnings	2.65	September 30, 2007	December 10, 2007
	Preferred stock class 12	193	Other retained earnings	5.75	September 30, 2007	December 10, 2007

MUFG executed a 1,000 for 1 stock split of common and preferred stocks effective on September 30, 2007.

II.	For the six months ended September 30, 2008

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2008	Number of shares increased	Number of shares decreased	Number of shares as of September 30, 2008	Notes
Outstanding shares
Common stock	10,861,643	72,035	—	10,933,679	1
Preferred stock first series of class 3	100,000	—	—	100,000
Preferred stock class 8	17,700	—	17,700	—	2
Preferred stock class 11	1	—	—	1
Preferred stock class 12	33,700	—	—	33,700

Total	11,013,044	72,035	17,700	11,067,380

Treasury stock
Common stock	504,262	3,216	201,045	306,433	3
Preferred stock class 8	—	17,700	17,700	—	4
Preferred stock class 12	—	22,400	—	22,400	5

Total	504,262	43,316	218,745	328,833

Notes:

1.	The increase in the common stock by 72,035 thousand shares is due to the issuance of common stock through the mandatory acquisition of preferred stock class 8 and at the request for acquisition of preferred stock class 12.
2.	The decrease in the preferred stock class 8 by 17,700 thousand shares is due to the retirement of preferred stock class 8 which was mandatorily acquired.
3.	The increase in the shares of common stock held as treasury stock by 3,216 thousand shares is due to purchases at the shareholders’ requests to purchase their shares constituting less than a unit and other purchase requests, and increases in the number of shares held by affiliates and other reasons. The decrease in common stock held as treasury stock by 201,045 thousand shares is due to the sale at the shareholders’ requests to sell shares constituting less than a unit, the issuance of shares through exercise of subscription rights to shares (stock option) and share exchange, and a decrease in the number of shares held by affiliates and other reasons.
4.	The increase in 17,700 thousand shares in preferred stock class 8 held as treasury stock is due to mandatory acquisition. The decrease in 17,700 thousand shares in preferred stock class 8 held as treasury stock is due to the retirement of the preferred stock.
5.	The increase in 22,400 thousand shares in class 12 preferred stock held as treasury stock is due to purchase requests.

2.	Information regarding subscription rights to shares

Issuer	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of September 30, 2008 (¥ million)	Notes
			As of March 31, 2008	For the six months ended September 30, 2008		As of September 30, 2008
				Increase	Decrease
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			3,562
Consolidated subsidiaries (Treasury stock)				—			111 (—)
Total				—			3,674 (—)

3.	Information regarding dividends

(1)	Dividend paid during the six months ended September 30, 2008

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 27, 2008	Common stock	72,525	7	March 31, 2008	June 27, 2008
	Preferred stock first series of class 3	3,000	30	March 31, 2008	June 27, 2008
	Preferred stock class 8	140	7.95	March 31, 2008	June 27, 2008
	Preferred stock class 11	0	2.65	March 31, 2008	June 27, 2008
	Preferred stock class 12	193	5.75	March 31, 2008	June 27, 2008

The total amount of dividends above includes 4 million yen paid to consolidated subsidiaries.

(2)	Dividends with record dates on or before September 30, 2008 and effective dates on or after October 1, 2008

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
Board of Directors meeting on November 18, 2008	Common stock	74,428	Other retained earnings	7	September 30, 2008	December 10, 2008
	Preferred stock first series of class 3	3,000	Other retained earnings	30	September 30, 2008	December 10, 2008
	Preferred stock class 11	0	Other retained earnings	2.65	September 30, 2008	December 10, 2008
	Preferred stock class 12	64	Other retained earnings	5.75	September 30, 2008	December 10, 2008

III.	For the fiscal year ended March 31, 2008

1.	Types and number of outstanding shares and treasury stock

	(Thousand shares)
	Number of shares as of March 31, 2007	Number of shares increased	Number of shares decreased	Number of shares as of March 31, 2008	Notes

Outstanding shares:
Common stock	10,861	10,850,782	—	10,861,643	1
Preferred stock first series of class 3	100	99,900	—	100,000	2
Preferred stock class 8	17	17,682	—	17,700	3
Preferred stock class 11	0	0	—	1	4
Preferred stock class 12	33	33,666	—	33,700	5

Total	11,013	11,002,031	—	11,013,044

Treasury stock:
Common stock	654	781,337	277,729	504,262	6

Total	654	781,337	277,729	504,262

Notes:

1.	The increase in common stock by 10,850,782 thousand shares was due to a stock split.
2.	The increase in preferred stock first series of class 3 by 99,900 thousand shares was due to a stock split.
3.	The increase in preferred stock class 8 by 17,682 thousand shares was due to a stock split.
4.	The increase in preferred stock class 11 by 0 thousand shares was due to a stock split.
5.	The increase in preferred stock class 12 by 33,666 thousand shares was due to a stock split.
6.	The increase in common stock held as treasury stock by 781,337 thousand shares was due to a stock split, repurchase at the shareholders’ requests to purchase their odd-lot shares and shares constituting less than a unit, the repurchase of treasury stock under the resolution of the Board of Directors, an increase in the number of shares held by subsidiaries and affiliates, and other reasons. The decrease in common stock held as treasury stock by 277,729 thousand shares was due to a share exchange, the sale of odd-lot shares and shares constituting less than a unit at the shareholders’ requests, a decrease in the number of shares held by affiliates and other reasons.

2.	Information regarding subscription rights to shares

Issuer	Type of subscription rights to shares	Type of shares to be issued	Number of shares issued				Balance as of March 31, 2008	Notes
			As of March 31, 2007	For the fiscal year ended March 31, 2008		As of March 31, 2008
				Increase	Decrease
(¥ million)
MUFG	Subscription rights to shares	—	—	—	—	—	—
	(Treasury stock)		(—)	(—)	(—)	(—)	(—)
	Stock options			—			2,408
Consolidated subsidiaries (Treasury stock)				—			100 (—)
Total				—			2,509 (—)

3.	Information regarding cash dividends

Date of approval	Type of stock	Total dividends	Dividend per share	Dividend record date	Effective date
		(million yen)	(yen)
General meeting of shareholders on June 28, 2007	Common stock	61,259	6,000	March 31, 2007	June 28, 2007
	Preferred stock first series of class 3	3,000	30,000	March 31, 2007	June 28, 2007
	Preferred stock class 8	140	7,950	March 31, 2007	June 28, 2007
	Preferred stock class 11	0	2,650	March 31, 2007	June 28, 2007
	Preferred stock class 12	193	5,750	March 31, 2007	June 28, 2007

Board of Directors meeting on November 21, 2007	Common stock	73,411	7	September 30, 2007	December 10, 2007
	Preferred stock first series of class 3	3,000	30	September 30, 2007	December 10, 2007
	Preferred stock class 8	140	7.95	September 30, 2007	December 10, 2007
	Preferred stock class 11	0	2.65	September 30, 2007	December 10, 2007
	Preferred stock class 12	193	5.75	September 30, 2007	December 10, 2007

The total amount of dividends above includes 11 million yen paid to consolidated subsidiaries.

MUFG conducted a 1,000 for 1 stock split of common and preferred stocks effective on September 30, 2007.

Dividends with record dates on or before March 31, 2008 and effective dates on or after April 1, 2008

Date of approval	Type of stock	Total dividends	Source of dividends	Dividend per share	Dividend record date	Effective date
		(million yen)		(yen)
General meeting of shareholders on June 27, 2008	Common stock	72,525	Other Retained earnings	7	March 31, 2008	June 27, 2008
	Preferred stock first series of class 3	3,000	Other Retained earnings	30	March 31, 2008	June 27, 2008
	Preferred stock class 8	140	Other Retained earnings	7.95	March 31, 2008	June 27, 2008
	Preferred stock class 11	0	Other Retained earnings	2.65	March 31, 2008	June 27, 2008
	Preferred stock class 12	193	Other Retained earnings	5.75	March 31, 2008	June 27, 2008

(Consolidated Statements of Cash Flows)

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Reconciliation between cash and cash equivalents and items presented on the interim consolidated balance sheet:		Reconciliation between cash and cash equivalents and items presented on the interim consolidated balance sheet:		Reconciliation between cash and cash equivalents and items presented on the consolidated balance sheet:

As of September 30, 2007		As of September 30, 2008		As of March 31, 2008

	(in millions of yen)		(in millions of yen)		(in millions of yen)

Cash and due from banks	10,978,368	Cash and due from banks	10,148,110	Cash and due from banks	10,281,603
Time deposits and negotiable certificates of deposit in other banks	(7,739,470)	Time deposits and negotiable certificates of deposit in other banks	(5,593,553)	Time deposits and negotiable certificates of deposit in other banks	(6,059,380)

Cash and cash equivalents	3,238,898	Cash and cash equivalents	4,554,556	Cash and cash equivalents	4,222,222

(Lease Transactions)

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees:		1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees which are accounted for similar to normal sale and purchase transactions:		1. Finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees:

(As lessee)		(As lessee)		(As lessee)

• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:		• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:		• Acquisition costs, accumulated depreciation, accumulated impairment loss and net book value of leased assets:

	(in millions of yen)		(in millions of yen)		(in millions of yen)

Acquisition costs		Acquisition costs		Acquisition costs

Tangible fixed assets	187,054	Tangible fixed assets	156,025	Buildings	49
Intangible fixed assets	152,611	Intangible fixed assets	141,442	Other tangible fixed assets	166,896

Total	339,666	Total	297,468	Software	151,405

				Total	318,351

Accumulated depreciation		Accumulated depreciation		Accumulated depreciation

Tangible fixed assets	93,503	Tangible fixed assets	90,932	Buildings	40
Intangible fixed assets	74,653	Intangible fixed assets	86,331	Other tangible fixed assets	86,976

Total	168,156	Total	177,264	Software	84,115

				Total	171,132

Accumulated impairment losses		Accumulated impairment losses		Accumulated impairment losses

Tangible fixed assets	301	Tangible fixed assets	167	Other tangible fixed assets	1,068
Intangible fixed assets	37	Intangible fixed assets	46	Software	37

Total	338	Total	213	Total	1,105

Net book value as of September 30, 2007		Net book value as of September 30, 2008		Net book value as of March 31, 2008

Tangible fixed assets	93,249	Tangible fixed assets	64,925	Buildings	9
Intangible fixed assets	77,921	Intangible fixed assets	55,064	Other tangible fixed assets	78,852

Total	171,170	Total	119,990	Software	67,252

				Total	146,113

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of September 30, 2007. However, for the main intangible fixed asset items, interest expenses that are reasonably estimated are deducted from the acquisition costs.		Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of September 30, 2008. However, for the main intangible fixed asset items, interest expenses that are reasonably estimated are deducted from the acquisition costs.		Note: The acquisition costs include the interest expenses since the future lease payments are immaterial when compared with the balance of the fixed assets as of March 31, 2008. However, for the main software items, interest expenses that are reasonably estimated are deducted from the acquisition costs.

• Future lease payments as of September 30, 2007		• Future lease payments as of September 30, 2008		• Future lease payments as of March 31, 2008

	(in millions of yen)		(in millions of yen)		(in millions of yen)
Due within one year	52,074	Due within one year	45,249	Due within one year	49,570
Due after one year	121,794	Due after one year	76,749	Due after one year	99,869

Total	173,868	Total	121,998	Total	149,440

Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of September 30, 2007. However, for the main intangible fixed assets items, interest expenses that are reasonably estimated are deducted from the future lease payments.		Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of September 30, 2008. However, for the main intangible fixed assets items, interest expenses that are reasonably estimated are deducted from the future lease payments.		Note: Future lease payments include the interest expenses since the future lease payments are immaterial when compared to the balance of the fixed assets as of March 31, 2008. However, for the main software items, interest expenses that are reasonably estimated are deducted from the future lease payments.

• Balance of impairment losses on leased assets as of September 30, 2007		• Balance of impairment losses on leased assets as of September 30, 2008		• Balance of impairment losses on leased assets as of March 31, 2008

271 million yen		213 million yen		970 million yen

• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:		• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:		• Lease expense, reversal of impairment losses on leased assets, depreciation, interest expense and impairment losses:

	(in millions of yen)		(in millions of yen)		(in millions of yen)
Lease expense	29,290	Lease expense	25,987	Lease expense	57,380
Reversal of impairment losses on leased assets	67	Reversal of impairment losses on leased assets	67	Reversal of impairment losses on leased assets	209
Depreciation	28,620	Depreciation	25,429	Depreciation	56,057
Interest expense	624	Interest expense	455	Interest expense	1,180
Impairment losses	338	Impairment losses	78	Impairment losses	1,179

For the six months ended September 30, 2007		For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
• Method used to calculate depreciation:		• Method used to calculate depreciation:	• Method used to calculate depreciation:

Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.		Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.	Depreciation is calculated using the straight-line method over the lease term of the respective assets with no residual value at the end of the lease period.

• Method used to calculate interest expense:		• Method used to calculate interest expense:	• Method used to calculate interest expense:

Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each interim period using the interest method.		Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each interim period using the interest method.	Interest expense is calculated based on the difference between the total lease payments and the acquisition costs of the leased assets and allocated to each fiscal year using the interest method.

(As lessor)			(As lessor)

• Acquisition costs, accumulated depreciation and net book value of leased assets:		___________	• Acquisition costs, accumulated depreciation and net book value of leased assets included in tangible fixed assets, and intangible fixed assets:
	(in millions of yen)			(in millions of yen)
Acquisition costs			Acquisition costs
Tangible fixed assets	512,665		Other tangible fixed assets	510,617
Intangible fixed assets	66,094		Other intangible fixed assets	70,089

Total	578,760		Total	580,707
Accumulated depreciation			Accumulated depreciation
Tangible fixed assets	225,598		Other tangible fixed assets	228,336
Intangible fixed assets	28,203		Other intangible fixed assets	30,058

Total	253,801		Total	258,395
Net book value as of September 30, 2007			Net book value as of March 31, 2008
Tangible fixed assets	287,066		Other tangible fixed assets	282,280
Intangible fixed assets	37,891		Other intangible fixed assets	40,031

Total	324,958		Total	322,312

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008
• Future lease payments				• Future lease payments

	(in millions of yen)				(in millions of yen)
Due within one year	115,858			Due within one year	115,947
Due after one year	242,853			Due after one year	238,268

Total	358,712			Total	354,215
Note: Future lease payments include interest received, since the total balances of future lease payments and the estimated residual values as of September 30, 2007 are immaterial when compared with the accounts receivables balances as of September 30, 2007.				Note: Future lease payments include interest received, since the total balances of future lease payments and the estimated residual values as of March 31, 2008 are immaterial when compared with the accounts receivables balances as of March 31, 2008.

• Lease income	61,519 million yen			• Lease income	123,254 million yen
• Depreciation	52,792 million yen			• Depreciation	106,023 million yen

2. Operating lease transactions		2. Operating lease transactions		2. Operating lease transactions

(As lessor)		(As lessor)		(As lessor)

	(in millions of yen)		(in millions of yen)		(in millions of yen)
• Future lease payments		• Future lease payments relating to non-cancellable operating leases		• Future lease payments

Due within one year	40,753	Due within one year	42,226	Due within one year	44,476
Due after one year	163,519	Due after one year	131,364	Due after one year	139,734

Total	204,273	Total	173,591	Total	184,210

(As lessee)		(As lessee)		(As lessee)

• Future lease payments		• Future lease payments relating to non-cancellable operating leases		• Future lease payments
	(in millions of yen)		(in millions of yen)		(in millions of yen)
Due within one year	4,917	Due within one year	5,039	Due within one year	8,486
Due after one year	26,357	Due after one year	39,299	Due after one year	22,473

Total	31,275	Total	44,338	Total	30,960

(Securities)

I	As of September 30, 2007

*1	In addition to “Securities” in the consolidated balance sheet, the following tables include negotiable certificates of deposit in “Cash and due from banks” and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the interim non-consolidated financial statements.

1.	Debt securities being held to maturity with fair values (as of September 30, 2007)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)
Domestic bonds :	3,007,124	3,009,330	2,205
Government bonds	2,697,587	2,697,965	377
Municipal bonds	75,694	76,592	898
Corporate bonds	233,842	234,772	929
Foreign bonds	31,998	32,383	385
Other	164,967	164,966	(0)

Total	3,204,090	3,206,681	2,590

Note:

Fair value is calculated by using quoted market prices and/or other information as at the interim period end.

2.	Other securities with fair values (as of September 30, 2007)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Domestic equity securities	4,393,579	7,413,850	3,020,271
Domestic bonds	18,073,311	17,994,368	(78,942)
Government bonds	16,563,424	16,489,597	(73,827)
Municipal bonds	202,000	201,734	(265)
Corporate bonds	1,307,886	1,303,036	(4,850)
Foreign equity securities	108,209	239,629	131,420
Foreign bonds	7,530,373	7,443,250	(87,122)
Other	5,252,540	5,247,630	(4,910)

Total	35,358,013	38,338,729	2,980,716

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the interim period end.
2.

Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the interim period end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining

“significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings, or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.
3.	Net unrealized gains and losses include losses of 245 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

3.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities included in Table 1) (as of September 30, 2007)

(in millions of yen)
Amount
Debt securities being held to maturity
Foreign bonds	14,495
Other securities
Domestic equity securities	420,750
Corporate bonds	3,677,349
Foreign equity securities	73,181
Foreign bonds	143,771

II	As of September 30, 2008

*1	In addition to “Securities” in the consolidated balance sheet, the following tables include negotiable certificates of deposit in “Cash and due from banks” and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the interim non-consolidated financial statements.

1.	Debt securities being held to maturity with fair values (as of September 30, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)
Domestic bonds:	2,133,993	2,140,795	6,801
Government bonds	1,807,176	1,812,057	4,880
Municipal bonds	69,002	69,672	669
Corporate bonds	257,813	259,065	1,251
Foreign bonds	22,384	23,177	793
Other	222,052	222,052	—

Total	2,378,430	2,386,025	7,594

Note:

Fair value is calculated by using quoted market prices and/or other information as at the interim period end.

2.	Other securities with fair values (as of September 30, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Domestic equity securities	4,150,255	5,010,911	860,656
Domestic bonds	17,669,010	17,658,600	(10,409)
Government bonds	15,714,629	15,704,955	(9,674)
Municipal bonds	279,536	280,684	1,148
Corporate bonds	1,674,844	1,672,961	(1,883)
Foreign equity securities	117,142	144,176	27,034
Foreign bonds	7,316,688	7,213,911	(102,776)
Other	5,075,815	4,301,555	(774,259)

Total	34,328,910	34,329,155	244

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the interim period end.
2.	Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the interim period end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining “significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.

3.	Net unrealized gains and losses include losses of 8,516 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

3.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities in Table 1) (as of September 30, 2008)

(in millions of yen)
Amount
Debt securities being held to maturity:
Foreign bonds	543
Other securities:
Domestic equity securities	438,785
Corporate bonds	3,407,603
Foreign equity securities	75,686
Foreign bonds	318,250

III.	As of March 31, 2008

*1.	In addition to “Securities” on the consolidated balance sheet, the following tables include securities classified as “Trading assets,” negotiable certificates of deposit in “Cash and due from banks” and securities and beneficiary certificates of commodity investment trusts in “Monetary claims bought”.

*2.	“Investments in subsidiaries and affiliates with fair values” are disclosed in the note to the non-consolidated financial statements.

1.	Available-for-sale securities (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Net unrealized gains (losses) recognized in current earnings
Available for sale securities	10,048,468	53,379

2.	Debt securities being held to maturity with fair values (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Fair value	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Domestic bonds	2,805,196	2,824,350	19,153	21,178	2,025
Government bonds	2,496,983	2,512,116	15,133	17,129	1,996
Municipal bonds	71,844	73,073	1,229	1,229	—
Corporate bonds	236,368	239,159	2,790	2,819	28
Other	136,778	137,862	1,083	1,304	220
Foreign bonds	20,934	22,018	1,084	1,304	220
Other	115,844	115,844	(0)	—	0

Total	2,941,975	2,962,212	20,237	22,483	2,245

Notes:

1.	Fair value is calculated by using quoted market prices and/or other information as at the fiscal year end.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.

3.	Other securities with fair values (as of March 31, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Domestic equity securities	4,296,748	5,674,702	1,377,953	1,737,517	359,564
Domestic bonds	17,070,963	17,062,116	(8,847)	82,767	91,614
Government bonds	15,366,668	15,343,602	(23,065)	66,131	89,196
Municipal bonds	198,806	202,574	3,767	3,916	148
Corporate bonds	1,505,488	1,515,939	10,450	12,719	2,269
Other	13,789,594	13,425,362	(364,231)	192,167	556,398
Foreign equity securities	97,079	192,234	95,154	95,682	527
Foreign bonds	8,435,851	8,415,050	(20,800)	65,715	86,515
Other	5,256,662	4,818,077	(438,584)	30,770	469,355

Total	35,157,305	36,162,180	1,004,875	2,012,453	1,007,578

Notes:

1.	Amount on consolidated balance sheet represents fair value calculated by using quoted market prices and/or other information as at the end of March 2008.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.
3.	Securities with market prices or reasonably established values held by MUFG and domestic consolidated subsidiaries are recorded at fair value on the consolidated balance sheet when the fair values of such securities have significantly declined from the acquisition costs and it is determined at the fiscal year end that the recovery of the fair values to the acquisition costs are unlikely. Differences between the fair values and the acquisition costs are recognized as losses in current earnings. Criteria for determining “significant declines in fair value” are set forth as below based on the classification of issuers in accordance with the internally established self-assessment standards for asset quality:

Bankrupt, Substantially bankrupt or Potentially bankrupt issuers:	Fair value is lower than acquisition cost
Special mention:	Fair value has declined 30% or more from acquisition cost
Normal:	Fair value has declined 50% or more from acquisition cost

A bankrupt issuer means an issuer that is legally and formally declared as bankrupt, including having entered into bankruptcy proceedings, special liquidation proceedings or notes being dishonored and suspended from being processed through clearing houses, or other conditions. A substantially bankrupt issuer means an issuer who is regarded as substantially bankrupt. A potentially bankrupt issuer means an issuer that is determined to be highly likely to be bankrupt in the future. A special mention issuer means an issuer that requires close monitoring going forward. A normal issuer refers to an issuer other than a bankrupt, substantially bankrupt, potentially bankrupt and special mention issuer.

4.	Net unrealized gains and losses include losses of 13,982 million yen arising from not bifurcating embedded derivatives from other securities which are recorded in current earnings.

4.	Other securities sold during the fiscal year ended March 31, 2008

	(in millions of yen)
	Amount sold	Gains on sales	Losses on sales
Other securities	50,118,819	332,133	144,781

5.	Securities carried at acquisition cost on the consolidated balance sheet (excluding securities included in Table 2) (as of March 31, 2008)

(in millions of yen)
Amount
Debt securities being held to maturity
Foreign bonds	12,886
Other securities
Domestic equity securities	446,418
Corporate bonds	3,481,687
Foreign equity securities	72,450
Foreign bonds	243,430

6.	The redemption schedule of other securities with maturities and debt securities being held to maturity (as of March 31, 2008)

	(in millions of yen)
	Within 1 year	Between 1 to 5 years	Between 5 to 10 years	Over 10 years
Domestic bonds	8,972,284	7,467,376	4,633,923	2,279,647
Government bonds	8,200,246	4,273,924	3,634,820	1,731,595
Municipal bonds	24,752	145,509	105,963	3,846
Corporate bonds	747,285	3,047,942	893,139	544,205
Other	799,114	3,425,040	2,761,209	5,570,201
Foreign bonds	589,635	2,986,504	1,440,348	2,955,942
Other	209,479	438,536	1,320,861	2,614,259

Total	9,771,398	10,892,417	7,395,133	7,849,848

(Money Held in Trust)

I.	As of September 30, 2007

Money held in trust other than for trading purpose or being held to maturity (as of September 30, 2007)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Money held in trust other than for trading purposes or being held to maturity	339,957	340,716	759

Note:

Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the interim period end.

II.	As of September 30, 2008

Money held in trust other than for trading purposes or being held to maturity (as of September 30, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)
Money held in trust other than for trading purposes or being held to maturity	313,263	314,062	798

Notes:

Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the interim period end.

III.	As of March 31, 2008

1.	Money held in trust for trading purposes (as of March 31, 2008)

	(in millions of yen)
	Amount on consolidated balance sheet	Net unrealized gains (losses) recognized in current earnings
Money held in trust for trading purposes	72,392	(9,671)

2.	Money held in trust other than for trading purposes or being held to maturity (as of March 31, 2008)

	(in millions of yen)
	Acquisition cost	Amount on consolidated balance sheet	Net unrealized gains (losses)	Unrealized gains	Unrealized losses
Money held in trust other than for trading purposes or being held to maturity	328,054	329,055	1,001	1,091	89

Notes:

1.	Amount on consolidated balance sheet is recorded at fair value determined using quoted market prices and/or other information as at the fiscal year end.
2.	“Unrealized gains” and “Unrealized losses” represent the components of “Net unrealized gains (losses)”.

(Net Unrealized Gains (Losses) on Other Securities)

I.	As of September 30, 2007

Net unrealized gains (losses) on other securities (as of September 30, 2007)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	3,007,857
Other securities	3,007,098
Money held in trust other than for trading purpose or being held to maturity	759
Deferred tax liabilities	(1,208,323)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	1,799,534
Minority interests	1,654
MUFG’s interest in unrealized gains (losses) on other securities held by equity method affiliates	2,229
Net unrealized gains (losses) on other securities	1,803,418

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 245 million yen of losses arising from not bifurcating embedded derivatives from other securities.
2.	“Net unrealized gains (losses)” in this table includes 26,136 million yen of unrealized gains on securities in investment limited partnerships.

II	As of September 30, 2008

Net unrealized gains (losses) on other securities (as of September 30, 2008)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	22,843
Other securities	22,044
Money held in trust other than for trading purpose or being held to maturity	798
Deferred tax liabilities	(72,785)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	(49,941)
Minority interests	19,221
MUFG’s interest in unrealized gains (losses) on other securities held by affiliates accounted for under the equity method	(8,523)
Net unrealized gains (losses) on other securities	(39,243)

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 8,516 million yen of losses arising from not bifurcating embedded derivatives from other securities.
2.	“Net unrealized gains (losses)” in this table includes 13,283 million yen of unrealized gains on securities in investment limited partnerships.

III	As of March 31, 2008

Net unrealized gains (losses) on other securities (as of March 31, 2008)

The breakdown of “Net unrealized gains (losses) on other securities” recognized in the balance sheet is as follows:

(in millions of yen)
Amount
Net unrealized gains (losses) on other securities	1,034,322
Other securities	1,033,321
Money held in trust other than for trading purpose or being held to maturity	1,001
Deferred tax liabilities	(443,995)
Net unrealized gains (losses) on other securities (before adjusting the interests below)	590,327
Minority interests	7,771
MUFG’s interest in unrealized gains (losses) on other securities held by equity method affiliates	(2,746)
Net unrealized gains (losses) on other securities	595,352

Notes:

1.	“Net unrealized gains (losses)” in this table excludes 13,982 million yen of losses arising from not bifurcating embedded derivates from other securities.
2.	“Net unrealized gains (losses)” in this table includes 14,463 million yen of unrealized gains on securities in investment limited partnerships.

(Derivative)

I.	As of September 30, 2007

(1)	Interest-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Interest rate futures	17,947,289	(1,876)	(1,876)
	Interest rate options	23,208,038	177	(266)

Over-the-counter	Forward rate agreements	3,616,306	179	179
	Interest rate swaps	509,670,483	264,518	264,723
	Interest rate swaptions	40,172,663	1,477	7,638
	Other	7,704,037	7,341	9,046

	Total	—	271,818	279,444

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.

(2)	Currency-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Currency futures	13,263	(45)	(45)

Over-the-counter	Currency swaps	38,395,170	64,614	64,614
	Foreign exchange contracts	88,901,187	214,430	214,430
	Currency options	32,063,611	(158,048)	1,104

	Total	—	120,950	280,103

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.

(3)	Stock-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Stock index futures	577,640	(25,778)	(25,778)
	Stock index options	155,365	497	367

Over-the-counter	Over-the-counter securities options	664,845	(12,666)	(6,157)
	Over-the-counter securities index swaps and other swaps	61,100	(2,995)	(2,995)
	Over-the-counter securities index and other forward contracts	4,531	10	(3,412)

	Total	—	(40,933)	(37,977)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(4)	Bond-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Bond futures	2,549,614	2,450	2,450
	Bond future options	515,321	(913)	73

Over-the-counter	Over-the-counter bond options	558,654	(743)	(802)

	Total	—	793	1,721

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(5)	Commodity-related transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Exchange-traded	Commodity futures	11,766	203	203
	Commodity options	3,466	34	164

Over-the-counter	Commodity swaps	1,092,133	85,096	85,096
	Commodity options	308,111	(4,897)	(4,570)

	Total	—	80,437	80,894

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	5,767,221	(126)	(126)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(7)	Other (as of September 30, 2007)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	353	(13)	17

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

II. As of September 30, 2008

(1)	Interest-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Interest rate futures	8,244,886	1,949	1,949
	Interest rate options	7,823,541	505	186

Over-the-counter	Forward rate agreements	12,263,502	(666)	(666)
	Interest rate swaps	520,013,941	432,669	432,669
	Interest rate options	49	(0)	(0)
	Interest rate swaptions	70,134,137	2,410	6,829
	Other	8,886,867	(1,082)	2,950

	Total	—	435,785	443,918

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.

(2)	Currency-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Currency futures	375,022	193	193

Over-the-counter	Currency swaps	35,673,874	(108,625)	(108,625)
	Foreign exchange contracts	95,042,677	173,677	173,677
	Currency options	31,192,334	96,591	241,496

	Total	—	161,837	306,742

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.

(3)	Stock-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial exchange-traded	Stock index futures	584,222	41,923	41,923
	Stock index options	95,007	(1,174)	(464)

Over-the-counter	Over-the-counter securities options	822,296	(21,445)	(11,739)
	Over-the-counter securities index swaps and other swaps	180,465	(7,038)	(7,038)
	Over-the-counter securities index and other forward contracts	17,221	(646)	(646)

	Total	—	11,619	22,034

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(4)	Bond-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Bond futures	2,157,370	1,512	1,512
	Bond future options	476,178	694	805

Over-the-counter	Over-the-counter bond options	1,062,467	865	582

	Total	—	3,072	2,900

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(5)	Commodity-related transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Financial instrument exchange-traded	Commodity futures	65,999	2,752	2,752
	Commodity options	28,348	(47)	688

Over-the-counter	Commodity swaps	1,179,246	118,884	118,884
	Commodity options	661,281	(16,074)	(15,649)

	Total	—	105,514	106,676

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	7,883,603	40,125	40,125
	Total rate of return swaps	62,484	(4,276)	(4,276)

	Total	—	35,849	35,849

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

(7)	Other (as of September 30, 2008)

		(in millions of yen)
Classification	Type of transaction	Contract/notional amount	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	249	(34)	(13)
	Earthquake derivatives	20,282	(1,517)	(1,517)

	Total	—	(1,551)	(1,530)

Note:

Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

III.	As of March 31, 2008

1.	Derivative transactions

(1)	Nature of activities

The MUFG Group enters into the following derivative activities:

•	Interest-related transactions, including interest rate swaps, interest rate futures, interest rate options and forward rate agreements;

•	Currency-related transactions, including currency swaps, currency futures, currency options and foreign exchange forward contracts;

•	Stock-related transactions, including stock index futures, stock index options, and securities over-the-counter options;

•	Bond-related transactions, including bond futures, bond futures options and bond over-the-counter options;

•	Other, including commodity futures, commodity options, commodity swaps and credit derivatives.

(2)	Purpose of and policies for executing derivative transactions

Derivative transactions are actively executed in accordance with risk management and management policies. The main purpose of such transactions is as follows:

•	Improve efficiency of investment and fund raising for customers and offer them hedging instruments for various financial risks

•	Engage in trading based on the MUFG Group short-term foreign exchange and interest rate forecasts

•	Adjust foreign exchange and interest rate risks associated with the MUFG Group’s assets and liabilities

The MUFG Group’s domestic consolidated banking and trust banking subsidiaries hedge interest rate risks arising from various financial assets and liabilities such as loans and deposits using derivatives. The application of hedge accounting requires the assessment of whether the correlation between the deposits, loans, securities and other hedged items and the interest rate swaps, futures and other hedging instruments are within a certain range. To meet this requirement, each MUFG Group bank has constructed an appropriate risk management structure and assesses the effectiveness of hedging activities.

(3)	Nature of risks arising from transactions

Risks involving derivative transactions consist of market risks and credit risks.

Market risks refer to the risks of loss arising from changes in the various market factors, such as in interest rates, prices of securities or foreign exchange rates. The MUFG Group measures market risks using the value-at-risk approach (a risk index that statistically estimates maximum losses incurred in a portfolio within a given probability in the holding period, based on the historical changes in the market) as a common measure.

For credit risks, major MUFG Group companies calculate unrealized losses or gains arising from transactions by counterparty on a daily basis based on actual market conditions, and add projected future losses to the unrealized losses or gains to measure the credit amount.

(4)	Risk management structure for transactions

The holding company determines the basic policy on risk management for the MUFG Group as a whole. Each major MUFG Group company establishes a risk management structure to carry out risk management in accordance with the basic policy.

A risk management committee has been established in the holding company. ALM committees, ALM councils, risk management committees and other bodies have been established at the major MUFG Group companies to discuss and decide on important matters pertaining to market risk management and operation.

Furthermore, the major MUFG Group companies set market risk limits and also set upper limits on losses, to limit risk exposure and loss amounts to within a certain range. The MUFG Group’s overall risk conditions and the status of compliance with limits and other restrictions are reported on a daily basis to management.

For credit risk, at the major MUFG Group companies, the credit department and risk management department independent of the trading department verify the appropriateness of the nature of individual transactions, assess the risk exposure and gains or losses, and check the credit line for each counterparty in order to ensure appropriate risk management.

2.	Fair value of transactions

(1)	Interest-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Interest rate futures	Sell	6,460,791	1,147,045	(11,234)	(11,234)
		Buy	5,295,151	810,894	7,441	7,441
	Interest rate options	Sell	6,721,509	136,162	(4,335)	(3,173)
		Buy	5,928,699	136,492	5,181	3,249

Over-the-counter	Forward rate agreements	Sell	5,384,627	350,830	(101)	(101)
		Buy	4,282,298	—	(327)	(327)

	Interest rate swaps	Receive fixed, pay floating	267,133,591	179,631,170	3,646,374	3,646,374
		Receive floating, pay fixed	254,439,535	167,296,739	(3,163,499)	(3,163,499)
		Receive floating, pay floating	30,059,854	17,603,850	8,758	8,793
		Receive fixed, pay fixed	900,052	712,778	(80,536)	(80,536)

	Interest rate swaptions	Sell	27,750,700	11,337,070	97,055	(99,755)
		Buy	22,723,066	10,458,638	278,834	100,639

	Other	Sell	3,054,410	2,283,440	(6,520)	471
		Buy	3,174,670	2,350,937	23,105	10,874

	Total		—	—	800,196	419,215

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 24 are not included in the table above.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Financial Exchange, Inc. and other exchanges.

Fair values of over-the-counter transactions are calculated using the discounted present value or option pricing models or other approaches.

(2)	Currency-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Currency futures	Sell	5,593	—	(23)	(23)
		Buy	6,610	—	—	—

Over-the-counter	Currency swaps		35,213,982	26,993,908	(140,627)	(140,627)
	Foreign exchange contracts	Sell	38,277,586	572,405	706,642	706,642
		Buy	43,453,928	671,253	(632,231)	(632,231)
	Currency options	Sell	16,707,450	8,435,397	(591,521)	(28,965)
		Buy	14,893,726	7,320,996	838,642	384,789

Total			—	—	180,879	289,583

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions which apply hedge accounting in accordance with Industry Audit Committee Report No. 25 are not included in the table above.
2.	Fair values are measured as below:

Fair values of derivative transactions are calculated using the discounted present value, option pricing models or other approaches.

(3)	Stock-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value		Net unrealized gains (losses)
Exchange-traded	Equity index futures	Sell	314,847	—	7,511		7,511
		Buy	94,291	—	(2,784)		(2,784)
	Equity index options	Sell	52,278	—	1,290		476
		Buy	48,165	—	1,299		(33)

Over-the-counter	Over-the-counter securities options	Sell	424,826	188,285	48,754		(18,441)
		Buy	299,719	120,722	25,505		2,685
	Over-the-counter index swaps and other swaps	Receive rate of change in stock index, pay interest	119,600	119,600	(12,977)		(12,977)
		Receive interest, pay rate of change of stock index	12,350	12,350	786		786
	Over-the-counter index and other forward contracts	Sell Buy	914 8,768	— —	(2 (195	) )	(2 (195	) )

Total			—	—	69,186		(22,974)

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Stock Exchange, and other exchanges.

Fair values of over-the-counter transactions are calculated using the discounted present value or option pricing models or other approaches.

(4)	Bond-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Bond futures	Sell	1,076,348	56,870	(818)	(818)
		Buy	1,180,436	368,820	2 ,136	2,136
	Bond future options	Sell	543,633	95,851	177	114
		Buy	371,173	105,740	1,335	99

Over-the-counter	Over-the-counter bond options	Sell Buy	341,172 261,688	— —	357 1,628	(6 560)

	Total		—	—	4,817	2,085

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

Derivative transactions subject to hedge accounting are not included in the table above.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the Tokyo Stock Exchange, and other exchanges.

Fair values of over-the-counter transactions are calculated using the option pricing models or other approaches.

(5)	Commodity-related transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Exchange-traded	Commodity futures	Sell	8,022	2,628	3,153	3,153
		Buy	16,721	8,273	(2,198)	(2,198)
	Commodity options	Sell	6,876	3,628	713	(81)
		Buy	5,476	(1,631)	202	(138)

Over-the-counter	Commodity swaps	Receive rate of change in commodities index, pay short-term floating interest	411,945	337,902	(151,369)	(151,369)
		Receive short-term floating interest, pay rate of change of commodities index	439,731	360,344	241,059	241,059
	Commodity options	Sell	158,198	103,957	(13,524)	5,346
		Buy	121,097	63,636	7,838	7,200

Total			—	—	85,874	102,972

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Fair values are measured as below:

Fair values of exchange-traded transactions are measured at the closing price on the International Petroleum Exchange, and other exchanges.

Fair value of over-the-counter transactions are calculated based on the price of the commodity subject to the transaction, the contract period, and other factors included in the contracts of a transaction.
3.	Commodities mainly consist of petroleum.

(6)	Credit derivative transactions (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Over-the-counter	Credit default options	Sell	2,980,889	2,738,513	(86,455)	(86,455)
		Buy	4,232,806	3,750,088	120,354	120,354

Total			—	—	33,899	33,899

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.

2.	Fair values are measured as below:

Fair values are calculated using the discounted present values, the option pricing models, or other approaches.
3.	“Sell” refers to credit risk underwriting transactions, and “Buy” refers to credit risk delivery transactions.

(7)	Other (as of March 31, 2008)

			(in millions of yen)
Classification	Type of transaction		Contract/notional amount	Portion due after one year	Fair value	Net unrealized gains (losses)
Over-the-counter	Weather derivatives	Sell	144	24	(10)	23
		Buy	—	—	—	—
	Earthquake derivatives	Sell	9,160	9,160	(1,792)	(1,792)
		Buy	9,160	9,160	14	14

	Total		—	—	(1,789)	(1,755)

Notes:

1.	Derivative transactions included in the table above are measured at fair value, and the net unrealized gains or losses are recognized in the consolidated statement of income.
2.	Fair values are measured as below:

Fair values are calculated using the option pricing model or other approaches.

(Stock Options)

I.	For the six months ended September 30, 2007

There are no applicable matters to be disclosed.

II.	For the six months ended September 30, 2008

1.	Amount and the account name of the stock options expenses for the six months ended September 30, 2008

General and administrative expenses: 1,767 million yen

2.	Nature of stock options granted during the six months ended September 30, 2008

	2008 Stock Options
Title and number of grantees	Directors of MUFG	17
	Corporate auditors of MUFG	5
	Executive officers of MUFG	40
	Directors and executive officers of subsidiaries	174

Number of stock options by type of stock (Note)	Common stock	3,263,600

Grant date	July 15, 2008
Condition for vesting	Retirement
Qualifying service period for vesting	From June 27, 2008 to 2009 general shareholders meeting
Exercise period	July 15, 2008 to July 14, 2038
Exercise price (yen)	1
Fair value at grant date (yen)	923

Note:

The number of stock options is converted into the number of shares of common stock.

III.	For the fiscal year ended March 31, 2008

1.	Amount and the account name of the stock options expenses for the fiscal year ended March 31, 2008

General and administrative expenses: 2,509 million yen

2.	Nature and number, and movement of stock options

(1)	MUFG

(i)	Nature of stock options

	2007 Stock Options
Title and number of grantees	Directors of MUFG	15
	Corporate auditors of MUFG	5
	Executive officers of MUFG	39
	Directors and executive officers of subsidiaries	130

Number of stock options by type of stock (Note)	Common stock	2,798,000

Grant date	December 6, 2007
Condition for vesting	Retirement
Qualifying service period for vesting	June 28, 2007 to June 27, 2008
Exercise period	December 6, 2007 to December 5, 2037

Note:

The number of stock options is converted into the number of shares of common stock.

(ii)	Number and movement of stock options

The table below shows the stock options existed during the fiscal year ended March 31, 2008. The number of stock options is converted into the number of shares of common stock.

(a)	Number of stock options

2007 Stock Options
Non-vested (shares)
Outstanding as of March 31, 2007	—
Granted	2,798,000
Forfeited	—
Vested	—
Outstanding as of March 31, 2008	2,798,000
Vested (shares)
Outstanding as of March 31, 2007	—
Vested	—
Exercised	—
Forfeited	—
Exercisable as of March 31, 2008	—

b)	Price information (per share)

2007 Stock Options
Exercise price (yen)	1
Average stock price upon exercise (yen)	—
Fair value at grant date (yen)	1,032

(iii)	Method for calculating the fair value of stock options

The fair values of the stock options granted during the fiscal year ended March 31, 2008 is calculated as follows:

(a)	Calculation method: The Black-Scholes Model

(b)	Key assumptions used and the method of estimation

	Note	2007 Stock Options
Volatility of stock price	1	31.06%
Estimated remaining outstanding period	2	4 years
Expected dividend	3	11 yen per share
Risk-free interest rate	4	0.95%

Notes:

1.	The volatility of stock price is calculated based on the actual stock prices during the four years from November 30, 2003 to November 29, 2007.
2.	The estimated remaining outstanding period cannot be readily estimated due to a lack of historical data. Therefore, the average period of service of directors of MUFG and subsidiaries is used.
3.	Expected dividend is based on the actual dividend per share on common stock for the fiscal year ended March 31, 2007.
4.	Risk-free interest rate is calculated based on the Japanese government bond yield applicable to the estimated remaining outstanding period of the stock options.

(iv)	Method of estimating the number of stock options to be vested

In general, the estimate incorporates only the actual forfeited options, as a reasonable estimate of the future forfeitures is difficult.

(2)	kabu.com Securities Co., Ltd. (consolidated subsidiary)

(i)	Nature of stock options

	2003 Stock Options		2004 Stock Options		2006 Stock Options
Title and number of grantees (Note 3)	Director of kabu.com Securities Co., Ltd.	1	Director of kabu.com Securities Co., Ltd.	1	Director of kabu.com Securities Co., Ltd.	1
	Employees of kabu.com Securities Co., Ltd.	36	Corporate auditor of kabu.com Securities Co., Ltd.	1	Executive officer of kabu.com Securities Co., Ltd.	1
			Employees of kabu.com Securities Co., Ltd.	4	Employees of kabu.com Securities Co., Ltd.	31
Number of stock options by type of stock (Note 1, 2)	Common stock	12,861	Common stock	1,854	Common stock	4,314

Grant date	December 31, 2003		April 30, 2004		March 31, 2006

Condition for vesting	Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options		Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options		Being a director, executive officer or employee of kabu.com Securities Co., Ltd. upon the exercise of the stock options

Qualifying service period vesting	The service period is not defined		The service period is not defined		The service period is not defined

Exercise period	January 1, 2006 to December 31, 2010		May 1, 2006 to December 31, 2010		July 1, 2007 to June 30, 2012

Notes:

1.	The number of stock options is converted to the number of shares of common stock of kabu.com Securities Co., Ltd.

2.	For the 2003 Stock Options and the 2004 Stock Options, the number of stock they are convertible into reflect the 3 for 1 common stock splits executed on September 28, 2004 and July 20, 2005.
3.	A corporate auditor, who is a grantee of the 2004 Stock Options, retired from the position of corporate auditor and was elected as a director at the general meeting of the shareholders of kabu.com Securities Co., Ltd. on June 22, 2004.

(ii)	Number and movement of stock options

The table below shows the stock options during the fiscal year ended March 31, 2008. The number of stock options is converted into the number of shares of common stock.

(a)	Number of stock options

	2003 Stock Options	2004 Stock Options	2006 Stock Options
Non-vested (shares)
Outstanding as of March 31, 2007	—	—	3,753
Granted	—	—	—
Forfeited	—	—	111
Vested	—	—	3,642
Outstanding as of March 31, 2008	—	—	—
Vested (shares)
Outstanding as of March 31, 2007	4,185	846	—
Vested	—	—	3,642
Exercised	3,375	333	—
Forfeited	27	—	—
Outstanding as of March 31, 2008	783	513	3,642

(b)	Price information (per share)

		2003 Stock Options	2004 Stock Options	2006 Stock Options
Exercise price (yen)		15,000	22,366	327,022
Average stock price upon exercise (yen)	(Note 1)	117,000	135,486	—
Fair value at grant date (yen)	(Note 2)	—	—	—

Notes:

1.	The exercise prices of the 2003 Stock Options and 2004 Stock Options reflect the impact of the 3 for 1 common stock splits executed on September 28, 2004 and July 20, 2005. The “average stock price upon exercise” is the average stock price of kabu.com Securities Co., Ltd. at the time of exercising the option.
2.	The fair value at the grant date is not disclosed as stock options were granted prior to the enforcement of the Company Law.

(3)	Palace Capital Partners A Co., Ltd. (consolidated subsidiary)

(i)	Nature of stock options

	2007 Stock Options (1)		2007 Stock Options (2)
Title and number of grantees	Directors of Palace Capital Partners A Co., Ltd.	2	Director of Palace Capital Partners A Co., Ltd.	1
	Executive officer of Palace Capital Partners A Co., Ltd.	1	Employees of Palace Capital Partners A Co., Ltd.	9

Number of stock options by type of stock (Note)	Common stock	1,450	Common stock	1,130

Grant date	September 1, 2007		September 1, 2007

Condition for vesting	Being a director, corporate auditor, executive officer or employee of Palace Capital Partners A Co., Ltd. or its subsidiary upon exercise unless retired due to reaching retirement age		Being a director, corporate auditor, executive officer or employee of Palace Capital Partners A Co., Ltd. or its subsidiary upon exercise unless retired due to reaching retirement age

Qualifying service period for vesting	The service period is not defined.		The service period is not defined.

Exercise period	September 1, 2007 to August 31, 2012		September 2, 2009 to August 31, 2012

Note:

The number of stock options is converted to the number of shares of common stock of Palace Capital Partners A Co., Ltd.

(ii)	Number and movement of stock options

The table below shows the stock options during the fiscal year ended March 31, 2008. The number of stock options is converted to the number of shares of common stock.

(a)	Number of stock options (in shares)

	2007 Stock Options (1)	2007 Stock Options (2)
Non-vested (shares)
Outstanding as of March 31, 2007	—	—
Granted	1,450	1,130
Forfeited	—	—
Vested	1,450	—
Outstanding	—	1,130
Vested
Outstanding as of March 31, 2007	—	—
Vested	1,450	—
Exercised	—	—
Forfeited	—	—
Outstanding	1,450	—

(b)	Price information (per share)

	2007 Stock Options (1)	2007 Stock Options (2)
Exercise price (yen)	1	99,972
Average stock price upon exercise (yen)	—	—
Fair value at grant date (yen)	99,971	0

(iii) Method for calculating the fair value of stock options

The value of the 2007 Stock Options granted in the fiscal year ended March 2008 are estimated based on intrinsic values instead of fair values, because the stock underlying the 2007 Stock Options was unlisted as of the grant date of subscription rights to shares.

2007 Stock Options
Valuation method for the stock of Palace Capital Partners A Co., Ltd., based on which intrinsic values will be calculated	Comparison to similar companies
Aggregate amount of intrinsic values of stock options as of March 31, 2008 (in millions of yen)	144
Aggregate amount of intrinsic value of exercised stock options as of the exercise date during the fiscal year ended March 31, 2008 (in millions of yen)	—

(iv)	Method of estimating the number of stock options to be vested

In general, the estimate incorporates only the actual forfeited options, as a reasonable estimate of the future forfeitures is difficult.

(Segment Information)

Business segment information

For the six months ended September 30, 2007

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,288,908	349,822	283,909	219,213	108,371	3,250,225	—	3,250,225
(2) Inter-segment ordinary income	37,859	13,679	13,832	6,104	224,263	295,739	(295,739)	—

Total	2,326,767	363,502	297,742	225,317	332,635	3,545,964	(295,739)	3,250,225

Ordinary expenses	1,926,353	254,997	261,654	279,009	143,186	2,865,201	(112,516)	2,752,685
Ordinary profits (Ordinary losses)	400,414	108,505	36,087	(53,692)	189,448	680,763	(183,223)	497,539

Notes:
1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 186,421 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits in “Credit Card”.

For the six months ended September 30, 2008

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,085,617	311,761	301,542	184,061	42,130	2,925,113	—	2,925,113
(2) Inter-segment ordinary income	40,675	12,647	12,062	4,519	268,669	338,574	(338,574)	—

Total	2,126,292	324,408	313,605	188,581	310,800	3,263,688	(338,574)	2,925,113

Ordinary expenses	1,992,669	266,794	309,142	184,116	79,629	2,832,352	(95,356)	2,736,996
Ordinary profits	133,623	57,614	4,462	4,465	231,170	431 ,335	(243,217)	188,117

Notes:

1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 231,777 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

MUFG has adopted PITF No.18 from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a decrease in ordinary income by 2,493 million yen in “Other”, and decreases in ordinary expenses by 7,218 million yen in “Banking” and 2,493 million yen in “Other”, respectively, and an increase in ordinary profits by 7,218 million yen in “Banking”, as compared to the previous method. This change has no material impact on other segments.

5.	Accounting for Lease Transactions

Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees were accounted for similar to operating leases. However, MUFG has applied ASBJ Statement No. 13 and the ASBJ Implementation Guidance No.16, which became effective from fiscal years beginning on or after April 1, 2008.

(As lessees)

This change has no material impact on each segment.

(As lessor)

This change resulted in decreases in ordinary income by 671 million yen in “Banking” and 57,421 million yen in “Other”, respectively, decreases in ordinary expenses by 778 million yen in “Banking” and 57,526 million yen in “Other”, respectively, and increases in ordinary profits by 106 million yen in “Banking” and 105 million yen in “Other”, respectively, as compared to the previous method.

6.	Depreciation

Beginning the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Banking” declined by 4,712 million yen and Ordinary profits in the segment increased by the same amount. This change did not have a material impact on “Other”.

For the fiscal year ended March 31, 2008

	(in millions of yen)
	Banking	Trust Banking	Securities	Credit Card	Other	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	4,509,433	676,037	539,586	457,533	211,359	6,393,951	—	6,393,951
(2) Inter-segment ordinary income	68,557	26,127	34,237	15,826	575,097	719,846	(719,846)	—

Total	4,577,991	702,165	573,824	473,360	786,456	7,113,798	(719,846)	6,393,951

Ordinary expenses	3,796,167	513,553	555,695	487,111	285,831	5,638,358	(273,420)	5,364,938
Ordinary profits (Ordinary losses)	781,824	188,611	18,128	(13,750)	500,625	1,475,440	(446,426)	1,029,013

Notes:

1.	Ordinary income and ordinary profit are presented instead of sales and operating profits as presented by non-financial companies.

2.	Other includes the leasing and other businesses.

3.	Ordinary profits in Other include 502,470 million yen of dividends received by MUFG from its domestic consolidated banking subsidiaries and domestic consolidated trust banking subsidiaries.

4.	Changes in depreciation

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform. With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

These changes resulted in increases in Ordinary expenses by 10,309 million yen in “Banking”, 309 million yen in “Trust Banking” and 479 million yen in “Securities” and decreases in Ordinary profits by the same amount in each of these segments. These changes do not have a material impact on “Credit Card” and “Other”.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008.

Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Banking” declined by 4,712 million yen and Ordinary profits in the segment increase by the same amount. This change did not have a material impact on “Other”.

(Additional information)

Beginning the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation reached the maximum for income tax purposes. This change resulted in increases in Ordinary expenses by 1,932 million yen in “Banking”, 527 million yen in “Trust Banking”, 36 million yen in “Securities” and 79 million yen in “Credit Card”, and decreases in Ordinary profits by the same amount in each segment.

5.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger. This change resulted in a 1,085 million yen decrease in Ordinary expenses in “Credit Card” and an increase in Ordinary profits in the segment by the same amount.

Geographic segment information

For the six months ended September 30, 2007

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income
(1) Ordinary income from external customers	2,334,076	444,688	3,724	295,169	172,566	3,250,225	—	3,250,225
(2) Inter-segment ordinary income	79,697	35,544	87,171	50,181	39,989	292,584	(292,584)	—

Total	2,413,773	480,232	90,896	345,351	212,555	3,542,809	(292,584)	3,250,225

Ordinary expenses	2,041,702	416,140	67,037	328,512	182,904	3,036,296	(283,611)	2,752,685
Ordinary profits	372,071	64,092	23,859	16,838	29,651	506,513	(8,973)	497,539

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.
3.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue, and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger.

This change resulted in a 542 million yen increase in Ordinary profits for Japan.

For the six months ended September 30, 2008

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income:
(1) Ordinary income from external customers	2,059,157	360,559	6,396	317,259	181,741	2,925,113	—	2,925,113
(2) Inter-segment ordinary income	74,476	20,669	68,132	58,431	25,145	246,854	(246,854)	—

Total	2,133,633	381,228	74,528	375,690	206,886	3,171,968	(246,854)	2,925,113

Ordinary expenses	2,071,979	357,392	47,085	358,198	151,741	2,986,397	(249,401)	2,736,996
Ordinary profits	61,654	23,835	27,443	17,491	55,145	185,571	2,546	188,117

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.

3.	Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

MUFG has adopted PITF No. 18 from the six months ended September 30, 2008, which is effective from fiscal years beginning on or after April 1, 2008.

This change resulted in a decrease in ordinary income by 2,494 million yen in “Europe/Middle East,” increase in ordinary expenses by 1,003 million yen in “North America”, and decreases in ordinary expenses by 2,176 million yen in “Europe/Middle East” and 8,539 million yen in “Asia/Oceania”, respectively, decreases in ordinary profits by 1,003 million yen in “North America” and 318 million yen in “Europe/Middle East”, respectively, and an increase in ordinary profits by 8,539 million yen in “Asia/Oceania”, as compared to the previous method.

4.	Accounting for Lease Transactions

Previously, finance leases other than those that are deemed to transfer the ownership of the leased assets to the lessees were accounted for similar to operating leases. However, from the six months ended September 30, 2008, MUFG has applied ASBJ Statement No. 13 and the ASBJ Implementation Guidance No. 16, which became effective from fiscal years beginning on or after April 1, 2008.

(As lessees)

This change has no material impact on each segment.

(As lessor)

This change resulted in a decrease in ordinary income by 58,083 million yen, a decrease in ordinary expenses by 58,295 million yen and an increase in ordinary profits by 212 million yen in “Japan” as compared to the previous method.

5.	Depreciation

Beginning the fiscal year ended March 31, 2008, depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform.

With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Japan” and “Europe/Middle East” declined by 4,680 million yen and 30 million yen lower, respectively, and Ordinary profits in these segments increased by the same amount. This change did not have a material impact on “North America” and “Asia/Oceania”.

For the fiscal year ended March 31, 2008

	(in millions of yen)
	Japan	North America	Latin America	Europe/ Middle East	Asia/ Oceania	Total	Elimination	Consolidated
Ordinary income:
(1) Ordinary income from external customers	4,587,855	837,473	10,672	619,655	338,294	6,393,951	—	6,393,951
(2) Inter-segment ordinary income	175,745	65,887	156,986	109,735	65,608	573,964	(573,964)	—

Total	4,763,600	903,361	167,659	729,391	403,902	6,967,916	(573,964)	6,393,951

Ordinary expenses	4,044,118	769,566	114,636	705,189	337,461	5,970,972	(606,033)	5,364,938
Ordinary profits	719,482	133,795	53,022	24,201	66,441	996,943	32,069	1,029,013

Notes:

1.	The geographic segments for MUFG and consolidated subsidiaries have been segmented by country and region in consideration of geographic proximity, similarity in economic activities, correlation of business activities and other factors. Ordinary income and ordinary profits are presented instead of sales and operating profits as presented by non-financial companies.

2.	North America includes the United States of America and Canada. Latin America includes the Caribbean countries, Brazil and other countries. Europe/Middle East includes the United Kingdom, Germany, Netherlands and other countries. Asia/Oceania includes Hong Kong, Singapore, China and other countries.

3.	Changes in depreciation

Depreciation for tangible fixed assets acquired on or after April 1, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, is computed using the depreciation methods as defined in the Corporate Tax Law amended by the FY 2007 Tax Reform. With the FY 2007 Tax Reform, the domestic banking consolidated subsidiaries have re-examined the residual values of their buildings (excluding fixtures) based on historical data related to their disposition of buildings and other data, and determined that the residual values should be adjusted to a nominal amount from the fiscal year ended March 31, 2008. In addition, the new declining-balance method set forth in the amended Corporate Tax Law is used to depreciate buildings, regardless of the date of their acquisition, as this method was determined to be reasonable for depreciating buildings to a nominal value at the end of their useful lives. These changes resulted in increases in ordinary expenses by 11,031 million yen for “Japan” and 87 million yen for “Europe/Middle East” and decreases in ordinary profits by the same amount for each segment. These changes do not have a material impact on “North America”, “Latin America” and “Asia/Oceania”.

Due to the time required to change the depreciation system and other constraints, domestic consolidated banking subsidiaries and certain other consolidated subsidiaries made these changes in the second half of the fiscal year ended March 31, 2008. Therefore, the previous depreciation method was used in the six months ended September 30, 2007 for these subsidiaries, resulting in inconsistencies between the treatment applied in the fiscal year ended March 31, 2008. Consequently, compared to if the method after the change had been used for the six months ended September 30, 2007, Ordinary expenses in “Japan” and “Europe/Middle East” declined by 4,680 million yen and 30 million yen, respectively, while Ordinary profits in these geographic segments increased by the same respective amounts. This change did not have a material impact on “North America” and “Asia/Oceania”.

(Additional information)

Beginning the fiscal year ended March 31, 2008, the residual values of tangible fixed assets acquired on or before March 31, 2007, other than buildings (excluding fixtures) of the domestic consolidated banking subsidiaries, are depreciated over 5 years using the straight-line method starting from the fiscal year immediately following the fiscal year in which the depreciation reached the maximum for income tax purposes. This change resulted in increases in ordinary expenses by 2,539 million yen and 22 million yen for “Japan” and “North America”, respectively, and decreases in ordinary profits by the same amount for each segment. This change did not have a material impact on “Europe/Middle East” and “Asia/Oceania”.

4.	Changes in the grouping method under the Accounting Standard for Impairment on Fixed Assets

Upon the merger with DC Card Co., Ltd., Mitsubishi UFJ NICOS Co., Ltd., a consolidated subsidiary of MUFG, changed its grouping method for recognizing and measuring impairment losses on tangible fixed assets. Assets related to the credit card business, which were previously grouped as one unit, the credit business group, are grouped into business units that are responsible for the ongoing management and tracking of revenue, and expenditure for management accounting purposes. This change was due to the rationalization of business systems and business restructuring following the merger. This change resulted in a 1,085 million yen decrease in Ordinary expenses and an increase in Ordinary profits by the same amount for “Japan”.

Ordinary income from overseas operations

For the six months ended September 30, 2007

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	916,149
II.	Consolidated ordinary income	3,250,225
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	28.1%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

For the six months ended September 30, 2008

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	865,956
II.	Consolidated ordinary income	2,925,113
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	29.6%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

For the fiscal year ended March 31, 2008

		(in millions of yen)
		Amount
I.	Ordinary income from overseas operations	1,806,096
II.	Consolidated ordinary income	6,393,951
III.	Ratio of ordinary income from overseas operations over consolidated ordinary income	28.2%

Notes:

1.	Ordinary income from overseas operations is presented instead of overseas sales as presented by non-financial companies.
2.	Ordinary income from overseas operations consists of ordinary income from transactions by the overseas branches of the domestic consolidated banking and trust banking subsidiaries, and the overseas consolidated subsidiaries (excluding intercompany ordinary income). Geographic segment information is not disclosed as a number of transactions are not categorized by counterparty.

(Special Purpose Companies Subject to Disclosure)

I.	For the six months ended September 30, 2007

1.	Overview of special purpose companies and transactions involving the special purpose companies

To diversify its sources of funding and ensure steady fund raising, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) a consolidated subsidiary of MUFG, securitizes credit card receivables, installment sales receivables and loans. Special purpose companies (mainly companies established in the Cayman Islands) are used for this securitization. Upon securitization, MUN establishes a trust for the credit card receivables, installment sales receivables and loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the sales proceeds of the senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in the trust assets for which recovery is less than expected.

As a result of the securitization, there are seven special purpose companies that have outstanding transaction balances with MUN as of September 30, 2007. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 145,328 million yen, and 145,037 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

2.	Transaction amounts with special purpose companies and other information for the six months ended September 30, 2007

(in millions of yen)
	Amount of major transactions or balance as of September 30, 2007	Principal gains or losses
		(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Credit card receivables	—	Gains on sales	—
Installment sales receivables	—	Gains on sales	—
Loans	—	Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	228	Gains on distribution	6
Transaction volume of debt collection service (Note 2)	2,277	Gains on debt collection service	2,277

Notes:

1.	As of September 30, 2007, the balance of subordinated beneficiary interests not transferred to the special purpose companies amounts to 185,459 million yen. Gains on distribution from these subordinate beneficiary interests (24,243 million yen) are recorded as “Interest income”.
2.	Gains on the debt collection service are recorded as “Fees and commissions”.
3.	The amounts of transactions with the special purpose companies and other information are included in “1. Overview of special purpose companies and transactions involving the special purpose companies”.

II.	For the fiscal year ended March 31, 2008

1.	Overview of special purpose companies and transactions involving the special purpose companies

To diversify its sources of funding and ensure steady fund raising, Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) a consolidated subsidiary of MUFG, securitizes credit card receivables, installment sales receivables and loans. Special purpose companies (mainly companies established in the Cayman Islands) are used for this securitization. Upon securitization, MUN establishes a trust for the credit card receivables, installment sales receivables and loans, and issues beneficiary interests with senior, subordinate and other tranches. Only the senior beneficiary interests are transferred to the special purpose companies. The special purpose companies issue bonds or make a borrowing backed by the transferred senior beneficiary interests. MUN receives cash raised as proceeds from the transfer of the senior beneficiary interests.

MUN also provides a debt collection service to the special purpose companies and retains the subordinated beneficiary interests and a portion of the sales proceeds of the senior beneficiary interests. An adequate allowance for credit losses is established for the subordinated portion in trust assets for which recovery is less than expected.

As a result of the securitization, there are three special purpose companies that have outstanding transaction balances with MUN as of March 31, 2008. The total assets (gross total) and the total liabilities (gross total) of these special purpose companies at their most recent balance sheet dates amount to 76,054 million yen, and 75,940 million yen, respectively. Neither MUFG nor any of its subsidiaries own stock with voting rights of these special purpose companies, nor have any directors or employees of MUFG or any of its subsidiaries been seconded to the special purpose companies.

2.	Transaction amounts with special purpose companies and other information for the fiscal year ended March 31, 2008

(in millions of yen)
	Amount of major transactions or balance as of March 31, 2008	Principal gains or losses
		(Item)	(Amount)
Transferred senior beneficiary interests relating to:
Credit card receivables	—	Gains on sales	—
Installment sales receivables	—	Gains on sales	—
Loans	—	Gains on sales	—
Residual balance of proceeds from sales (accounts receivable)	38	Gains on distribution	79
Transaction volume of debt collection service (Note 2)	3,571	Gains on debt collection service	3,571

Notes:

1.	As of March 31, 2008, the balance of subordinated beneficiary interests not transferred to the special purpose companies amounts to 93,820 million yen. Gains on distribution from these subordinate beneficiary interests (38,806 million yen) are recorded as “Interest income”.
2.	Gains on the debt collection service are recorded as “Fees and commissions”.
3.	In addition to the amounts of transactions with the three special purpose companies and other information included in “1. Overview of special purpose companies and transactions involving the special purpose companies,” gains and losses disclosed in the table above include transactions with four other special purpose companies of a similar nature in the fiscal year ended March 31, 2008.

(Business Combinations)

For the six months ended September 30, 2007

(Transactions involving entities under common control)

UFJ NICOS Co., Ltd, a consolidated subsidiary of MUFG, at the Board of Directors meeting held on December 20, 2006, resolved to sign a merger agreement with DC Card Co., Ltd., also a consolidated subsidiary of MUFG. The merger came into effect on April 1, 2007. This merger is a transaction involving entities under common control as outlined below:

1.	Name of combining companies, nature of business, date of business combination, legal form of business combination, the name of the company after the business combination, and the overview and purpose of the transaction

(1)	Name of combining companies and the nature of their businesses

(i)	Combining company

Company name: UFJ NICOS Co., Ltd.

Nature of business: Credit card business

(ii)	Acquired company

Company name: DC Card Co., Ltd.

Nature of business: Credit card business

(2)	Date of business combination

April 1, 2007

(3)	Legal form of business combination

Merger with UFJ NICOS Co., Ltd. as the surviving entity and DC Card Co., Ltd. as the disappearing entity.

(4)	Name of company after combination

Mitsubishi UFJ NICOS Co., Ltd.

(5)	Overview and the purpose of the transaction

UFJ NICOS Co., Ltd., one of the core credit card companies of the MUFG Group, has merged with DC Card Co., Ltd., the other main credit card company of the MUFG Group, to further increase the enterprise value. Through this merger, the newly formed credit card company will aim to offer leading edge solutions while developing an industry leading business infrastructure and earning capacity.

2.	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill and gains on changes in equity.

(1)	Amount of goodwill	3,244 million yen
(2)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost
(3)	Amortization method and period	Straight-line method over 20 years
(4)	Gain on changes in equity	6,985 million yen

(Business combinations for which the purchase method is applied)

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated banking subsidiary, resolved, at the Board of Directors meeting held on March 5, 2007, to conduct a tender offer for kabu.com Securities Co., Ltd. (“kabu.com Securities”), an equity method affiliate of MUFG. Subsequently, 94,000 shares of kabu.com Securities were acquired from March 20, 2007 to April 18, 2007. As a result, the total percentage of voting rights for common stock of kabu.com Securities held by MUFG and its subsidiary reached 40.36%.

On June 24, 2007, the general meeting of shareholders of kabu.com Securities resolved to appoint as its directors individuals who (1) serve or served as officers or employees responsible for business execution for MUFG or its subsidiary and (2) are able to exercise influence over the decision on financial, operational and business policies of kabu.com Securities. As a result, such individuals represented the majority of directors of kabu.com Securities, and accordingly, kabu.com Securities became a consolidated subsidiary of MUFG.

1.	Name of acquiree, nature of business, size of business, principal reason for business combination, date of business combination, legal form of business combination and ratio of voting rights acquired

(1)	Name of acquiree	kabu.com Securities Co., Ltd.

(2)	Nature of business	Securities business

(3)	Size of business	Capital:	7,195 million yen	Actual as of March 31, 2007
		Total assets:	363,771 million yen	Actual as of March 31, 2007
		Number of employees:	81	As of March 31, 2007

(4)	Principal reasons for business combination	kabu.com Securities Co., Ltd. is positioned as a core company within the MUFG Group for providing comprehensive financial services. The purpose of the combination is to further increase synergies in the retail financial services area through the provision of high added value internet-based operations.

(5)	Date of business combination	June 24, 2007

(6)	Legal form of business combination	Purchase of stock

(7)	Ratio of voting rights acquired	9.50%

2.	Period of the acquiree’s financial results included in the consolidated financial statements:

April 1, 2007 to September 30, 2007

3.	Acquisition costs and its breakdown:

(in millions of yen)
Acquisition costs	22,653
(Breakdown)
Purchase cost of stock	22,560
Other direct costs	93

Total	22,653

4.	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(1)	Amount of goodwill	14,681 million yen

(2)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost.

(3)	Amortization method and period	Straight-line method over 20 years

5.	Amounts and main breakdown of assets received and liabilities assumed on the date of business combination

			(in millions of yen)
(1)	Assets	Total assets:	388,728
		Margin transaction assets:	177,455
		Cash segregated as deposits	108,746

(2)	Liabilities	Total liabilities:	326,203
		Guarantee deposits received	122,695
		Margin transaction liabilities	120,394

(Transactions involving entities under common control)

On September 30, 2007, MUFG and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), a consolidated subsidiary of MUFG, executed a share exchange under which MUS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

1.	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(1)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ Securities Co., Ltd.

	Nature of business:	Securities business

(2)	Method of business combination	Share exchange

(3)	Name of company after business combination	Mitsubishi UFJ Securities Co., Ltd.

(4)	Overview and purpose of the transaction

The MUFG Group has been actively pursuing its integrated group strategy of extending beyond its existing business framework to deliver timely, high added value financial products and services, with each group company cooperating to achieve this. To stimulate the evolving trend from savings to investment, seize the opportunity presented by the deregulation of the Japanese financial markets, effectively and promptly meet the drastic changes in the Japanese financial environment, further enhance cooperation among group companies while complying strictly with all laws and regulations, and conduct its business as a unified group, the share exchange was executed to make MUFG the wholly owning parent company, and MUS a wholly owned subsidiary.

2.	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

3.	Additional acquisition of stocks of subsidiaries

(1)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	375,719
(Breakdown)
Treasury stock	375,526
Other direct costs	192

Total	375,719

(2)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(i)	Share exchange ratio by the type of stock

Common stock – 1 share of MUFG: 1.02 shares of MUS

(ii)	Method of calculating the exchange ratio

To calculate the share exchange ratio for this share exchange, MUFG and MUS selected their respective independent calculation agents. MUFG and MUS carefully assessed the results of analyses and the opinions of professionals provided by each independent calculation agent. They then negotiated and discussed the share exchange ratio based on the analyses and opinions. As a result, MUFG and MUS reached an agreement on and determined the ratio as indicated above. These independent calculation agents performed various analyses, including the analysis of historical stock prices, the analysis of precedent transactions, and discounted cash flow analyses. The results were then comprehensively assessed in order to submit their analyses and opinions on the share exchange ratio.

(iii)	Number and valuation of shares exchanged

Number of shares exchanged:	277,857,563 shares
Value:	375,719 million yen

(3)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(i)	Amount of goodwill	96,335 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

For the six months ended September 30, 2008 (April 1, 2008 to September 30, 2008)

Transactions involving entities under common control

(Transaction between MUFG and Mitsubishi UFJ NICOS Co., Ltd.)

On August 1, 2008, MUFG and Mitsubishi UFJ NICOS Co., Ltd. (“Mitsubishi UFJ NICOS”), a consolidated subsidiary of MUFG, executed a share exchange under which Mitsubishi UFJ NICOS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

(1)	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(i)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ NICOS Co., Ltd.

	Nature of business:	Credit card business

(ii)	Method of business combination	Share exchange

(iii)	Name of company after business combination	Mitsubishi UFJ NICOS Co., Ltd.

(iv)	Overview and purpose of the transaction

To take the initiative in responding to changes in the external environments that include the revision of Money Lending Business Law and Installment Sales Laws, and to drastically address the further expansion and development of the credit card market, MUFG and MUN resolved on September 20, 2007 for MUFG to underwrite the entire 120 billion yen third-party allotment of new shares of MUN, and for MUN to become a wholly owned subsidiary of MUFG by an exchange of shares for the following purposes: (1) to strengthen the financial foundation of MUN; (2) to further enhance the strategic integrity and flexibility of the MUFG Group, including MUN, and to strive for effective utilization of managerial resources within the MUFG Group; (3) to clearly position Mitsubishi UFJ NICOS as a core business entity of the MUFG Group on par with banks, trusts, and securities firms, and (4) to further strengthen and nurture the card business operated by MUN as a strategic focus of MUFG’s consumer finance business.

Based on this resolution, MUFG and MUN signed the share exchange agreement.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

(3)	Additional acquisition of shares of subsidiaries

(i)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	198,936
(Breakdown)
Treasury stock	198,821
Other direct costs	115

Total	198,936

(ii)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(a)	Share exchange ratio by the type of stock

Common stock 1 share of MUFG: 0.37 shares of Mitsubishi UFJ NICOS common stock

Common stock 1 share of MUFG: 1.39 shares of Mitsubishi UFJ NICOS First series stock

(b)	Method of calculating the exchange ratio

To ensure the fairness and appropriateness of the share exchange ratios, MUFG and MUN selected Nomura Securities Co., Ltd. and KPMG FAS Co., Ltd., respectively, as independent calculation agents, and requested each agent to perform the share exchange ratios calculation. Based on the results of the calculations, both companies held careful negotiations and discussions to determine the share exchange ratios.

(c)	Number and valuation of shares exchanged

Number of shares exchanged:	197,989,554 shares
Value:	286,391 million yen

3.	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(a)	Amount of goodwill and negative goodwill

	Goodwill	98,360 million yen
	Negative goodwill	38,419 million yen

(b)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition cost

(c)	Amortization method and period

	Goodwill	Straight-line method over 20 years
	Negative goodwill	Straight-line method over 20 years

For the fiscal year ended March 31, 2008

1.	Business combinations for which the purchase method is applied

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated banking subsidiary, resolved at the Board of Directors meeting held on March 5, 2007 to conduct a tender offer for kabu.com Securities Co., Ltd. (“kabu.com Securities”), an equity method affiliate of MUFG. Subsequently, 94,000 shares of kabu.com Securities were acquired from March 20, 2007 to April 18, 2007. As a result, the total percentage of voting rights for common stock of kabu.com Securities held by MUFG and its subsidiary reached 40.36%.

On June 24, 2007, the general meeting of shareholders of kabu.com Securities resolved to appoint as its directors individuals who (1) serve or served as officers or employees responsible for business execution for MUFG or its subsidiary and (2) are able to exercise influence over the decision on financial, operational and business policies of kabu.com Securities. As a result, such individuals represented the majority of directors of kabu.com Securities, and accordingly, kabu.com Securities became a consolidated subsidiary of MUFG.

(1)	Name of acquiree, nature and size of business, principal reasons for business combination, date of business combination, legal form of business combination and ratio of voting rights acquired

(i)	Name of acquiree	kabu.com Securities Co., Ltd.

(ii)	Nature of business	Securities business

(iii)	Size of business	Capital:	7,195 million yen	Actual as of March 31, 2007

		Total assets:	363,771 million yen	Actual as of March 31, 2007

		Number of employees:	81	As of March 31, 2007

(iv)	Principal reasons for business combination	kabu.com Securities Co., Ltd. is positioned as a core company within the MUFG Group for providing comprehensive financial services. The purpose of the combination is to further increase synergies in the retail financial services area through the provision of high added value internet-based operations.

(v)	Date of business combination	June 24, 2007

(vi)	Legal form of business combination	Purchase of stock

(vii)	Ratio of voting rights acquired	9.50%

(2)	Period of the acquiree’s financial results included in the consolidated financial statements: April 1, 2007 to March 31, 2008

(3)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	22,653
(Breakdown)
Purchase cost of stock	22,560
Other direct costs	93

Total	22,653

(4)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(i)	Amount of goodwill	14,681 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

(5)	Amounts and main breakdown of assets received and liabilities assumed on the date of business combination

			(in millions of yen)
(i)	Assets	Total assets:	388,728
		Margin transaction assets	177,455
		Cash segregated as deposits	108,746
(ii)	Liabilities	Total liabilities:	326,203
		Guarantee deposits received	122,695
		Margin transaction liabilities	120,394

2.	Transactions involving entities under common control

(Transaction between UFJ NICOS Co., Ltd. and DC Card Co., Ltd.)

UFJ NICOS Co., Ltd, a consolidated subsidiary of MUFG, at the Board of Directors meeting held on December 20, 2006, resolved to sign a merger agreement with DC Card Co., Ltd., also the consolidated subsidiary of MUFG, which came into effect on April 1, 2007. This merger is a transaction involving entities under common control as outlined below:

(1)	Name of combining companies, nature of business, date of business combination, legal form of business combination, the name of the company after the business combination, and the overview and purpose of the transaction

(i)	Name of combining companies and the nature of their businesses

(a)	Combining company

Company name: UFJ NICOS Co., Ltd.

Nature of business: Credit card business

(b)	Acquired company

Company name: DC Card Co., Ltd.

Nature of business: Credit card business

(ii)	Date of business combination

April 1, 2007

(iii)	Legal form of business combination

Merger with UFJ NICOS Co., Ltd. as the surviving entity and DC Card Co., Ltd. as the disappearing entity.

(iv)	Name of company after combination

Mitsubishi UFJ NICOS Co., Ltd.

(v)	Overview and the purpose of the transaction

UFJ NICOS Co., Ltd., one of the core credit card companies of the MUFG Group, has merged with DC Card Co., Ltd., the other main credit card company of the MUFG Group, to further increase the enterprise value. Through this merger, the newly formed credit card company will aim to offer leading edge solutions while developing an industry leading business infrastructure and earning capacity.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill and gains on changes in equity.

(i)	Amount of goodwill	3,244 million yen

(ii)	Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent to the increased share of MUFG and the acquisition cost

(iii)	Amortization method and period	Straight-line method over 20 years

(iv)	Gain on changes in equity	6,985 million yen

(Transaction between MUFG and Mitsubishi UFJ Securities Co., Ltd.)

On September 30, 2007, MUFG and Mitsubishi UFJ Securities Co., Ltd. (“MUS”), a consolidated subsidiary of MUFG, executed a share exchange under which MUS became a wholly owned subsidiary of MUFG. The share exchange was a transaction between entities under common control. An overview of the transaction is as follows:

(1)	Name of combining companies, nature of business, legal form of business combination, name of the company after the business combination and the overview, and purpose of the transaction

(i)	Name and nature of business of the combining company

	Company name:	Mitsubishi UFJ Securities Co., Ltd.

	Nature of business:	Securities business

(ii)	Method of business combination	Share exchange

(iii)	Name of company after business combination	Mitsubishi UFJ Securities Co., Ltd.

(iv)	Overview and purpose of the transaction

The MUFG Group has been actively pursuing its integrated group strategy of extending beyond its existing business framework to deliver timely, high added value financial products and services, with each group company cooperating to achieve this. To stimulate the evolving trend from savings to investment, seize the opportunity presented by the deregulation of the Japanese financial markets, effectively and promptly meet the drastic changes in the Japanese financial environment, further enhance cooperation among group companies while complying strictly with all laws and regulations, and conduct its business as a unified group, the share exchange was executed to make MUFG the wholly owning parent company, and MUS a wholly owned subsidiary.

(2)	Overview of the accounting treatment

This transaction was accounted for in accordance with the “Accounting Standard for Business Combinations” (issued on October 31, 2003 by the Business Accounting Council) and Implementation Guidance No. 10 “Implementation Guidance on Accounting Standard for Business Combinations and Accounting for Business Divestitures” (issued on December 27, 2005 by ASBJ), resulting in goodwill.

(3)	Additional acquisition of shares of subsidiaries

(i)	Acquisition costs and its breakdown

(in millions of yen)
Acquisition costs	375,719
(Breakdown)
Treasury stock	375,526
Other direct costs	192

Total	375,719

(ii)	Share exchange ratio by the type of stock, method of calculating the exchange ratio, the number and valuation of shares exchanged

(a) Share exchange ratio by the type of stock	Common stock – 1 share of MUFG: 1.02 shares of MUS

(b) Method of calculating the exchange ratio	To calculate the share exchange ratio for this share exchange, MUFG and MUS selected respective independent calculation agents. MUFG and MUS carefully assessed the results of analyses and the opinions of professionals as provided by each independent calculation agent. They then negotiated and discussed the share exchange ratio based on the analyses and opinions. As a result, MUFG and MUS reached an agreement on and determined the ratio as indicated above. These independent calculation agents performed various analyses, including the analysis of historical stock prices, the analysis of precedent transactions, and discounted cash flow analyses. The results were then comprehensively assessed in order to submit their analyses and opinions on the share exchange ratio.

(c) Number and valuation of shares exchanged

Number of shares exchanged:	277,857,563 shares

Value:	375,719 million yen

(iii)	Amount of goodwill, reason for recognizing goodwill, amortization method and period

(a) Amount of goodwill	96,335 million yen

(b) Reason for recognizing goodwill	Recognized based on the difference between the book value equivalent of the amount of increased share of MUFG holding, and the acquisition price

(c) Amortization method and period	Straight-line method over 20 years

3.	Business divestitures and other similar transactions

On November 29, 2007, the MUFG consolidated subsidiary Union Bank of California, N.A. (“UBOC”) entered into a sale agreement with Prudential Financial, Inc. to sell a portion of its pension fund trustee business. This sale was completed on December 31, 2007. An overview of the transaction is as follows:

(1)	Name of transferee, the nature of transferred business, main reason for separating the business, date of separation, overview of the business separation including the legal form of separation

(i)	Name of transferee

Prudential Retirement, a subsidiary of Prudential Financial, Inc.

(ii)	Nature of transferred business

Provider of defined contribution pension plan and recordkeeping services

(iii)	Main reason for separating the business

It was determined that the continuance of the pension fund trustee business requires considerable system investments going forward; however, the size of the pension fund trustee business at UBOC is not sufficient to continue this business.

(iv)	Date of separation

December 31, 2007

(v)	Overview of the business separation including the legal form of separation

A business transfer with UBOC being the transferor of the business, and Prudential Retirement being the transferee.

(2)	Overview of accounting treatment

(in millions of yen)
Gains on the sale of the business by the subsidiary	10,810
(Breakdown)
Consideration received for the business transfer	11,516
Intangible fixed assets	706

Gains on the sale of the business by the subsidiary	10,810

The amount of consideration received for the business transfer is net of 239 million yen of commission.

(3)	Estimated gains and losses arising from the business separation recorded in the consolidated statement of income

(in millions of yen)
Ordinary income	6,037
Ordinary expenses	5,984

Ordinary profit	52

(Per share information)

	For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Net assets per share	812.53 yen	663.09 yen	727.98 yen
Net income per share	24.76 yen	8.46 yen	61.00 yen
Diluted net income per share	24.61 yen	8.41 yen	60.62 yen

MUFG executed a 1,000 for 1 stock split effective on September 30, 2007.

Per share information for the six months ended September 30, 2006 and the fiscal year ended March 31, 2007 on the assumption that the stock split had been effective as of April 1, 2006 are as follows:

MUFG executed a 1,000 for 1 stock split effective on September 30, 2007.

Per share information for the fiscal year ended March 31, 2007 on the assumption that the stock split had been effective as of April 1, 2006 are as follows:

For the six months ended September 30, 2006		For the fiscal year ended March 31, 2007
Net assets per share	720.12 yen	Net assets per share	801.32 yen	Net assets per share	801.32 yen
Net income per share	50.45 yen	Net income per share	86.79 yen	Net income per share	86.79 yen
Diluted net income per share	49.66 yen	Diluted net income per share	86.27 yen	Diluted net income per share	86.27 yen

Note: The basis for computing net income per share and diluted net income per share is as follows:

		For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008
Net income per share
Net income	Million yen	256,721	92,023	636,624
Amounts not attributable to common shareholders	Million yen	3,949	3,690	7,929
Dividends on preferred stock	Million yen	3,949	3,690	7,929
Net income attributable to common shares	Million yen	252,772	88,332	628,694
Average number of common shares during the period	Thousand shares	10,208,340	10,437,400	10,306,055

Diluted net income per share
Adjustments to net income	Million yen	330	63	661
Dividends on preferred stock	Million yen	334	64	668
Adjustments made to reflect the potential stock of the consolidated subsidiaries	Million yen	(3)	(1)	(7)
Increase in common stock	Thousand shares	73,692	66,885	74,586
Preferred stock	Thousand shares	73,692	63,087	73,692
Subscription rights to shares	Thousand shares	—	3,797	893

	For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

Potential stock not included in the calculation of diluted net income per share due to their non-dilutive effects

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

Preferred stock first series of class 3 (100,000 thousand outstanding shares)

Subscription rights to shares issued by the consolidated subsidiaries: kabu.com Securities Co., Ltd.

Subscription rights to shares (stock options)

	Grant date:	Mar. 31, 2006	Grant date:	Mar. 31, 2006	Grant date:	Mar. 31, 2006

	Deadline for exercising rights:	June 30, 2012	Deadline for exercising rights:	June 30, 2012	Deadline for exercising rights:	June 30, 2012

	Exercise price:	327,022 yen	Exercise price:	327,022 yen	Exercise price:	327,022 yen

	Number of options initially granted:	1,438 units	Number of options initially granted:	1,438 units	Number of options initially granted:	1,438 units

	Number of options outstanding as of September 30, 2007:	1,214 units	Number of options outstanding as of September 30, 2008:	1,214 units	Number of options outstanding as of March 31, 2008:	1,214 units

	MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)		MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)		MU Hands-on Capital Ltd. (1) Subscription rights to shares (contingent warrants)

	Grant date:	Dec. 18, 2000	Grant date:	Dec. 18, 2000	Grant date:	Dec. 18, 2000

	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010

	Exercise price:	65,000 yen	Exercise price:	65,000 yen	Exercise price:	65,000 yen

	Number of options initially granted:	1,200 units	Number of options initially granted:	1,200 units	Number of options initially granted:	1,200 units

	Number of options outstanding as of September 30, 2007:	375 units	Number of options outstanding as of September 30, 2008:	375 units	Number of options outstanding as of March 31, 2008:	375 units

	(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)

	Grant date:	May 20, 2003	Grant date:	May 20, 2003	Grant date:	May 20, 2003

	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010	Deadline for exercising rights:	Dec. 1, 2010

	Exercise price:	120,000 yen	Exercise price:	120,000 yen	Exercise price:	120,000 yen

	Number of options initially granted:	585 units	Number of options initially granted:	585 units	Number of options initially granted:	585 units

	Number of options outstanding as of September 30, 2007:	245 units	Number of options outstanding as of September 30, 2008:	245 units	Number of options outstanding as of March 31, 2008:	245 units

	Palace Capital Partners A Co., Ltd.		Palace Capital Partners A Co., Ltd.		Palace Capital Partners A Co., Ltd.

	(1) Subscription rights to shares (stock options)		(1) Subscription rights to shares (stock options)		(1) Subscription rights to shares (stock options)

	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007

	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012

	Exercise price:	1 yen	Exercise price:	1 yen	Exercise price:	1 yen

For the six months ended September 30, 2007		For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

Number of options initially granted:	1,450 units	Number of options initially granted:	1,450 units	Number of options initially granted:	1,450 units

Number of options outstanding as of September 30, 2007:	1,450 units	Number of options outstanding as of September 30, 2008:	1,450 units	Number of options outstanding as of March 31, 2008:	1,450 units

(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)		(2) Subscription rights to shares (stock options)

Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007	Grant date:	Sept. 1, 2007

Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012	Deadline for exercising rights:	Aug. 31, 2012

Exercise price:	99,972 yen	Exercise price:	99,972 yen	Exercise price:	99,972 yen

Number of options initially granted:	1,130 units	Number of options initially granted:	1,130 units	Number of options initially granted:	1,130 units

Number of options outstanding as of September 30, 2007:	1,130 units	Number of options outstanding as of September 30, 2008:	1,130 units	Number of options outstanding as of March 31, 2008:	1,130 units

2. Basis for computing net assets per share is as follows:

		As of September 30, 2007	As of September 30, 2008	As of March 31, 2008
Total net assets	Million yen	10,574,436	9,042,604	9,599,708
Amounts not attributable to common shareholders:	Million yen	2,055,970	1,995,762	2,059,660
Preferred stock	Million yen	336,801	261,301	336,801
Dividends on preferred stock	Million yen	3,949	3,690	3,980
Subscription rights to shares	Million yen	87	3,674	2,509
Minority interests	Million yen	1,715,132	1,727,096	1,716,370
Net assets at interim period end (fiscal year end) attributable to common shareholders	Million yen	8,518,466	7,046,842	7,540,047
Number of common shares at interim period end (fiscal year end) used to calculate net assets per share	Thousand shares	10,483,776	10,627,246	10,357,381

(Significant Subsequent Events)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Acceptance of the third-party allotment of new shares of Mitsubishi UFJ NICOS Co., Ltd.)

MUFG resolved, at the Board of Directors meeting held on September 20, 2007, to accept the entire third-party allotment of new shares of Mitsubishi UFJ NICOS Co., Ltd. and acquired 400,000,000 common shares on November 6, 2007.

Overview of the third-party allotment:

Payment date: November 6, 2007

Total amount of payment: 120,000 million yen

Outstanding shares before the capital increase: 1,022,924,559 shares

Shares issued through the capital increase: 400,000,000 shares

Outstanding shares after the capital increase: 1,422,924,559 shares

Allottee: Mitsubishi UFJ Financial Group, Inc.

As a result of this transaction, goodwill is expected to be recognized in the consolidated balance sheet. However, the amount to be recognized is not determined yet. Subject to an approval by a general meeting of the shareholders of Mitsubishi UFJ NICOS Co., Ltd. (“MUN”), MUN is expected to become a wholly-owned subsidiary of MUFG through a share exchange (taking effect on August 1, 2008).

(Repurchase of treasury stock)

MUFG resolved, at the Board of Directors meeting held on October 31, 2007, to repurchase treasury stock in order to improve capital efficiency and expedite the implementation of flexible capital policies in response to the business environment.

Overview of repurchase:

Type of stock: Common stock

Total number of shares to be repurchased: Up to 150,000,000 shares

Total repurchase amount: Up to
150,000 million yen

Repurchase period: From December 3, 2007 to March 24, 2008

(Acquisition of stock of UnionBanCal Corporation through a tender offer and the completion of the conversion to a wholly owned subsidiary)

The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), MUFG’s consolidated subsidiary, resolved at the Board of Directors meeting held on August 12, 2008, to execute a tender offer in the U.S. (the “Tender Offer”) to purchase all of the outstanding common shares (excluding those held by MUFG through BTMU and other consolidated subsidiaries) of UnionBanCal Corporation (“UNBC”), a consolidated subsidiary of BTMU listed on the NY Stock Exchange; and to subsequently convert UNBC into a wholly owned subsidiary of MUFG.

As a result of the Tender Offer, BTMU acquired the common shares of UNBC as follows:

Tender offer period: From August 29, 2008 to September 26, 2008

The settlement of common shares purchased was executed from October 1, 2008. As a result, MUFG has increased its interest in UNBC. (Eastern Time Zone of U.S.)

Number of shares purchased: 46,113,521 shares

Percentage of voting rights after the purchase: 97.35%

Purchase price: USD 73.50 per share

Total amount of stocks purchased: USD 3,389 million (360,310 million yen)

Expenses directly associated with the purchase are not included in the total amount of stock purchased as the amounts are yet to be determined.

(1)    Purpose of the Tender Offer and converting to a wholly owned subsidiary

In line with BTMU’s core strategy to strengthen its overseas businesses, BTMU has committed to expanding its businesses especially in Asia where high growth is expected and in the U.S. and Europe’s major financial markets.

(Redemption of preferred securities)

At the Board of Directors meeting held on April 28, 2008, MUFG and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a consolidated subsidiary of MUFG, resolved to authorize the redemption in full of preferred securities issued by Tokai Preferred Capital Company L.L.C., a subsidiary of BTMU.

An overview of the preferred securities to be redeemed is as follows:

The expected redemption date is June 30, 2008.

Issuer Tokai Preferred Capital Company L.L.C.

Type of securities Non-cumulative preferred securities (the “Preferred securities”)

The holders of the preferred securities have priority in the liquidation pay outs, which are substantially pari pasu with those of the most senior priority preferred stock issued by BTMU.

Maturity No maturity

However, the issuer at its option may redeem in whole or a portion of the preferred securities at the dividend payment date on or after June 2008.

Dividends    Non-cumulative at a fixed rate However, with respect to each dividend period after June 2008, dividends will be payable on a non-cumulative basis at a stepped-up floating rate.

Total issue amount    USD 1 billion

(USD 1,000 per face)

Payment date    March 26, 1998

Redemption amount    USD 1 billion

Redemption price    USD 1,000 per face

(Signing of a share exchange agreement)

Based on a basic agreement entered into on September 20, 2007, MUFG and its consolidated subsidiary Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) received the approval of both companies’ Boards of Directors at meetings held on May 28, 2008, and entered into a share exchange agreement under which MUN became a wholly owned subsidiary of MUFG.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

The repurchase of treasury stock was completed on December 13, 2007 pursuant to the resolution above. Results of the repurchase are as follows:

Total number of shares repurchased: 126,513,900 shares

Total repurchase amount: 149,999,921,400 yen

Repurchase period: From December 3, 2007 to December 13, 2007

(Issuance of subscription rights to shares)

MUFG resolved, at the Board of Directors meeting held on November 21, 2007, to issue Mitsubishi UFJ Financial Group Inc., First Series Stock Subscription Rights. The terms and conditions were determined on November 29, 2007. The subscription rights to shares were issued on December 6, 2007. An overview of issuance of the subscription rights to shares are as described below:

Overview of the issuance of stock subscription rights:

(1)    Name: Mitsubishi UFJ Financial Group Inc., First Series Stock Subscription Rights (“Stock Acquisition Rights”)

(2)    Aggregate number of Stock Acquisition Rights: 27,980

(3)    Class and number of shares to be issued upon exercise of Stock Acquisition Rights

The class of stock to be issued upon exercise of Stock Acquisition Rights shall be the common stock of MUFG. The number of shares to be issued upon exercise of each Stock Acquisition Right (“the number of granted shares”) shall be 100 shares.

However, if, after the date on which the Stock Acquisition Rights are allotted as set forth in (10) below (“the allotment date”), MUFG executes a stock split (including the free allotment of common stock of MUFG to shareholders; the same shall be applied to the descriptions about the stock split stated below) or a stock merger, the number of granted shares shall be adjusted in accordance with the following formula (any fraction less than one share resulting from the adjustment shall be rounded down).

Number of granted shares after adjustment = Number of granted shares before adjustment x Ratio of stock split or stock merger

The number of granted shares after adjustment shall become effective, with respect to the

In the U.S., BTMU has established branches and local corporations in major cities including New York; while, on the west coast, it has been holding a majority of UNBC’s voting rights since 1996. UNBC owns Union Bank of California N.A., a commercial bank based in California with the 20th highest deposit holding in the U.S., as its wholly owned subsidiary.

Under such circumstances, BTMU has decided to wholly own UNBC as a part of its strategy to reinforce its business in the U.S. Considering that this is a critical step to achieve future growth in the U.S., BTMU aims to enhance the mobility of its management in the U.S., and establish a stronger presence. This Tender Offer is aimed at enhancing corporate governance and risk management across the MUFG Group.

(2)    Overview of the Tender Offer and conversion to a wholly owned subsidiary

(i)    Overview of UNBC

Trade name: UnionBancal Corporation

Representative: President & CEO, Mr. Masaaki Tanaka

Location: California, U.S.A.

Established in: 1953

Primary business: Bank holding company

Capital: USD 159 million (as of September 30, 2008)

Financial year-end: December

Listed Stock Exchange: New York Stock Exchange

Number of outstanding shares: 140,069,898 shares (as of September 30, 2008)

(ii)    UNBC being wholly-owned after the Tender Offer

On November 4, 2008 (Eastern Time Zone of U.S.), UNBC merged with a company exclusively invested in and established by BTMU in the U.S., and became a wholly owned subsidiary of BTMU by offering USD 73.50 of cash upon the merger to the remaining minority shareholders who did not take up the offer. As a result of this merger, on November 14, 2008 (Eastern Time Zone of U.S.), the stock of UNBC was delisted, and was ceased to be traded on the New York Stock Exchange.

The purpose, method, nature and timing of the share exchange are as follows:

1.     Purpose of the share exchange

To take the initiative in responding to changes in the external environments that include the revision of Money Lending Business Law and Installment Sales Laws, and to drastically address the further expansion and development of the credit card market. MUFG and MUN resolved on September 20, 2007 for MUFG to underwrite the entire 120 billion yen third-party allotment of new shares of MUN, and for MUN to become a wholly owned subsidiary of MUFG by an exchange of shares for the following purposes: (1) to strengthen the financial foundation of MUN; (2) to further enhance the strategic integrity and flexibility of the MUFG Group, including MUN, and to strive for effective utilization of managerial resources within the MUFG Group; (3) to clearly position Mitsubishi UFJ NICOS as a core business entity of the MUFG Group on par with banks, trusts, and securities firms, and (4) to further strengthen and nurture the card business operated by MUN as a strategic focus of MUFG’s consumer finance business. Based on this resolution, MUFG and MUN signed the share exchange agreement.

2.     Method and nature of the share exchange

(1)    Method of share exchange

Using the method set forth in Article 767 of the Company Law, MUFG will acquire MUN shares held by MUN shareholders (excluding MUFG), who in return will receive an allotment of MUFG common stock. Based on the requirement under Article 796-3 of the Company Law, this share exchange will be executed without obtaining the approval by a meeting of shareholders at MUFG for the share exchange agreement. At MUN, this share exchange agreement has been approved at an ordinary general meeting of shareholders and various class shareholders meetings.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

stock split, on and after the day immediately following the record date of the stock split, or with respect to the stock merger, on and after the effective date; however, if a stock split will be executed under the condition that an agenda to increase the capital or reserve by reducing the amount of surplus is approved at a general meeting of the shareholders of MUFG, and that the record date of such stock split will be prior to the date of closing of such a general meeting of the shareholders, the number of granted shares after adjustment shall become effective on and after the day immediately following the date of closing of the general meeting of the shareholders.

In addition, if MUFG executes a merger, company split or capital reductions, or if any other events occur that require an adjustment of the number of granted shares in a method similar to such events on and after the allotment date, MUFG may adjust the number of granted shares as appropriate.

(4) Payment to be made upon exercise of the Stock Acquisition Rights:

The payment to be made upon exercising each Stock Acquisition Right shall be the amount derived by multiplying the exercise price per share to be issued upon exercise of such Stock Acquisition Right (which shall be one yen), by the number of granted shares.

(5) Period during which Stock Acquisition Rights may be exercised

From December 6, 2007 to December 5, 2037

(6) Capital and capital reserve to be increased through issuance of shares upon exercise of the Stock Acquisition Rights:

(i)    The amount of capital to be increased through the issuance of shares upon exercise of the Stock Acquisition Rights shall be half of the maximum amount of increase in capital and other items calculated in accordance with Article 40-1 of the Company Accounting Regulations. Any resulting fraction less that one yen shall be rounded up.

(ii)    The amount of capital reserve to be increased through the issuance of shares upon exercise of the Stock Acquisition Rights shall be an amount determined by deducting the amount of capital to be increased provided for in (i) above from the maximum amount of increase in capital and other items set forth in (i) above.

(iii) It is expected that goodwill will be recognized in MUFG’s consolidated financial statements due to the increase in BTMU’s equity interest as a result of the Tender Offer, but its value is yet to be determined.

(Acquisition of stocks of ACOM Co., Ltd. through a tender offer)

Considering that ACOM Co., Ltd. (“ACOM”), an equity method affiliate of MUFG, as the core company of the consumer loan business within the consumer finance segment of the MUFG Group, MUFG resolved, at the Board of Directors meeting held on September 8, 2008, to acquire the common stocks of ACOM through a tender offer to further develop its consumer finance business.

MUFG acquired the common stocks of ACOM through a tender offer based on this resolution as follows:

1.     Results of the Tender Offer

Tender offer period:

From September 16, 2008 to October 21, 2008

Number of shares acquired: 38,140,009 shares

Voting right ratio after the acquisition 40.04% (the voting right ratio on a non-consolidated basis is 37.45%)

Acquisition price: 4,000 yen per share

Total amount of shares acquired: 152,971 million yen

Financial data of ACOM (on a consolidated basis for the fiscal year ended March 31, 2008):

Operating income: 379,706 million yen

Ordinary income: 83,120 million yen

Net income: 35,406 million yen

Total assets: 1,861,505 million yen

Net assets: 472,144 million yen

(2) Nature of share exchange 1) Type of share and exchange ratio
		Company Name	MUFG (100% parent company after share exchange)	Mitsubishi UFJ NICOS (wholly owned subsidiary after share exchange)
		Stock	Common stock	Common stock	Class 1 preferred stock
		Share Exchange Ratio	1	0.37	1.39

The shares are allotted in the ratios of 0.37 common stock of MUFG per 1 common stock of MUN, and 1.39 common stock of MUFG per 1 Class 1 stock of MUN. All the MUFG common stock exchanged are MUFG treasury stock.

2) Method used to calculate the share exchange ratios

To ensure the fairness and appropriateness of the share exchange ratios, MUFG and MUN selected Nomura Securities Co., Ltd. and KPMG FAS Co., Ltd., respectively, as independent calculation agents, and requested each agent to perform the share exchange ratios calculation. Based on the results of the calculations, both companies held careful negotiations and discussions to determine the share exchange ratios.

(3) Date on which the share exchange comes into effect

August 1, 2008

(Entering into a memorandum of understanding concerning the sale of subsidiary stock)

On May 28, 2008, MUFG and The Norinchukin Bank (“Norinchukin”) entered into a stock transfer agreement setting forth the conditions after Mitsubishi UFJ NICOS Co., Ltd. (“MUN”) became a wholly owned subsidiary of MUFG through the share exchange (taking effect on August 1, 2008). Both companies also entered into a memorandum of understanding under which 244 million common shares of MUN owned by MUFG will be transferred to Norinchukin. Once the transfer comes into effect, MUN will become an equity method investee of Norinchukin.

For the six months ended September 30, 2007			For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(7)    Fraction less than one share arising from the exercise of the Stock Acquisition Rights:

If there are any fractions i.e. less than one share, in the number of shares to be granted to a holder of the Stock Acquisition Rights (the “Holder”) who exercises the Stock Acquisition Rights, such fractions shall be rounded down.

(8)    Conditions for the exercise of the Stock Acquisition Rights:

A Holder may exercise the Stock Acquisition Rights which have been allotted based on his or her status as a director or an executive officer of MUFG, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or Mitsubishi UFJ Trust and Banking Corporation, on and after the day immediately following the date on which the Holder loses such status. The Holder may exercise the Stock Acquisition Rights which have been allotted based on his or her status as a corporate auditor of MUFG, The Bank of Tokyo-Mitsubishi UFJ, Ltd., or Mitsubishi UFJ Trust and Banking Corporation, on and after the day immediately following the date on which the holder loses such status.

(9)    The amount to be paid upon exercising the Stock Acquisition Rights (issue price):

1,032 yen per share

(10) Date on which the Stock Acquisition Rights shall be allotted:

December 6, 2007

(11) Date on which payment shall be made in exchange for the Stock Acquisition Rights

The payment date shall be December 6, 2007.

(12) Individual to be allotted the Stock Acquisition Rights and the number of individuals; and the number of Stock Acquisition Rights to be allotted:

2. Acquisition date October 28, 2008 (the date on which the settlement of tender offer starts)

ACOM is expected to become a consolidated subsidiary of MUFG when the agreement with MUFG concerning important decisions on financial, operational or business policies of ACOM becomes effective; provided that ACOM and its subsidiaries cease to operate their current active businesses that are not permitted to operate as a consolidated subsidiary of MUFG due to restrictions under applicable laws and regulations such as the Banking Law.

It is expected that goodwill will be recognized in the MUFG’s consolidated financial statements due to the increase in MUFG’s equity interest as a result of the tender offer, but its value is yet to be determined.

(Investments in Morgan Stanley)

MUFG resolved at the Board of Directors meeting held on October 13, 2008 to invest approximately USD 9 billion in Morgan Stanley with purposes of forming a capital alliance, and becoming strategic partners; and on the same day, acquired 20.9% of Morgan Stanley’s potential voting rights (the investment ratio of fully-diluted common stock).

1. Overview of the investment

(1) Convertible preferred stock:

Number of shares: 7,839,209 shares

Total amount of stock acquired: USD 7,839,209 thousand (806,027 million yen)

Expenses directly associated with the acquisition are not included in the total amount of stock acquired since amounts are yet to be determined.

Annual dividend yield: 10%

With/without voting rights: Without voting rights

Conversion price: USD25.25

Individuals to be allotted Stock Acquisition Rights	Number of individuals to be allocated	Number of Stock Acquisition Rights to be allotted
Directors, corporate auditors and executive officers of MUFG	59	2,876
Directors, corporate auditors and executive officers of The Bank of Tokyo-Mitsubishi UFJ, Ltd.	80	15,908
Directors, corporate auditors and executive officers of Mitsubishi UFJ Trust and Banking Corporation	50	9,196

Total	189	27,980

For the six months ended September 30, 2007			For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Redemption of preferred securities)

MUFG, at the Board of Directors meeting held on November 21, 2007, resolved to authorize the redemption in full of preferred securities issued by UFJ Capital Finance 4 Limited, a subsidiary of MUFG.

A summary of the preferred securities to be redeemed is as follows:

The expected redemption date is January 25, 2008.

Mandatory conversion term:

One year after the issuance, 50% of the preferred stock is to be converted into common stock provided that the price of Morgan Stanley’s common stock exceeds the conversion price by 150% for 20 or more trading days out of 30 trading days. Two years after the issuance, all remaining preferred stock will be converted into common stock under the same condition subject to approval by the shareholders.

Issuer	UFJ Capital Finance 4 Limited		(2) Redeemable preferred stock:

Type of securities	Series A Non-cumulative/floating rate dividend preferred securities	Series B Non-cumulative/fixed rate dividend preferred securities	Number of shares: 1,160,791 shares Total amount of stock acquired: USD 1,160,791 thousand (119,352 million yen) Expenses directly associated with the
	The holders of the preferred securities have priority in the liquidation payouts, which are pari pasu with those of the most senior priority preferred stock issued by MUFG.		acquisition are not included in the total amount of stock acquired since amounts are not determined yet. Annual dividend yield: 10% With/without voting rights: Without voting rights

Maturity	No maturity However, the issuer at its option may redeem all or a portion of the preferred securities at the dividend payment date on or after January 2008.		Redemption term: Morgan Stanley holds the right to redeem the stock at 110% of its face value three years after the issuance date.

Dividends	Non-cumulative at a floating rate	Non-cumulative at a fixed rate	2. Overview of Morgan Stanley Trade name: Morgan Stanley

Total Issue Amount	94.5 billion yen	11.5 billion yen	Primary business: Securities business

Payment Date	September 26, 2002	September 26, 2002	Financial data (on a consolidated basis as of November 30, 2007)

Redemption Amount	94.5 billion yen	11.5 billion yen	Total revenue USD 85,328 million

Redemption Price	10,000,000 yen per face (equal to the payment amount)

Net income    USD 3,209 million

Total assets    USD 1,045,409 million

Shareholders’ equity    USD 31,269 million

(Issuance of preferred stock through a third-party allotment)

To aim for further enhanced stabilization of its financial base and further corporate growth through capital reinforcement, MUFG resolved, at the Board of Directors meeting held on October 27, 2008, to issue new preferred stock through a third-party allotment. Preferred stock was issued on November 17, 2008.

(Issuance of preferred securities)

MUFG resolved, at the Board of Directors meeting held on November 29, 2007, to establish MUFG Capital Finance 6 Limited, a wholly-owned company of MUFG in the Cayman Islands, for the purpose of issuing preferred securities to enhance the flexibility of the future capital policy. Payments for common stock of MUFG Capital Finance 6 Limited were completed on December 13, 2007.

For the six months ended September 30, 2007	For the six months ended September 30, 2008		For the fiscal year ended March 31, 2008

A summary of the issued preferred securities is as follows:

Issuer    MUFG Capital Finance 6 Limited

A special purpose subsidiary which is newly incorporated in the Cayman Islands under the laws of the Cayman Islands and whose voting rights are wholly-owned by MUFG

Type of securities    Non-cumulative Japanese Yen - denominated dividend/perpetual preferred securities

A right to convert into the common stock of MUFG is not granted.

Total issue amount    150 billion yen

Dividend yield    3.52% per year

(fixed up to January, 2018)

Floating after January, 2018

Issue price    10,000,000 yen per face

Payment date    December 13, 2007

Purpose of fund    To increase the capital of The Bank of Tokyo-Mitsubishi UFJ, Ltd., a consolidated subsidiary of MUFG

Priority    The right to claim liquidation payouts from the preferred securities is substantially subordinated to the general creditors and subordinated creditors of MUFG, senior to common stock, and pari pasu to the preferred stock.

Form of issuance    Domestic private offering

(limited to qualified institutional investors)

Underwriter    Mitsubishi UFJ Securities Co., Ltd.

Nomura Securities Co., Ltd.

1.     Nature of preferred stock

(1) Type and number of shares to be offered:

Preferred Stock

First series of class 5

156,000,000 shares

(2) Amount to be paid per share: 2,500 yen per share

(3) Aggregate amount to be paid: 390,000 million yen

(4) Amounts of capital and capital reserve to be increased:

Capital amount to be increased: 195,000 million yen (1,250 yen per share)

Capital reserve to be increased: 195,000 million yen (1,250 yen per share)

(5) Preferred dividends

MUFG pays cash dividends of 115 yen per share from the retained earnings (with respect to preferred dividends on preferred shares with a record date on March 31, 2009, 43 yen per share) to preferred shareholders or registered stock pledgees of the preferred stock whose names were entered or recorded in the latest shareholder register as of March 31 each year, in priority to the common shareholders or registered stock pledgees of the common stock. However, if MUFG has paid preferred interim dividends in the fiscal year, the amount paid will be deducted from the cash dividends.

(6)    Terms and conditions of purchase

After the issuance of the preferred stock, on or after April 1, 2014, MUFG may purchase all or a part of the preferred shares in exchange for cash (2,500 yen per share) on a certain date separately determined by a resolution at the Board of Directors meeting held after the issuance of preferred stock.

This preferred stock is a “bond type” preferred stock which grants no conversion right to common stock to its holders and accordingly does not have a dilutive effect on the common stock.

2.     Allottee

	Allottee	Number of shares allotted
	Nippon Life Insurance Company	40,000,000 shares
	Meiji Yasuda Life Insurance Company	40,000,000 shares
	TAIYO LIFE INSURANCE COMPANY	20,000,000 shares
	Daido Life Insurance Company	20,000,000 shares
	Tokio Marine & Nichido Fire Insurance Co., Ltd.	20,000,000 shares
	NIPPONKOA INSURANCE	12,000,000 shares
	Aioi Insurance Co., Ltd.	4,000,000 shares

	Total	156,000,000 shares
3. Purpose of proceeds All of the proceeds are for general business funding purposes.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Issuance of new shares and secondary offerings of shares by way of sale of treasury stock etc.)

MUFG resolved, at the Board of Directors meeting held on November 18, 2008, the issuance of new shares, the sale of treasury shares and the secondary offering of MUFG shares as follows:

1.     Issuance of new shares by way of offering

(1)    Class and number of shares offered 634,800,000 shares of common stock of MUFG

1)    Shares subject to underwriting by underwriters for Japanese public offering and overseas offering: 569,700,000 shares (Japanese market: 234,800,000 shares; Overseas markets: 334,900,000 shares)

2)    Shares subject to purchase options to be granted to U.S. underwriters and international underwriters for the purchase of additionally issued shares: 65,100,000 shares (maximum)

(2)    Method of determination of the amount to be paid

The amount to be paid will be determined on the date of determination of the issue price and other matters (which may be any day in the period from December 8, 2008 to December 10, 2008) (the “Determination Date”) in accordance with the method stated in Article 22 of the Regulations concerning Underwriting of Securities, etc. provided by the Japan Securities Dealers Association (“JSDA”).

(3)    Amount of stated capital and additional paid-in capital to be increased

The amount of stated capital to be increased shall be half of the maximum increased amount of stated capital, as calculated in accordance with the provisions of Article 37, Paragraph 1 of the Rules of Account Settlement of Corporations with any fraction less than one yen resulting from the calculation being rounded up to the nearest one yen. The amount of the additional paid-in capital to be increased shall be the amount obtainable by subtracting the relevant amount of stated capital to be increased from the relevant maximum amount of stated capital increase.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(4)    Method of offering

1)    Japanese public offering

Japanese public offering:

Nomura Securities Co., Ltd. (the “Initial Underwriter”) shall underwrite and purchase all of the new shares; and the underwriting syndicate led by Mitsubishi UFJ Securities Co., Ltd. (“MUS”) and Nomura Securities Co., Ltd. as representatives of the Japanese Underwriters (the “Japanese Underwriters”) shall handle the public offering of the shares. In the case where shares remain, the Japanese Underwriters shall jointly and severally subscribe for such shares from the Initial Underwriter.

2)    Overseas offering

•    U.S. Offering: For the purpose of the offering in the U.S. and Canada (the “U.S. Offering”), the aggregate number of shares (provisionally 134,000,000 shares) shall be severally purchased by the U.S. underwriters (underwriters led by Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Nomura Securities International, Inc. as the representatives of the underwriters). MUFG shall grant these underwriters an option to purchase additionally issued shares up to an aggregate of 26,000,000 shares, provisionally.

•    International offering: For the purpose of the offering in the international markets mainly in Europe (excluding the U.S. and Canada), the aggregate number of shares (provisionally 200,900,000 shares) shall be severally purchased by the underwriters (led by Morgan Stanley & Co. International plc, J.P. Morgan Securities Ltd. and Nomura International plc as the representatives of the underwriters). MUFG shall grant these underwriters an option to purchase additionally issued shares up to an aggregate of 39,100,000 shares, provisionally.

3)    Breakdown of number of shares to be offered

The final number of shares to be allotted among the Japanese public offering, the U.S. offering and the International offering is to be determined on the Determination Date.

4)    Joint Global Coordinators

Morgan Stanley Japan Securities Co., Ltd. and Nomura Securities Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

5)    Co-Global Coordinators

Mitsubishi UFJ Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd.

6)    Issue price

The issue price with regard to each offering mentioned in 1) and 2) above shall be determined on the Determination Date, based on the preliminary pricing terms calculated by multiplying the closing price in regular trading of the shares on the Tokyo Stock Exchange on the Determination Date (or, if no closing price is quoted, the closing price of the immediately preceding date) by 0.90-1.00 (with any fraction less than one yen being rounded down), in accordance with the method stated in Article 22 of the Regulations concerning Underwriting of Securities, etc. provided by the JSDA, taking into account market demand and other conditions.

7)    Underwriting fee

MUFG shall not pay any underwriting fees to the underwriters. The aggregate amount of the difference between the issue price for the shares and the amounts to be paid by the underwriters for the shares shall be the proceeds to the underwriters.

(5)    Subscription period (in Japan)

The subscription period shall be from the next business day after the Determination Date to the second business day immediately following the Determination Date.

(6)    Payment date

The payment date shall be any day in the period from December 15, 2008 to December 17, 2008, provided, however, that such day shall be the fifth business day immediately following the Determination Date.

(7)    Subscription unit

100 shares

(8)    Use of proceeds

The entire proceeds, which is the sum of estimated proceeds from the secondary offering of shares through the sale of treasury shares stated in “2. Secondary offering of shares by way of sale of treasury shares” below and the issuance of the new shares through third-party allotment stated in “4. Issuance of new shares by way of third-party allotment” below, are expected to be used for general corporate purposes.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

2.     Secondary offering of shares by way of sale of treasury shares

(1)    Class and number of shares to be sold 300,000,000 shares of common stock of MUFG. (Japanese market: 200,000,000 shares; Overseas markets: 100,000,000 shares)

(2)    Method of determination of the amount to be paid

The amount to be paid will be determined on the Determination Date by the same method as stated in 1. (2) above. The amount to be paid shall be the same as the amount to be paid in respect of the public offering mentioned in 1. (2) above.

(3)    Method of secondary offering

1)    Japanese secondary offering by way of underwriting by underwriters

The Initial Underwriter shall underwrite and purchase all of the treasury shares and the Japanese Underwriters shall handle the secondary offering of the shares. Moreover, in the case where shares remain, the Japanese Underwriters shall jointly and severally subscribe for such shares from the Initial Underwriter.

2)    Overseas secondary offering

•    U.S. secondary offering: The aggregate number of shares (provisionally 40,000,000 shares) shall be severally purchased by the U.S. underwriters for the purpose of the secondary offering in U.S. and Canada.

•    International secondary offering: The aggregate number of shares (provisionally 60,000,000 shares) shall be severally purchased by International Underwriters for the purpose of the secondary offering in the international markets mainly in Europe (excluding U.S. and Canada).

3)    Breakdown of number of shares to be reissued

The final number of shares to be allotted among the secondary offerings described in “(1) Class and number of shares to be sold” above is determined on the Determination Date.

4)    Selling price

The selling price with regard to each secondary offering mentioned in 1) and 2) above shall be determined on the Determination Date, based on the preliminary pricing terms calculated by multiplying the

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

closing price in regular trading of the shares on the Tokyo Stock Exchange on the Determination Date (or, if no closing price is quoted, the closing price of the immediately preceding date) by 0.90-1.00 (with any fraction less than one yen being rounded down), taking into account market demand and other conditions as mentioned in 1. (4) 6) above; provided, however, that the selling price shall be the same as the issue price in respect of the public offering mentioned in 1. (4) 6) above.

5)    Underwriting fee

MUFG shall not pay any underwriting fees to the underwriters. The aggregate amount of the difference between the sale price for the shares and the amounts to be paid by the underwriters for the shares shall be the proceeds to the underwriters.

(4)    Subscription Period (in Japan)

The subscription period shall be the same as the subscription period with respect of public offering stated in 1. (5) above.

(5)    Payment date

The payment date shall be the same as the payment date with respect of public offering stated in 1. (6) above.

(6)    Delivery date

The delivery date shall be any day in the period from December 16, 2008 to December 18, 2008; provided, however, that such day shall be the day immediately following the payment date mentioned in (5) above.

(7)    Subscription unit

100 shares

3.     Secondary offering of MUFG common stock (Japanese secondary offering by way of over-allotment)

(1)    Class and number of shares to be sold 65,200,000 shares of common stock of MUFG (maximum)

The above number may decrease, or the secondary offering by way of over-allotment may be cancelled entirely, depending on market demand and other conditions. The number of shares to be sold shall be determined on the Determination Date, taking into account market demand and other conditions.

(2)    Seller

Nomura Securities Co., Ltd.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(3)    Selling price

Undetermined (The selling price will be determined on the Determination Date; provided, however, that such selling price shall be the same as the selling price for the secondary offering of shares by way of sale of treasury shares mentioned in 2 (3) 4) above.)

(4)    Method of secondary offering

Taking into account market demand and other conditions for the Japanese public offering and the Japanese secondary offering by way of underwriting, Nomura Securities Co., Ltd. will make a secondary offering of shares that it borrows from certain shareholders of MUFG.

(5)    Subscription period

The subscription period shall be the same as the subscription period (in Japan) in respect of the secondary offering of shares by way of sale of treasury shares mentioned in 2. (4) above.

(6)    Delivery date

The delivery date shall be the same as the delivery date in respect of the secondary offering of shares by way of sale of treasury shares mentioned in 2. (6) above.

(7)    Subscription unit

100 shares

4.     Issuance of new shares by way of third-party allotment

(1)    Class and number of offered shares 65,200,000 shares of common stock of MUFG

(2)    Method of determination of the amounts to be paid

The amount to be paid will be determined on the Determination Date mentioned in 1. (2) above; provided, however, that such amount to be paid shall be the same as the amount to be paid in respect of the public offering mentioned in 1. (2) above.

(3)    Amounts of stated capital and additional paid-in-capital to be increased

The amount of stated capital to be increased shall be half of the maximum increased amount of stated capital, as calculated in accordance with the provisions of Article 37, Paragraph 1 of the Rules of Account Settlement of Corporations with any fraction less than one yen resulting from the calculation being rounded up to the nearest one yen. The amount of the additional paid-in capital to be increased shall be the amount obtainable by subtracting the relevant amount of stated capital to be increased from the relevant maximum amount of stated capital increase.

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(4)    Allottee

Nomura Securities Co., Ltd.

(5)    Subscription period

January 13, 2009

(6)    Payment date

January 14, 2009

(7)    Subscription unit

100 shares

(8)    Shares not subscribed within the subscription period mentioned in (5) above shall not be issued.

(Additional Information)

For the six months ended September 30, 2007	For the six months ended September 30, 2008	For the fiscal year ended March 31, 2008

(Acceptance of third-party allotment of new shares from Mitsubishi UFJ NICOS Co., Ltd.)

MUFG resolved, at the Board of Directors meeting held on September 20, 2007, to accept the entire third-party allotment of new shares from Mitsubishi UFJ NICOS Co., Ltd., and subsequently acquired 400,000,000 common shares on November 6, 2007.

Overview of the third-party allotment:

Payment date: November 6, 2007

Total amount of payment: 120,000 million yen

Outstanding shares before the capital increase: 1,022,924,559 shares

Shares issued through the capital increase: 400,000,000 shares

Outstanding shares after the capital increase: 1,422,924,559 shares

Allottee: Mitsubishi UFJ Financial Group, Inc.

As a result of this transaction, 21,688 million yen of goodwill has been recognized in the consolidated balance sheet.

(Repurchase of treasury stock)

MUFG resolved, at the Board of Directors meeting held on October 31, 2007, to repurchase its treasury stock in order to improve capital efficiency and expedite the implementation of flexible capital policies in response to the business environment.

Overview of repurchase:

Type of stock: Common stock

Total number of shares to be repurchased:

Up to 150,000,000 shares

Total repurchase amount: Up to 150,000 million yen

Repurchase period: From December 3, 2007 to March 24, 2008

The repurchase of treasury stock was completed on December 13, 2007 pursuant to the resolution described above. Results of the repurchase are as follows:

Total number of shares repurchased: 126,513,900 shares

Total repurchase amount:

149,999,921,400 yen

Repurchase period: From December 3, 2007 to December 13, 2007

3.	Other

(1)	Statement of Income for the six months ended September 30, 2008

The statement of income for the six months ended September 30, 2008, has not been audited as MUFG falls under the category of a Specified Business Corporation (Tokutei Jigyo Gaisya; a company that is engaged in businesses set forth in Article 17-5-2 of the Cabinet Office Ordinance concerning Disclosure of Public Companies).

	(in million of yen)
	Note number	For the six months ended September 30, 2008
Ordinary income:		1,487,113
Interest income		923,619
(Interest on loans and bills discounted)		570,076
(Interest and dividends on securities)		196,996
Trust fees		34,721
Fees and commissions		309,731
Trading income		79,273
Other business income		68,823
Other ordinary income	*1	70,943
Ordinary expenses:		1,395,859
Interest expenses		423,302
(Interest on deposits)		181,905
Fees and commissions		43,999
Trading expenses		(1,689)
Other business expenses		55,495
General and administrative expenses		524,160
Other ordinary expenses	*2	350,590

Ordinary profits		91,253

Extraordinary gains		44,350
Gains on disposition of fixed assets		6,159
Gains on loans written-off		6,773
Reversal of reserve for contingent liabilities from financial instruments transactions		(0)
Gains on sale of equity securities of subsidiaries		32,814
Reversal of reserve for contingent losses		(1,396)
Extraordinary losses		53,254
Losses on disposition of fixed assets		4,409
Impairment losses on fixed assets		1,383
Expenses relating to systems integration		47,198
Provision for reserve for losses relating to business restructuring at subsidiaries		197
Impact of the adoption of the accounting standard for lease transactions		65

Income before income taxes and others		82,349

Income taxes—current		31,238
Income taxes—deferred		(12,503)

Total taxes		18,735

Minority interests		22,787

Net income		40,827

For the six months ended September 30, 2008
*1. Other ordinary income includes 52,356 million yen of gains on sales of equity securities.

*2. Other ordinary expenses includes 79,783 million yen of provision of allowance for credit losses, 114,262 million yen of loan write-offs, and 116,561 million yen of write-downs of equity securities.